Filed Pursuant to Rule 424(b)(5)

Registration No. 333-125307

PROSPECTUS SUPPLEMENT dated November 3, 2005

(To Prospectus dated November 3, 2005)

$493,127,000 (Approximate)

SG Mortgage Securities Trust 2005-OPT1

Asset-Backed Certificates, Series 2005-OPT1

SG Mortgage Securities, LLC

Depositor

Option One Mortgage Corporation

Servicer

Consider carefully the risk factors beginning on page S-12 in this prospectus supplement. The certificates represent obligations of the trust only and do not represent an interest in or obligation of SG Mortgage Securities, LLC or any of its affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Only the fourteen classes of certificates identified below are being offered by this prospectus supplement and the accompanying prospectus.

The Class A and Mezzanine Certificates

■	Represent ownership interests in a trust consisting primarily of a pool of closed-end, first and second lien fixed-rate and adjustable-rate residential mortgages or deeds of trust on residential one- to four-family properties.
■	Each of the classes of certificates listed below will accrue interest at a rate equal to one-month LIBOR plus a specified margin, subject to certain limitations described in this prospectus supplement.

Credit Enhancement

■	Subordination as described in this prospectus supplement under “Description of the Certificates—Credit Enhancement.”
■	Overcollateralization as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”
■	Excess Interest as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”
■	An interest rate swap agreement as described in this prospectus supplement under “Description of the Certificates—Interest Rate Swap Agreement and the Swap Provider.”
■	A yield maintenance agreement as described in this prospectus supplement under “Description of the Certificates—Yield Maintenance Agreement and the Yield Maintenance Agreement Provider.”

Class	Original Certificate Principal Balance	Pass-Through Rate(1)(2)	Underwriting Price to Public	Discount	Proceeds to the Depositor(3)
Class A-1	$191,024,000	Variable	100.00000%	0.25000%	99.75000%
Class A-2	$182,755,000	Variable	100.00000%	0.25000%	99.75000%
Class A-3	$27,628,000	Variable	100.00000%	0.25000%	99.75000%
Class M-1	$17,135,000	Variable	100.00000%	0.25000%	99.75000%
Class M-2	$16,379,000	Variable	100.00000%	0.25000%	99.75000%
Class M-3	$9,575,000	Variable	100.00000%	0.25000%	99.75000%
Class M-4	$8,819,000	Variable	100.00000%	0.25000%	99.75000%
Class M-5	$7,811,000	Variable	100.00000%	0.25000%	99.75000%
Class M-6	$7,559,000	Variable	100.00000%	0.25000%	99.75000%
Class M-7	$6,803,000	Variable	100.00000%	0.25000%	99.75000%
Class M-8	$6,047,000	Variable	100.00000%	0.25000%	99.75000%
Class M-9	$4,032,000	Variable	100.00000%	0.25000%	99.75000%
Class M-10	$2,520,000	Variable	87.19343%	0.25000%	86.94343%
Class M-11	$5,040,000	Variable	79.39123%	0.25000%	79.14123%

(1)	Determined as provided herein.
(2)	Subject to increase after the optional termination date and subject to certain limitations described herein.
(3)	Before deducting expenses estimated to be $600,000.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Delivery of the Class A and Mezzanine Certificates will be made in book-entry form through the facilities of The Depository Trust Company and upon request, through Clearstream Banking Luxembourg and the Euroclear Bank SA/NV on or about November 8, 2005.

Bear, Stearns & Co. Inc.	SG Corporate & Investment Banking

(Joint Lead Managers)

November 3, 2005

Forward-Looking Statements

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Accordingly, what happens may be different from what we predict in our forward-looking statements.

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand the terms of the Class A and Mezzanine Certificates, read carefully this entire document and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

Offered Certificates	On the Closing Date, SG Mortgage Securities Trust 2005-OPT1 will issue twenty classes of certificates, fourteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of fixed-rate and adjustable-rate mortgage loans having the characteristics described in this prospectus supplement. The classes of certificates listed on the cover page of this prospectus supplement are the only classes of offered certificates.

The Class A and Mezzanine Certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or except in the case of the Class M-12 and Class M-13 Certificates upon request, through Clearstream Banking Luxembourg and the Euroclear Bank SA/NV (in Europe) in minimum denominations of $100,000.

Other Certificates	The trust will issue six additional classes of certificates. These certificates will be designated as the Class M-12 Certificates, Class M-13 Certificates, Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates and are not being offered to the public by this prospectus supplement and the accompanying prospectus. Any information about the non-offered certificates presented in this prospectus supplement is presented only to provide a better understanding of the Offered Certificates.

The Class CE Certificates will have an initial certificate principal balance of approximately $3,528,219 which approximates the initial overcollateralization required by the pooling agreement. The Class CE Certificates initially evidence an interest of approximately 0.70% in the trust. The Class CE Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

The Class P Certificates will have an original principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

The Class R Certificates and Class R-X Certificates will not have original principal balances and represent the sole class of residual interests in the related REMIC. The Class R Certificates and the Class R-X Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

We refer you to “Description of the Certificates—General,” “—Book-Entry Certificates” and “The Mortgage Pool” in this prospectus supplement.

Issuer	SG Mortgage Securities Trust 2005-OPT1. The trust will be established under a pooling and servicing agreement among SG Mortgage Securities, LLC, as depositor, Option One Mortgage Corporation, as servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, National Association, as trustee.

Depositor	SG Mortgage Securities, LLC, a Delaware limited liability company and a wholly owned subsidiary of SG Mortgage Finance Corp. Its office is currently located at 1221 Avenue of the Americas, New York, New York 10020. We refer you to “The Depositor” in the prospectus for additional information.

Originator and Servicer	Option One Mortgage Corporation, a California corporation. Its office is currently located at 3 Ada, Irvine, CA 92618. We refer you to “The Originator and the Servicer” in this prospectus supplement for additional information.

Master Servicer and Securities Administrator	Wells Fargo Bank, N.A., a national banking association. Its master servicing office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. We refer you to “The Master Servicer” and “The Securities Administrator” in this prospectus supplement for additional information.

Seller	SG Mortgage Finance Corp., a Delaware corporation. We refer you to “The Seller” in this prospectus supplement for additional information.

Trustee	HSBC Bank USA, National Association, a national banking association. Its corporate trust office is located at 452 Fifth Avenue, New York, New York 10018. We refer you to “The Pooling Agreement—The Trustee” in this prospectus supplement for additional information.

Custodian	Wells Fargo Bank, N.A., a national banking association. We refer you to “The Custodian” in this prospectus supplement for additional information.

Credit Risk Manager	Pentalpha Surveillance LLC, a Delaware corporation. Its office is currently located at One Greenwich Office Park North, Greenwich, CT 06831. We refer you to “The Credit Risk Manager” in this prospectus supplement for additional information.

Relevant Dates

Cut-off Date	November 1, 2005.

Closing Date	November 8, 2005.

Distribution Date	The 25th day of each month or, if that day is not a business day, the next business day, beginning in December 2005.

Record Date	In the case of any certificate held in book-entry form, the business day preceding the distribution date. In the case of any certificate held in registered, certificated form, the last business day of the month immediately preceding the month in which the distribution date occurs.

Non-Offered Certificates	Class M-12, Class M-13, Class CE, Class P, Class R and Class R-X.

Class A Certificates	Class A-1, Class A-2 and Class A-3.

Mezzanine Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and the Class M-13.

Subordinate Certificates	Mezzanine and Class CE.

Residual Certificates	Class R and Class R-X.

Mortgage Loans

On the Closing Date, the trust will acquire a pool of closed-end, first and second lien fixed-rate and adjustable-rate subprime mortgage loans. The mortgage pool will consist of approximately 2,753 fixed-rate and adjustable-rate mortgage loans having an aggregate outstanding principal balance as of the Cut-off Date of approximately $503,963,318.58 (the “Mortgage Loans”).

The statistical information in this prospectus supplement reflects the characteristics of the Mortgage Loans included in the mortgage pool as of the Cut-off Date. After the date of this prospectus supplement and on or prior to the Closing Date, additional mortgage loans may be added to the mortgage pool and some Mortgage Loans may be removed from the mortgage pool, as described under “The Mortgage Pool” in this prospectus supplement. However, the removal and inclusion of such other mortgage loans will not materially alter the characteristics of the mortgage loans as described in the prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

The Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Mortgage Loans with Prepayment Charges:	71.69%
Fixed-Rate Mortgage Loans:	15.98%
Adjustable-Rate Mortgage Loans:	84.02%
Second lien Mortgage Loans:	0.93%
Range of Remaining Term to Stated Maturities (months):	117 — 358
Weighted Average Remaining Term to Stated Maturity (months):	356
Range of Original Principal Balances:	$45,000.00 — $1,120,000.00
Average Original Principal Balance:	$183,431.93
Range of Outstanding Principal Balances:	$44,956.44 — $1,117,224.28
Average Outstanding Principal Balance:	$183,059.69
Range of Current Mortgage Rates:	4.990% — 12.450%
Weighted Average Current Mortgage Rate:	7.412%
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	5.514%
Weighted Average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	13.376%
Weighted Average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	7.373%
Weighted Average Initial Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	2.996%
Weighted Average Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	1.001%
Weighted Average Time Until Next Adjustment Date of the Adjustable-Rate Mortgage Loans (months):	21

Geographic Concentrations in Excess of 5%:

CA	18.18%
FL	9.59%
NY	8.66%
MA	6.80%
TX	5.93%
NJ	5.43%

Distribution Dates

The Securities Administrator will make distributions on the certificates on the 25th day of each calendar month beginning in December 2005 (each, a “Distribution Date”) to the holder of record of the certificates as of the related record date.

Distributions on the Certificates

Interest Distributions

The pass-through rates for the Class A and Mezzanine Certificates will be calculated at the per annum rate of one-month LIBOR plus the related percentage as set forth below, subject to the limitations set forth in this prospectus supplement.

Class	(1)	(2)
A-1	0.100%	0.200%
A-2	0.260%	0.520%
A-3	0.350%	0.700%
M-1	0.430%	0.645%
M-2	0.450%	0.675%
M-3	0.470%	0.705%
M-4	0.590%	0.885%
M-5	0.630%	0.945%
M-6	0.680%	1.020%
M-7	1.130%	1.695%
M-8	1.250%	1.875%
M-9	1.650%	2.475%
M-10	2.250%	3.375%
M-11	2.250%	3.375%
M-12	2.250%	3.375%
M-13	2.250%	3.375%

(1)	For the accrual period for each Distribution Date up to and including the first possible Optional Termination Date, as defined in this prospectus supplement under “The Pooling Agreement—Termination.”

(2)	For the accrual period for each Distribution Date after the first possible Optional Termination Date.

We refer you to “Description of the Certificates—Pass-Through Rates” in this prospectus supplement for additional information.

Interest distributable on the certificates accrues during an accrual period. The accrual period for the Class A and Mezzanine Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first accrual period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A and Mezzanine Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Class A and Mezzanine Certificates will accrue interest on their certificate principal balance outstanding immediately prior to each Distribution Date.

The Class CE Certificates will accrue interest as provided in the pooling agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

We refer you to “Description of the Certificates” in this prospectus supplement for additional information.

Principal Distributions

Principal will be distributed to holders of the Class A and Mezzanine Certificates on each Distribution Date in the amounts described herein under “Description of the Certificates—Allocation of Available Funds.”

Distribution Priorities

Class A Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Mortgage Loans will be distributed as follows:

Interest Distributions to distribute interest on the Class A Certificates on a pro rata basis based on the entitlement of each such class; and

Principal Distributions to distribute principal on the Class A Certificates, but only in the amounts and to the extent described herein.

Mezzanine Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Mortgage Loans, after the distributions on the Class A Certificates described above, will be distributed as follows:

Interest Distributions to distribute interest on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein; and

Principal Distributions to distribute principal on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein.

We refer you to “Description of the Certificates” in this prospectus supplement for additional information.

Advances

The Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under “The Pooling Agreement—Advances”. To the extent provided in the pooling agreement, the Master Servicer will be obligated to make any required delinquency advances that the Servicer is required to make under the Pooling Agreement if the Servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

We refer you to “The Pooling Agreement—Advances” in this prospectus supplement and “Description of the Securities—Advances” in the prospectus for additional information.

Optional Termination

The Servicer may purchase all of the Mortgage Loans and any REO Properties and retire the certificates when the aggregate principal balance of the Mortgage Loans in the mortgage pool is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

We refer you to “The Pooling Agreement—Termination” and “Description of the Certificates—Pass-Through Rates” in this prospectus supplement and “The Agreements—Termination; Retirement of Securities” in the prospectus for additional information.

Credit Enhancement

1.	Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

The rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations. The rights of the holders of the Class CE Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

We refer you to “Description of the Certificates—Credit Enhancement” in this prospectus supplement for additional information.

2.	Excess Interest

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization Provisions” in this prospectus supplement for additional information.

3.	Overcollateralization

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by approximately $3,528,219 which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately 0.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided under the pooling agreement. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We refer you to “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement for additional information.

4.	Allocation of Losses

If, on any Distribution Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions,” then realized losses on the Mortgage Loans will be allocated to reduce the certificate principal balance of each class of Mezzanine Certificates, in reverse numerical order until the certificate principal balance of each such class has been reduced to zero. The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates; however investors in the Class A Certificates should realize that under certain loss scenarios there may not be enough interest and principal on the Mortgage Loans to distribute all interest and principal amounts to which such certificates are then entitled.

Once realized losses are allocated to the Mezzanine Certificates such realized losses will not be reinstated thereafter (except to the extent of Subsequent Recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—Interest Rate Swap Agreement and the Swap Provider” and “—the Swap Account” in this prospectus supplement.

We refer you to “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement for additional information.

5.	Interest Rate Swap Agreement

The Securities Administrator on behalf of the Trust will enter into an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) with Deutsche Bank AG, New York Branch, as swap provider (the “Swap Provider”). Under the Interest Rate Swap Agreement, on each Distribution Date starting from the Distribution Date in June 2006 to (and including) the Distribution Date in November 2010, the trust will be obligated to make payments calculated at a fixed interest rate as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the

Swap Agreement Notional Balance (as defined herein) for that Distribution Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any Distribution Date during the term of the Interest Rate Swap Agreement, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date during the term of the Interest Rate Swap Agreement, the Swap Provider will make a Net Swap Payment for deposit into a segregated trust account established on the Closing Date (the “Swap Account”), as more fully described in this prospectus supplement.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that a Swap Termination Payment is due to the Swap Provider, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to any distribution to certificateholders except in the case of Swap Termination Payments due to a Swap Provider Trigger Event. See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” and “—The Swap Account” in this prospectus supplement for additional information.

Net Swap Payments and Swap Termination Payments payable by the Trust will be paid by the Trust from available funds (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

We refer you to “Description of the Certificates—Interest Rate Swap Agreement and the Swap Provider” and “—The Swap Account” in this prospectus supplement for additional information.

6.	Yield Maintenance Agreement

The holders of the Class A and Mezzanine Certificates may benefit from a series of interest rate cap payments from the yield maintenance agreement provider pursuant to a yield maintenance agreement as described in this prospectus supplement. Any amounts received by the Trust under the yield maintenance agreement may be used to cover certain realized losses, interest shortfalls, basis risk carry-forward amounts and to maintain or increase the overcollateralization amount to the required overcollateralization amount as described in this prospectus supplement.

The yield maintenance agreement will terminate after the distribution date in May 2006.

We refer you to “Description of the Certificates—Yield Maintenance Agreement and the Yield Maintenance Agreement Provider” in this prospectus supplement for additional information.

Ratings

It is a condition of the issuance of the Offered Certificates that they be assigned ratings not lower than set forth below by Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings (“Fitch”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”):

	Moody’s	Fitch	S&P
A-1	Aaa	AAA	AAA
A-2	Aaa	AAA	AAA
A-3	Aaa	AAA	AAA
M-1	Aa1	AA+	AA+
M-2	Aa2	AA	AA
M-3	Aa3	AA-	AA-
M-4	A1	AA-	AA-
M-5	A2	A+	A+
M-6	A3	A	A
M-7	Baa1	A-	A-
M-8	Baa2	BBB+	BBB+
M-9	Baa3	BBB	BBB
M-10	Ba1	BBB	BBB
M-11	Ba2	BBB-	BBB-

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

We refer you to “Ratings” in this prospectus supplement for additional information.

Tax Status

One or more elections will be made to treat designated portions of the trust (exclusive of the Interest Rate Swap Agreement, the Swap Account and the Net WAC Rate Carryover Reserve Account, as described more fully herein) as a real estate mortgage investment conduit for federal income tax purposes.

We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

Sales of Class A Certificates and Mezzanine Certificates to persons investing assets of employee benefit plans, individual retirement accounts or other retirement accounts or arrangements are prohibited. If you invest in a Class A Certificate or Mezzanine Certificate, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

We refer you to “ERISA Considerations” in this prospectus supplement and in the prospectus for additional information.

Legal Investment

The Class A and Mezzanine Certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

We refer you to “Legal Investment Considerations” in this prospectus supplement and “Legal Investment Matters” in the prospectus for additional information.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Class A and Mezzanine Certificates. References to percentages of the Mortgage Loans are by aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Unpredictability of Prepayments and Effect on Yields	Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage Loans. A prepayment of a Mortgage Loan generally will result in accelerated principal payments on the certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•      The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate Mortgage Loans, those Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on those Mortgage Loans. In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•      Approximately 71.69% of the Mortgage Loans require the mortgagor to pay a charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to three years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

• The Originator may be required to repurchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.

In addition, the Servicer may purchase or repurchase Mortgage Loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling agreement. These purchases will have the same effect on the holders of the Class A and Mezzanine Certificates as a prepayment of those Mortgage Loans.

•      The Servicer may purchase all of the Mortgage Loans when the aggregate principal balance of the Mortgage Loans in the mortgage pool is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans in the mortgage pool as of the Cut-off Date.

• If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

•      As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization as described herein, liquidations of defaulted Mortgage Loans, whether or not realized losses are allocated to the Mezzanine Certificates upon such liquidations, will result in an earlier return of principal to the Class A and Mezzanine Certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yields on those certificates.

•      The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A and Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization falls below the required level.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Certificates	The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the pooling agreement, the Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”). See “Certain Legal Aspects of Mortgage Loans and Contracts—Servicemembers Civil Relief Act” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Master Servicer or the Servicer.

Most of the Mortgage Loans Are Newly Originated and Have Little, if any, Payment History	Approximately 0.61% of the Mortgage Loans are 30-59 days delinquent in their monthly payments as of November 1, 2005. Investors should note, however, that certain of the Mortgage Loans will have a first payment date occurring after the Cut-off Date and, therefore, such Mortgage Loans could not have been delinquent in any monthly payment as of the Cut-off Date.

Hurricane Katrina, Hurricane Rita and Hurricane Wilma May Adversely Affect the Mortgage Loans	Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005. Hurricane Rita struck Texas and Louisiana and surrounding areas on September 24, 2005. Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Approximately 0.97% of the Mortgage Loans are secured by mortgaged properties located in the Federal Emergency Management Agency (“FEMA”) designated individual assistance zones.

Each of the Seller and the Originator has made various representations and warranties related to the Mortgage Loans, including the representation and warranty that the mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such mortgage loan, the Originator or the Seller, as the case may be, will be obligated to repurchase or substitute for the Mortgage Loan.

In the event that a mortgaged property is damaged on or before the closing date due to Hurricane Katrina, Hurricane Rita or Hurricane Wilma and such damage adversely effects the value of or the interests of the certificateholders in the related Mortgage Loan, the Originator or the Seller will be required to repurchase the related Mortgage Loan from the Trust. Any such repurchase would have the effect of increasing the rate of principal distribution on the certificates. We do not know how many mortgaged properties have been or may be affected by Hurricane Katrina, Hurricane Rite or Hurricane Wilma and therefore whether the payment experience on any mortgage loan may be affected.

The full economic impact of these hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A and Mezzanine Certificates or impact the weighted average lives of the Class A and Mezzanine Certificates.

Second Lien Loan Risk	Approximately 0.93% of the Mortgage Loans are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined original loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties. See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans” in the prospectus.

Interest Only Mortgage Loans	Approximately 22.25% of the Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months following origination. Interest-only mortgage loans have been originated in significant volume only recently. As a result, the long-term performance of these loans are largely unknown. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made on such Mortgage Loans for 60 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Class A and Mezzanine Certificates that are purchased at a discount. Investors should consider the fact that interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, the interest-only mortgage loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing mortgage loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

Potential Inadequacy of Credit Enhancement for the Class A and Mezzanine Certificates	The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, none of the Master Servicer, the Servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization	The weighted average of the mortgage rates on the Mortgage Loans is expected to be higher than the weighted average of the pass-through rates on the Class A and Mezzanine Certificates. The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the trust (including the Net Swap Payment, if any, or any Swap Termination Payment owed to the Swap Provider other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•      Every time a Mortgage Loan is prepaid in full or in part, liquidated or written off, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•      If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A and Mezzanine Certificates.

•      The fixed-rate Mortgage Loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate Mortgage Loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A and Mezzanine Certificates. In addition, the first adjustment of the mortgage rates for approximately 95.84% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans in the mortgage pool as of the Cut-off Date) will occur two years after the date of origination; and the first adjustment of the mortgage rates for approximately 4.01% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date) will occur three years after the date of origination. As a result, the pass-through rates on the Class A and Mezzanine Certificates may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the adjustable-rate Mortgage Loans decline. In either case, this would require that more of the interest generated by the Mortgage Loans be applied to cover interest on the Class A and Mezzanine Certificates.

•      If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Pass-Through Rates	The Class A and Mezzanine Certificates accrue interest at pass-through rates based on a one-month LIBOR index plus a specified margin, but such pass-through rates are subject to a limit. The limit on the pass-through rates on the Class A and Mezzanine Certificates is based on the weighted average of the mortgage rates on the Mortgage Loans net of certain fees and expenses of the trust (including the Net Swap Payment, if any, or any Swap Termination Payment owed to the Swap Provider other than a Swap Termination Payment due to a Swap Provider Trigger Event).

The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally two years or three years after the origination thereof. The fixed-rate Mortgage Loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A and Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Class A and Mezzanine Certificates. Some of these factors are described below.

•      The pass-through rates for the Class A and Mezzanine Certificates may adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust. Furthermore, the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates generally two years or, three years following their origination. Consequently, the limit on the pass-through rates on the Class A and Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

•      If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Class A and Mezzanine Certificates are more likely to be limited.

•      The index used to determine the mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Class A and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Class A and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rate on any class of Class A and Mezzanine Certificates is limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of such class of certificates on such Distribution Date or future Distribution Dates, to the extent that on such Distribution Dates there are available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the trust (including the Net Swap Payment, if any, or any Swap Termination Payment owed to the Swap Provider other than a Swap Termination Payment due to a Swap Provider Trigger Event).

Amounts used to pay such shortfalls on the Class A and Mezzanine Certificates may be supplemented by the Yield Maintenance Agreement and by the Interest Rate Swap Agreement to the extent the floating payment by the Swap Provider exceeds the fixed payment by the Trust on any Distribution Date, in each case to the extent such amounts are available in the priority described in this prospectus supplement. However, the amount received from the Swap Provider under the Interest Rate Swap Agreement and from the Yield Maintenance Agreement Provider under the Yield Maintenance Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates	The weighted average lives of, and the yields to maturity on the Mezzanine Certificates will be progressively more sensitive, in increasing order of their distribution priorities, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related Distribution Date, will reduce the certificate principal balance of the class of Mezzanine

Certificates then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of Subsequent Recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—Interest Rate Swap Agreement and the Swap Provider” and “—The Swap Account” in this prospectus supplement.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least December 2008 or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Furthermore, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the Mezzanine Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls	When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Servicer’s servicing compensation for the related period. The Master Servicer is required to cover any prepayment interest shortfall which the Servicer was required to cover but which the Servicer defaulted in its obligation to cover, but only to the extent set forth in the pooling agreement. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer or the Master Servicer.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicer or the Master Servicer will be allocated, first, to the interest accrued on the Class CE Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class A and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A and Mezzanine Certificates, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Reimbursement of Advances by the Servicer Could Delay Distributions on the Certificates	Under the pooling agreement, the Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the Mortgage Loans. The Servicer may make such advances from amounts held for future distribution. In addition, the Servicer may withdraw from the collection account funds that were not included in available funds for the preceding Servicer Remittance Date to reimburse itself for advances previously made. Any such amounts withdrawn by the Servicer in reimbursement of advances previously made are generally required to be replaced by the Servicer on or before the next Servicer Remittance Date, subject to subsequent withdrawal. To the extent that the Servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and Mezzanine Certificates. Furthermore, the Servicer’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans	Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage Loans with higher loan-to-value ratios may present a greater risk of loss than Mortgage Loans with loan-to-value ratios of 80% or below. Approximately 30.11% of the Mortgage Loans had loan-to-value ratios (or combined original loan-to-value ratios, in the case of second lien Mortgage Loans) in excess of 80.00%, but no more than 100.00%, at origination. Additionally, the Originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties. See “The Mortgage Pool—General” and “The Originator and the Servicer—Underwriting Standards” herein.

Simultaneous Second Lien Risk	With respect to approximately 24.82% of the Mortgage Loans, at the time of origination of the first lien Mortgage Loan, the Originator also originated a second lien mortgage loan which may or may not be included in the Trust. The weighted average original loan-to-value ratio of such Mortgage Loans is approximately 79.21%, with respect to such Mortgage Loans and the weighted average original combined loan-to-value ratio of such Mortgage Loans (including the second lien) is approximately 84.46%, with respect to such Mortgage Loans. With respect to Mortgage Loans that have second lien mortgage loans encumbering the same Mortgaged Property, foreclosure frequency may be increased relative to Mortgage Loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the Servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the Mortgage Loans discussed above that have simultaneous subordinate financing provided by the Originator, with respect to certain other Mortgage Loans, at the time of origination of the first lien Mortgage Loan, the related Mortgaged Property was also encumbered by a second lien mortgage to a mortgagee other than the Originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

Geographic Concentration	The chart presented under “Summary of Terms—Mortgage Loans” lists the states with the highest concentrations of Mortgage Loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

In addition, the conditions below will have a disproportionate impact on the Mortgage Loans based on their location:

• Economic conditions in states with high concentrations of Mortgage Loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

•      Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

•      Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans	Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•      the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

The Originator will represent that as of the Closing Date, each Mortgage Loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Originator will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under “The Pooling Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

High Cost Loans	The Originator will represent that none of the Mortgage Loans are “High Cost Loans” within the meaning of the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”) or any state law, ordinance or regulation similar to the Homeownership Act. See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans—Home Ownership Act and Similar State Laws” in the prospectus.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator’s failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Originator will be required to purchase such Mortgage Loan from the Trust.

The Originator will represent that none of the Mortgage Loans is a “high cost” mortgage loan as defined in the Georgia Fair Lending Act.

The Certificates are Obligations of the Trust Only	The certificates will not represent an interest in or obligation of the Depositor, the Seller, the Custodian, the Credit Risk Manager, the Master Servicer, the Servicer, the Originator, the Securities Administrator, the Trustee or any of their respective affiliates. Neither the certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by any other person. Proceeds of the assets included in the trust will be the sole source of distributions on the Class A and Mezzanine Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Custodian, the Credit Risk Manager, the Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Class A and Mezzanine Certificates.

The Interest Rate Swap Agreement and the Swap Provider, and the Yield Maintenance Agreement and the Yield Maintenance Agreement Provider	Any amounts received by the Securities Administrator on behalf of the Trust from the Swap Provider under the Interest Rate Swap Agreement or from the Yield Maintenance Agreement Provider under the Yield Maintenance Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating payment owed by the Swap Provider on a Distribution Date exceeds the fixed payment owed to the Swap Provider on such Distribution Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds 4.7545%. No amounts will be payable by the Yield Maintenance Agreement Provider on a Distribution Date unless the one-month LIBOR (as determined pursuant to the Yield Maintenance Agreement) exceeds 3.94563%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement or the Yield Maintenance Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders, and may reduce the Pass-Through Rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A and Mezzanine Certificates. In addition, any termination payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders. This feature may result in losses on the Certificates. Due to the priority of the applications of the Available Funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A and Mezzanine Certificates depend in part on payments to be received by the Trust under the Interest Rate Swap Agreement or the Yield Maintenance Agreement, the ability of the Securities Administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider or the Yield Maintenance Agreement Provider. The credit ratings of the Swap Provider and the Yield Maintenance Agreement Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates. See “Description of the Certificates—The Swap Agreement and the Swap Provider” in this prospectus supplement.

Lack of Liquidity	Each of SG Americas Securities, LLC and Bear, Stearns & Co. Inc. intends to make a secondary market in the classes of Offered Certificates actually purchased by it, but none of them has any obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Nature of the Mortgage Loans	The Mortgage Loans in the trust are subprime mortgage loans that were originated or acquired in accordance with the Option One Underwriting Guidelines described herein without regard to whether such Mortgage Loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the Mortgage Loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings	Each rating agency rating the Class A and Mezzanine Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Class A and Mezzanine Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Class A and Mezzanine Certificates as Investments	The Class A and Mezzanine Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The Class A and Mezzanine Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

THE MORTGAGE POOL

The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by the Originator at the time it sold the Mortgage Loans to the Seller.

The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related mortgaged properties in the Mortgage Pool as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the Class A and Mezzanine Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. The Depositor believes that the information set forth herein with respect to the Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Class A and Mezzanine Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date (the “Cut-off Date Principal Balance”). The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan. The “Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in the Mortgage Pool.

General

SG Mortgage Securities Trust 2005-OPT1 (the “Trust”) will consist of a pool (the “Mortgage Pool”) of first and second lien adjustable-rate and fixed-rate, fully-amortizing and interest-only, residential mortgage loans (the “Mortgage Loans”).

The Mortgage Loans have original terms to maturity ranging from 120 months to 360 months and a Cut-off Date Principal Balance of approximately $503,963,318.58.

All of the Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”) which create first or second liens on attached or detached one- to four-family residential properties (each, a “Mortgaged Property”). The Mortgage Pool consists of approximately 2,753 Mortgage Loans, of which approximately 99.07% are secured by first Mortgages and 0.93% are secured by second Mortgages.

The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement, dated as of the date of this prospectus supplement (the “Mortgage Loan Purchase Agreement”) among the Originator, the Seller, and the Depositor and acknowledged and agreed by Wells Fargo Bank, N.A., as interim trustee. Pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2005 (the “Pooling Agreement”), among the Depositor, the Servicer, the Securities Administrator, the Master Servicer and the Trustee, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See “The Pooling Agreement” herein.

Each of the Mortgage Loans was selected from the Seller’s portfolio of mortgage loans. The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its underwriting standards described under “The Originator and the Servicer—Underwriting Standards” in this prospectus supplement.

Under the Mortgage Loan Purchase Agreement, the Originator will make certain representations and warranties to the Depositor (which will be assigned to the Trustee) relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the Originator will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders’ interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note (each such rate, a “Mortgage Rate”). Approximately 84.02% of the Mortgage Loans are adjustable-rate Mortgage Loans (the “Adjustable-Rate Mortgage Loans”) and approximately 15.98% of the Mortgage Loans are fixed-rate Mortgage Loans (the “Fixed-Rate Mortgage Loans”).

Each of the Fixed-Rate Mortgage Loans has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

Each Adjustable-Rate Mortgage Loan accrues interest at a Mortgage Rate that is adjustable. Generally, the Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first adjustment for the Adjustable-Rate Mortgage Loans will occur after an initial period of two years, in the case of approximately 95.84% of the Adjustable-Rate Mortgage Loans or three years, in the case of approximately 4.01% of the Adjustable-Rate Mortgage Loans (any Adjustable-Rate Mortgage Loan having such a delayed first adjustment feature, a “Delayed First Adjustment Mortgage Loan”). On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR (as defined below) and a fixed percentage amount (the “Gross Margin”). The Mortgage Rate on each Adjustable-Rate Mortgage Loan will not increase or decrease by more than a stated percentage 1.000% per annum to 3.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage (1.000% per annum to 2.000% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the “Subsequent Periodic Rate Cap”). The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.996% per annum and a weighted average Subsequent Periodic Rate Cap of approximately 1.001% per annum. Each Mortgage Rate on each Adjustable-Rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Mortgage Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Mortgage Rate”). Effective with the first monthly payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage

Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such Adjustable-Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the Adjustable-Rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to fixed Mortgage Rate.

Approximately 22.25% of the Mortgage Loans (the “Interest Only Mortgage Loans”) provide that for a period of 60 months after origination, the required monthly payments are limited to accrued interest (each, an “Interest Only Period”). At the end of the Interest Only Period, the monthly payments on each such Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

Approximately 71.69% of the Mortgage Loans provides for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan having a prepayment charge provision will provide for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within a stated number of months that is between 0 and 36 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months’ interest on the amount prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any twelve-month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the Originator to impose prepayment charges, was amended, and as a result, the Originator was required to comply with state and local laws in originating mortgage loans with prepayment charge provisions after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Servicer with respect to the waiver thereof and the amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments” in the prospectus.

With respect to approximately 0.18% of the Mortgage Loans (the “Rate Reduction Mortgage Loans”), if the related borrower makes twenty-four consecutive on-time payments prior to the fourth annual anniversary of the first monthly payment due date and has not had more than one monthly payment that was not an on-time payment, the related Mortgage Rate will be reduced by 1.00%. An on-time payment is defined as one made before the next scheduled payment is due. Any Mortgage Rate reduction earned will be maintained for the life of the loan.

The Index. With respect to the Adjustable-Rate Mortgage Loans, the “Index” is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the Western Edition of The Wall Street Journal (“Six-Month LIBOR”). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Mortgage Loans Statistics

The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Mortgage Loans as of the Cut-off Date.

Approximately 99.98% of the Mortgage Loans have a Due Date of the first day of the month (the “Due Date”).

None of the Mortgage Loans had a first Due Date prior to August 1, 2005 or after October 1, 2005 or will have a remaining term to maturity of less than 117 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is September 1, 2035.

The average Principal Balance of the Mortgage Loans at origination was approximately $183,431.93.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date of not less than 4.990% per annum and not more than 12.450% per annum. As of the Cut-off Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from 2.700% to 9.100%, Minimum Mortgage Rates ranging from 4.990% per annum to 12.400% per annum and Maximum Mortgage Rates ranging from 10.990% per annum to 19.980% per annum.

References to original loan-to-value ratios are references to combined original loan-to-value ratios with respect to second lien Mortgage Loans. For a description of the determination of original loan-to-value ratio by the Originator, see “The Originator and the Servicer—Underwriting Standards” herein.

The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Cut-off Date Principal Balances of the Mortgage Loans(1)(2)

Range of Principal Balances as of the Cut-Off Date ($)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 49,999	28	$1,372,787.05	0.27%	344	34.75%	9.912%	583	77.92%
50,000 - 99,999	699	52,716,800.57	10.46	352	37.97	8.652	600	78.56
100,000 - 149,999	698	86,264,235.39	17.12	356	38.87	7.781	609	79.25
150,000 - 199,999	457	79,187,663.79	15.71	355	40.07	7.456	609	79.02
200,000 - 249,999	303	67,650,579.78	13.42	356	41.67	7.175	621	78.78
250,000 - 299,999	185	50,623,779.42	10.05	357	42.43	7.102	625	79.99
300,000 - 349,999	124	40,285,673.61	7.99	357	41.94	7.163	615	78.45
350,000 - 399,999	73	27,394,570.37	5.44	357	41.45	7.014	635	80.78
400,000 - 449,999	68	28,922,623.55	5.74	357	41.48	6.964	642	79.78
450,000 - 499,999	39	18,505,499.07	3.67	357	38.66	6.742	658	82.66
500,000 - 549,999	23	12,056,507.14	2.39	357	41.25	7.195	627	81.55
550,000 - 599,999	16	9,153,948.83	1.82	357	41.52	6.506	700	79.01
600,000 - 649,999	13	8,080,602.76	1.60	343	44.08	6.929	615	83.53
650,000 - 699,999	10	6,749,489.89	1.34	357	45.30	6.801	632	80.35
700,000 - 749,999	6	4,362,928.56	0.87	357	38.16	6.931	625	69.99
800,000 - 849,999	1	841,621.13	0.17	356	17.13	6.450	640	62.59
850,000 - 899,999	1	857,293.38	0.17	357	39.18	5.750	701	80.00
900,000 - 949,999	4	3,702,401.74	0.73	356	39.82	7.557	598	64.55
950,000 - 999,999	1	979,820.96	0.19	357	32.75	6.500	801	75.00
1,000,000 - 1,049,999	2	2,087,267.31	0.41	357	42.29	6.790	730	77.49
1,050,000 - 1,099,999	1	1,050,000.00	0.21	357	39.92	6.900	642	81.46
1,100,000 - 1,149,999	1	1,117,224.28	0.22	357	42.97	6.990	654	70.00

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $183,059.69.

(2)	No Mortgage Loan had a Principal Balance as of the Cut-off Date of greater than approximately $1,117,224.28 or less than approximately $44,956.44.

Principal Balances at Origination

Range of Principal Balances at Origination ($)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 49,999	8	$376,005.00	0.07%	357	44.29%	10.827%	629	98.74%
50,000 - 99,999	695	51,434,629.74	10.19	352	37.83	8.698	600	78.70
100,000 - 149,999	705	86,317,351.55	17.09	356	38.95	7.784	610	79.23
150,000 - 199,999	462	79,519,893.00	15.75	355	39.98	7.464	609	78.90
200,000 - 249,999	309	68,689,935.40	13.60	356	41.69	7.191	620	78.90
250,000 - 299,999	178	48,322,823.00	9.57	357	42.31	7.100	627	80.20
300,000 - 349,999	133	42,858,784.00	8.49	357	41.81	7.154	615	78.34
350,000 - 399,999	74	27,636,712.00	5.47	357	41.60	7.054	632	80.22
400,000 - 449,999	66	27,920,638.00	5.53	357	41.39	6.903	645	80.38
450,000 - 499,999	42	19,787,124.00	3.92	357	39.16	6.817	653	81.78
500,000 - 549,999	25	13,075,200.00	2.59	357	40.76	7.177	627	80.98
550,000 - 599,999	15	8,567,501.00	1.70	357	41.29	6.549	692	78.94
600,000 - 649,999	14	8,692,150.00	1.72	344	44.10	6.859	628	83.28
650,000 - 699,999	10	6,760,235.00	1.34	357	45.31	6.801	632	80.35
700,000 - 749,999	5	3,619,400.00	0.72	357	43.82	6.938	620	72.53
750,000 - 799,999	1	750,000.00	0.15	357	10.79	6.900	652	57.69
800,000 - 849,999	1	845,000.00	0.17	356	17.13	6.450	640	62.59
850,000 - 899,999	1	860,000.00	0.17	357	39.18	5.750	701	80.00
900,000 - 949,999	3	2,762,226.00	0.55	357	38.01	7.748	621	65.68
950,000 - 999,999	2	1,932,500.00	0.38	357	38.81	6.746	668	68.26
1,000,000 - 1,049,999	1	1,040,000.00	0.21	356	43.55	6.840	769	80.00
1,050,000 - 1,099,999	2	2,100,000.00	0.42	357	40.48	6.820	667	78.23
1,100,000 - 1,149,999	1	1,120,000.00	0.22	357	42.97	6.990	654	70.00

Total/Weighted Average	2,753	$504,988,107.69	100.00%	356	40.46%	7.412%	621	79.21%

Credit Scores for the Mortgage Loans(1)

Range of FICO Scores	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 499	23	$3,122,403.17	0.62%	351	37.27%	8.673%	0	77.76%
500 - 519	142	21,766,671.84	4.32	353	40.64	8.938	510	74.68
520 - 539	190	31,503,225.96	6.25	355	41.78	8.749	530	74.61
540 - 559	203	33,885,336.90	6.72	356	40.02	8.276	550	75.92
560 - 579	249	40,169,839.38	7.97	352	40.53	7.890	570	76.67
580 - 599	379	57,858,546.19	11.48	356	40.86	7.753	589	79.41
600 - 619	392	63,561,625.55	12.61	355	40.66	7.434	610	80.82
620 - 639	359	69,433,265.35	13.78	357	39.96	7.083	629	79.67
640 - 659	270	58,738,388.58	11.66	357	40.16	6.917	649	79.93
660 - 679	211	47,253,408.37	9.38	357	39.95	6.709	669	80.94
680 - 699	116	25,357,889.67	5.03	356	40.94	6.710	690	81.53
700 - 719	73	15,790,054.05	3.13	356	40.32	6.630	708	83.36
720 - 739	56	13,181,239.72	2.62	357	40.25	6.499	730	83.73
740 - 759	45	10,425,721.17	2.07	357	39.83	6.502	748	79.47
760 - 779	31	7,797,637.00	1.55	355	42.00	6.439	770	79.39
780 - 799	11	2,467,932.41	0.49	357	45.55	6.352	791	82.23
800 - 819	3	1,650,133.27	0.33	357	37.20	6.329	802	77.24

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	The weighted average credit score of the Mortgage Loans that had credit scores was approximately 621.

Debt-to-Income Ratio

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 20.00	122	$19,014,963.34	3.77%	355	15.80%	7.503%	648	77.29%
20.01 - 25.00	151	21,095,850.88	4.19	352	22.91	7.556	614	76.86
25.01 - 30.00	231	36,817,276.29	7.31	355	27.94	7.439	612	78.83
30.01 - 35.00	334	55,322,668.35	10.98	356	32.76	7.454	620	78.61
35.01 - 40.00	447	87,539,279.34	17.37	355	37.78	7.360	623	78.69
40.01 - 45.00	582	112,706,558.42	22.36	356	42.57	7.345	629	80.84
45.01 - 50.00	521	102,416,280.12	20.32	356	47.39	7.389	616	79.31
50.01 and Greater	365	69,050,441.84	13.70	356	53.20	7.505	611	79.00

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

Remaining Terms to Maturity of the Mortgage Loans(1)

Range of Months Remaining	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
60 - 119	1	$51,913.93	0.01%	117	40.07%	7.700%	612	80.00%
120 - 179	24	2,618,798.67	0.52	177	35.07	8.669	569	71.15
180 - 239	11	1,198,069.26	0.24	237	39.03	8.038	627	76.10
300 - 359	2,717	500,094,536.72	99.23	357	40.49	7.404	621	79.26

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	The weighted average remaining term to maturity of the Mortgage Loans was approximately 356 months.

Property Types of the Mortgage Loans(1)

Property Type	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family	2,245	$387,812,544.47	76.95%	356	40.29%	7.429%	617	79.24%
Two-Four Family	188	49,408,657.32	9.80	356	41.76	7.319	648	78.57
PUD	202	43,234,810.53	8.58	357	40.44	7.350	620	80.49
Condominium	118	23,507,306.26	4.66	352	40.57	7.447	637	77.78

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	PUD refers to a home or “unit” in a Planned Unit Development.

Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio (%)
2/6 LIBOR	1,785	$304,379,518.92	60.40%	357	40.48%	7.613%	606	78.33%
2/6 LIBOR IO	371	101,415,138.96	20.12	357	41.48	6.719	653	81.99
3/6 LIBOR	55	9,840,121.93	1.95	356	38.81	7.223	623	76.99
3/6 LIBOR IO	29	7,150,803.34	1.42	356	39.38	6.540	649	78.00
6 MO LIBOR	3	631,407.25	0.13	357	40.08	7.740	626	78.79
FIXED 10	1	51,913.93	0.01	117	40.07	7.700	612	80.00
FIXED 15	21	2,443,094.60	0.48	177	35.70	8.712	567	72.24
FIXED 20	11	1,198,069.26	0.24	237	39.03	8.038	627	76.10
FIXED 30	465	73,263,714.61	14.54	357	39.39	7.603	633	79.84
FIXED IO	12	3,589,535.78	0.71	356	42.52	7.149	676	77.02

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	2,553	$467,892,159.29	92.84%	356	40.60%	7.375%	619	79.24%
Non-Owner Occupied	169	29,350,497.75	5.82	356	39.54	7.970	648	79.16
Second Home	31	6,720,661.54	1.33	340	34.71	7.585	630	77.70

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	Occupancy as represented by the mortgagor at the time of origination.

Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Cash Out Refinance	1,426	$286,885,339.74	56.93%	356	39.79%	7.376%	611	78.06%
Purchase	1,104	177,515,081.55	35.22	356	41.59	7.439	638	81.08
Rate/Term Refinance	223	39,562,897.29	7.85	354	40.32	7.554	617	79.14

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

Original Loan-to-Value Ratios of the Mortgage Loans(1)(2)(3)(4)(5)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
25.01 - 30.00	2	$128,060.63	0.03%	287	23.61%	11.166%	519	29.47%
30.01 - 35.00	2	141,409.11	0.03	356	37.73	8.234	681	32.32
35.01 - 40.00	9	1,297,509.59	0.26	325	35.57	7.416	577	38.67
40.01 - 45.00	15	2,086,429.18	0.41	350	40.41	7.526	591	42.83
45.01 - 50.00	15	2,541,204.44	0.50	357	34.36	8.265	565	48.52
50.01 - 55.00	23	4,868,436.18	0.97	357	42.93	7.564	579	53.27
55.01 - 60.00	64	11,312,064.23	2.24	356	39.47	7.217	606	57.61
60.01 - 65.00	123	22,696,583.13	4.50	354	37.34	7.520	585	63.33
65.01 - 70.00	138	28,157,014.90	5.59	356	40.19	7.348	607	69.01
70.01 - 75.00	203	41,052,375.81	8.15	352	38.28	7.758	597	74.30
75.01 - 80.00	1,411	237,924,032.03	47.21	356	41.13	7.344	626	79.77
80.01 - 85.00	366	74,037,778.14	14.69	356	40.42	7.351	625	84.34
85.01 - 90.00	220	51,680,050.88	10.25	357	40.73	7.221	633	88.61
90.01 - 95.00	96	18,554,362.69	3.68	357	40.69	7.639	641	94.67
95.01 - 100.00	66	7,486,007.64	1.49	356	42.63	8.761	652	99.91

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 79.21%.

(2)	For a description of the determination of loan-to-value ratio by the Originator, see “The Originator and the Servicer—Underwriting Standards” herein.

(3)	References to loan-to-value ratios are references to combined original loan-to-value ratios with respect to second lien Mortgage Loans.

(4)	There can be no assurance that the loan-to-value ratio (or a combined loan-to-value ratio with respect to second lien Mortgage Loans) of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio (or a combined loan-to-value ratio with respect to second lien Mortgage Loans).

(5)	The Originator’s determination of the value of a Mortgaged Property used in the calculation of the loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Mortgage Loans) of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property.

Geographic Distribution of the Mortgaged Properties

related to the Mortgage Loans(1)

State	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	296	$91,614,933.07	18.18%	357	41.18%	6.648%	634	78.44%
Florida	284	48,352,900.29	9.59	354	39.32	7.604	613	78.83
New York	170	43,663,250.55	8.66	355	41.77	7.510	626	78.59
Massachusetts	131	34,255,062.44	6.80	356	41.11	7.303	640	78.28
Texas	255	29,901,689.18	5.93	355	39.73	7.984	608	79.51
New Jersey	112	27,368,073.28	5.43	356	40.42	7.426	619	79.87
Virginia	111	21,030,004.87	4.17	357	40.92	7.318	621	79.00
Michigan	138	17,613,348.06	3.49	355	38.79	7.665	602	82.03
Maryland	72	15,070,389.21	2.99	349	41.23	7.769	597	76.01
Pennsylvania	104	13,479,381.23	2.67	355	38.52	7.846	613	82.22
Illinois	83	12,770,698.23	2.53	357	41.71	7.799	610	80.60
Connecticut	63	12,251,030.01	2.43	357	41.90	7.231	615	77.76
Arizona	66	11,571,382.87	2.30	357	39.21	7.463	615	80.50
Georgia	79	11,428,966.75	2.27	356	38.41	7.628	609	79.65
Ohio	88	9,321,986.53	1.85	356	40.25	8.147	610	81.23
Rhode Island	41	8,898,827.85	1.77	357	41.19	7.243	630	78.08
Washington	41	7,311,673.66	1.45	357	42.61	7.357	622	81.56
North Carolina	62	7,203,857.02	1.43	354	39.85	7.929	612	81.01
Colorado	41	6,995,936.99	1.39	357	41.81	7.260	619	82.28
Hawaii	16	6,481,573.82	1.29	357	39.44	6.312	688	76.90
Nevada	30	6,452,167.14	1.28	357	41.35	7.042	639	79.83
Wisconsin	45	6,204,552.95	1.23	354	41.82	7.997	603	77.85
Maine	35	5,435,068.94	1.08	352	39.78	7.663	613	77.98
Minnesota	30	5,043,959.56	1.00	357	39.20	7.528	596	79.24
New Hampshire	27	4,678,525.63	0.93	357	44.65	7.695	603	77.57
Tennessee	43	4,568,993.21	0.91	349	41.25	8.252	603	81.24
South Carolina	32	4,015,930.98	0.80	357	37.39	7.847	608	80.04
Missouri	35	3,982,809.89	0.79	354	39.54	8.300	600	82.54
Vermont	15	2,875,548.26	0.57	357	42.62	7.129	635	77.38
Kentucky	26	2,874,318.16	0.57	357	35.90	7.498	636	83.87
Indiana	29	2,753,548.45	0.55	357	38.45	8.576	616	81.17
Alabama	22	1,839,196.23	0.36	338	33.57	8.490	603	77.72
Oregon	12	1,822,432.99	0.36	357	36.64	7.200	632	78.55
Utah	10	1,573,102.94	0.31	357	42.83	6.846	642	81.20
Oklahoma	18	1,439,314.18	0.29	357	33.70	8.123	625	81.86
Louisiana	11	1,420,480.69	0.28	350	39.25	8.007	625	84.41
Delaware	6	1,408,237.68	0.28	357	40.81	7.025	602	66.58
Iowa	15	1,366,720.47	0.27	357	39.67	8.188	617	78.26
Arkansas	8	1,306,743.24	0.26	357	34.15	7.795	607	81.43
District of Columbia	5	1,152,780.28	0.23	356	38.90	7.987	609	74.70
Nebraska	9	1,104,444.74	0.22	357	39.52	8.153	623	80.40
Wyoming	8	1,081,817.86	0.21	357	37.77	7.157	618	81.01
Idaho	10	918,041.54	0.18	357	36.80	7.419	613	79.57
Kansas	7	724,337.57	0.14	357	40.95	8.683	598	87.75
Mississippi	6	658,773.62	0.13	357	38.53	7.791	630	84.29
Montana	2	278,662.28	0.06	357	35.75	7.635	589	70.00
North Dakota	3	258,658.85	0.05	357	44.00	9.406	561	68.34
Alaska	1	139,184.34	0.03	357	39.81	7.450	697	90.00

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	The greatest Zip Code geographic concentration of Mortgage Loans was approximately 0.39% in the 33040 Zip Code.

Documentation Levels of the Mortgage Loans(1)

Income Documentation	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan -to-Value Ratio (%)
Full/Alt Documentation	1,850	$297,447,028.97	59.02%	356	40.88%	7.458%	610	79.42%
Stated Income	867	199,154,796.61	39.52	355	39.85	7.347	634	78.83
No Documentation	29	5,459,661.89	1.08	357	0.00	7.281	718	81.70
Limited Documentation	7	1,901,831.11	0.38	356	40.29	7.484	688	79.05

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	For a description of each Documentation Level, see “The Originator and the Servicer—Underwriting Standards” herein.

Current Mortgage Rates of the Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.500 - 4.999	2	$455,163.10	0.09%	357	27.49%	4.990%	656	73.31%
5.000 - 5.499	23	7,294,109.51	1.45	357	37.80	5.210	675	77.63
5.500 - 5.999	143	42,411,683.90	8.42	357	41.04	5.794	678	79.00
6.000 - 6.499	236	56,676,926.57	11.25	356	41.19	6.269	656	78.30
6.500 - 6.999	450	104,487,060.63	20.73	357	40.31	6.768	643	79.35
7.000 - 7.499	393	76,740,573.10	15.23	356	40.58	7.239	626	79.02
7.500 - 7.999	519	89,874,844.44	17.83	355	40.28	7.738	602	80.09
8.000 - 8.499	300	44,606,642.23	8.85	356	41.07	8.238	587	79.59
8.500 - 8.999	269	35,947,639.64	7.13	353	39.87	8.729	578	79.70
9.000 - 9.499	106	14,234,968.26	2.82	355	40.75	9.261	550	78.16
9.500 - 9.999	125	13,420,121.79	2.66	352	40.00	9.759	565	79.86
10.000 - 10.499	66	6,867,649.17	1.36	351	38.46	10.253	548	77.39
10.500 - 10.999	61	5,682,622.30	1.13	354	39.39	10.744	552	78.35
11.000 - 11.499	29	2,275,542.87	0.45	337	38.77	11.181	551	77.07
11.500 - 11.999	23	2,334,003.47	0.46	357	40.09	11.623	543	76.07
12.000 - 12.499	8	653,767.60	0.13	357	46.83	12.203	532	75.67

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

(1)	The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 7.412% per annum.

Gross Margins of the Adjustable-Rate Mortgage Loans(1)

Range of Mortgtage Margins (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.500 - 2.999	2	$371,649.00	0.09%	357	33.70%	6.069%	658	80.00%
3.000 - 3.499	10	3,414,721.77	0.81	357	38.87	5.562	664	76.41
3.500 - 3.999	60	17,715,684.22	4.18	357	40.28	5.769	684	76.92
4.000 - 4.499	172	48,954,685.57	11.56	357	41.41	6.162	672	77.33
4.500 - 4.999	296	65,858,649.48	15.55	357	40.24	6.587	650	77.99
5.000 - 5.499	468	90,303,216.72	21.33	357	40.89	7.040	627	80.16
5.500 - 5.999	415	73,101,516.64	17.26	357	40.51	7.572	607	81.06
6.000 - 6.499	303	50,482,500.11	11.92	357	40.37	8.037	589	80.27
6.500 - 6.999	207	32,121,749.24	7.59	357	40.95	8.506	567	79.91
7.000 - 7.499	132	18,284,633.06	4.32	356	41.02	8.981	554	78.06
7.500 - 7.999	74	9,697,090.93	2.29	357	41.33	9.502	538	77.81
8.000 - 8.499	82	10,255,405.20	2.42	357	39.14	10.475	540	75.92
8.500 - 8.999	18	2,097,662.52	0.50	356	41.91	10.790	541	69.49
9.000 - 9.499	4	757,825.94	0.18	356	45.50	10.544	512	76.56

Total/Weighted Average	2,243	$423,416,990.40	100.00%	357	40.66%	7.372%	619	79.17%

(1)	The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 5.514% per annum.

Next Adjustment Date for the Adjustable-Rate Mortgage Loans(1)(2)

Next Rate Adjustment Date	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
January 1, 2006	2	$309,246.23	0.07%	356	39.84%	8.771%	511	72.33%
February 1, 2006	1	322,161.02	0.08	357	40.31	6.750	736	85.00
July 1, 2007	529	95,762,821.19	22.62	356	41.55	7.662	616	78.97
July 18, 2007	1	415,354.80	0.10	356	41.39	9.300	507	80.00
July 20, 2007	1	111,451.50	0.03	356	49.25	9.290	593	95.00
August 1, 2007	1,615	307,063,224.00	72.52	357	40.48	7.306	618	79.23
September 1, 2007	10	2,441,806.39	0.58	358	39.86	6.831	667	90.60
July 1, 2008	32	6,295,855.68	1.49	356	41.82	7.048	622	75.74
August 1, 2008	52	10,695,069.59	2.53	356	37.42	6.869	642	78.40

Total/Weighted Average	2,243	$423,416,990.40	100.00%	357	40.66%	7.372%	619	79.17%

(1)	The weighted average time until the next Adjustment for the Adjustable-Rate Mortgage Loans as of the Cut-off Date is approximately 21 months.

(2)	The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in August 1, 2008.

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
10.500 - 10.999	2	$455,163.10	0.11%	357	27.49%	4.990%	656	73.31%
11.000 - 11.499	23	7,294,109.51	1.72	357	37.80	5.210	675	77.63
11.500 - 11.999	126	38,156,920.57	9.01	357	41.33	5.786	676	78.87
12.000 - 12.499	201	49,231,568.99	11.63	357	41.26	6.274	655	78.24
12.500 - 12.999	370	86,741,762.56	20.49	357	40.63	6.766	641	79.49
13.000 - 13.499	318	62,199,870.34	14.69	357	40.69	7.235	622	79.03
13.500 - 13.999	428	75,435,559.01	17.82	357	40.52	7.741	599	80.36
14.000 - 14.499	256	38,959,546.07	9.20	357	41.89	8.236	586	79.86
14.500 - 14.999	216	29,346,911.00	6.93	357	39.45	8.726	574	79.78
15.000 - 15.499	87	12,163,862.08	2.87	357	40.79	9.280	548	77.36
15.500 - 15.999	91	10,042,772.93	2.37	357	40.03	9.756	550	79.75
16.000 - 16.499	48	5,472,532.71	1.29	357	39.25	10.253	546	75.92
16.500 - 16.999	41	4,195,102.25	0.99	357	39.13	10.738	531	74.32
17.000 - 17.499	18	1,520,242.16	0.36	351	37.42	11.210	533	69.94
17.500 - 17.999	12	1,473,326.79	0.35	357	36.88	11.660	533	70.41
18.000 - 18.499	5	472,588.75	0.11	357	45.61	12.192	522	74.74
19.500 - 19.999	1	255,151.58	0.06	356	37.85	6.990	692	80.00

Total/Weighted Average	2,243	$423,416,990.40	100.00%	357	40.66%	7.372%	619	79.17%

(1)	The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 13.376% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.500 - 4.999	2	$455,163.10	0.11%	357	27.49%	4.990%	656	73.31%
5.000 - 5.499	23	7,294,109.51	1.72	357	37.80	5.210	675	77.63
5.500 - 5.999	126	38,156,920.57	9.01	357	41.33	5.786	676	78.87
6.000 - 6.499	201	49,231,568.99	11.63	357	41.26	6.274	655	78.24
6.500 - 6.999	371	86,996,914.14	20.55	357	40.62	6.766	641	79.50
7.000 - 7.499	318	62,199,870.34	14.69	357	40.69	7.235	622	79.03
7.500 - 7.999	428	75,435,559.01	17.82	357	40.52	7.741	599	80.36
8.000 - 8.499	256	38,959,546.07	9.20	357	41.89	8.236	586	79.86
8.500 - 8.999	216	29,346,911.00	6.93	357	39.45	8.726	574	79.78
9.000 - 9.499	87	12,163,862.08	2.87	357	40.79	9.280	548	77.36
9.500 - 9.999	91	10,042,772.93	2.37	357	40.03	9.756	550	79.75
10.000 - 10.499	48	5,472,532.71	1.29	357	39.25	10.253	546	75.92
10.500 - 10.999	41	4,195,102.25	0.99	357	39.13	10.738	531	74.32
11.000 - 11.499	18	1,520,242.16	0.36	351	37.42	11.210	533	69.94
11.500 - 11.999	12	1,473,326.79	0.35	357	36.88	11.660	533	70.41
12.000 - 12.499	5	472,588.75	0.11	357	45.61	12.192	522	74.74

Total/Weighted Average	2,243	$423,416,990.40	100.00%	357	40.66%	7.372%	619	79.17%

(1)	The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 7.373% per annum.

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	3	$631,407.25	.15%	357	40.08%	7.740%	626	78.79%
2.000	2	282,237.26	.07	357	33.11	8.508	623	82.35
3.000	2,238	422,503,345.89	99.78	357	40.67	7.371	619	79.17

Total/Weighted Average	2,243	$423,416,990.40	100.00%	357	40.66%	7.372%	619	79.17%
(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	2,242	$423,201,358.26	99.95%	357	40.67%	7.371%	619	79.17%
2.000	1	215,632.14	.05	357	36.37	8.850	623	83.08

Total/Weighted Average	2,243	$423,416,990.40	100.00%	357	40.66%	7.372%	619	79.17%
(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Prepayment Charge Term at Origination

Prepayment Charge Term at Origination (months)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	805	$142,664,769.14	28.31%	355	40.60%	7.703%	616	78.34%
12	147	44,385,288.20	8.81	355	41.76	7.305	630	79.66
24	1,442	258,883,680.86	51.37	357	40.61	7.297	619	79.67
30	2	379,034.28	0.08	357	43.78	7.730	622	81.23
36	357	57,650,546.10	11.44	353	38.44	7.289	634	78.94

Total/Weighted Average	2,753	$503,963,318.58	100.00%	356	40.46%	7.412%	621	79.21%

The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Cut-off Date Principal Balances of the IO Mortgage Loans(1)(2)

Range of Principal Balances as of the Cut-off Date	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50,000 - 99,999	16	$1,457,184.66	1.30%	356	39.31%	7.645%	627	81.11%
100,000 - 149,999	77	9,500,344.19	8.47	356	39.84	7.381	627	80.33
150,000 - 199,999	65	11,536,375.10	10.29	356	40.68	7.102	639	81.34
200,000 - 249,999	66	14,773,389.90	13.17	356	41.87	6.844	650	80.75
250,000 - 299,999	49	13,396,458.91	11.94	356	41.61	6.732	660	81.16
300,000 - 349,999	36	11,741,815.59	10.47	357	42.30	6.599	644	79.71
350,000 - 399,999	29	10,891,611.83	9.71	357	42.29	6.465	652	81.12
400,000 - 449,999	26	11,012,385.53	9.82	357	41.63	6.439	668	81.56
450,000 - 499,999	15	7,132,998.28	6.36	357	37.85	6.290	678	83.30
500,000 - 549,999	8	4,198,684.11	3.74	357	40.87	6.547	652	85.53
550,000 - 599,999	8	4,611,293.98	4.11	356	41.12	6.478	717	82.32
600,000 - 649,999	8	4,934,500.00	4.40	357	46.69	6.433	625	86.51
650,000 - 699,999	4	2,725,995.00	2.43	357	38.51	6.643	634	83.45
700,000 - 749,999	3	2,152,441.00	1.92	357	41.66	6.552	649	81.70
1,000,000 - 1,049,999	1	1,040,000.00	0.93	356	43.55	6.840	769	80.00
1,050,000 - 1,099,999	1	1,050,000.00	0.94	357	39.92	6.900	642	81.46

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $272,222.03.

(2)	No Mortgage Loan had a Principal Balance as of the Cut-off Date of greater than approximately $1,050,000.00 or less than approximately $68,000.00.

Principal Balances at Origination of the IO Mortgage Loans

Range of Principal Balances at Origination ($)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50,000 - 99,999	16	$1,457,186.00	1.30%	356	39.31%	7.645%	627	81.11%
100,000 - 149,999	77	9,500,786.40	8.47	356	39.84	7.381	627	80.33
150,000 - 199,999	65	11,537,947.00	10.29	356	40.68	7.102	639	81.34
200,000 - 249,999	65	14,524,668.40	12.95	357	42.02	6.847	650	80.60
250,000 - 299,999	49	13,347,481.00	11.90	356	41.43	6.711	662	81.34
300,000 - 349,999	37	12,042,845.00	10.74	357	42.30	6.624	643	79.71
350,000 - 399,999	29	10,892,612.00	9.71	357	42.29	6.465	652	81.12
400,000 - 449,999	26	11,012,888.00	9.82	357	41.63	6.439	668	81.56
450,000 - 499,999	15	7,133,625.00	6.36	357	37.85	6.290	678	83.30
500,000 - 549,999	8	4,198,750.00	3.74	357	40.87	6.547	652	85.53
550,000 - 599,999	7	4,011,300.00	3.58	356	40.62	6.566	704	82.67
600,000 - 649,999	9	5,534,500.00	4.93	357	46.45	6.375	645	85.80
650,000 - 699,999	4	2,725,995.00	2.43	357	38.51	6.643	634	83.45
700,000 - 749,999	3	2,153,400.00	1.92	357	41.66	6.552	649	81.70
1,000,000 - 1,049,999	1	1,040,000.00	0.93	356	43.55	6.840	769	80.00
1,050,000 - 1,099,999	1	1,050,000.00	0.94	357	39.92	6.900	642	81.46

Total/Weighted Average	412	$112,163,983.80	100.00%	357	41.37%	6.721%	653	81.58%

Credit Scores for the IO Mortgage Loans(1)

Range of FICO Scores	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 499	1	$247,500.00	0.22%	357	51.74%	5.750%	0	75.00%
500 - 519	2	383,500.00	0.34	357	37.35	9.923	511	76.77
520 - 539	1	156,740.00	0.14	356	45.23	7.650	527	85.00
540 - 559	2	838,600.00	0.75	357	45.55	7.260	547	87.40
560 - 579	5	796,180.00	0.71	356	33.02	7.579	569	80.79
580 - 599	61	13,471,258.74	12.01	356	42.18	7.379	590	79.80
600 - 619	66	15,484,233.75	13.81	357	42.94	7.234	610	82.03
620 - 639	68	18,349,283.57	16.36	356	41.65	6.809	629	81.13
640 - 659	59	17,081,054.60	15.23	357	41.31	6.705	648	81.35
660 - 679	57	18,647,893.51	16.63	357	39.76	6.361	669	82.82
680 - 699	27	7,366,772.01	6.57	357	43.07	6.284	690	81.61
700 - 719	16	3,983,284.92	3.55	357	39.10	6.273	709	81.88
720 - 739	18	5,750,655.09	5.13	357	40.20	6.047	730	84.06
740 - 759	15	4,197,260.62	3.74	357	40.95	6.154	746	80.54
760 - 779	11	4,310,862.27	3.84	356	40.46	6.409	771	80.40
780 - 799	2	490,400.00	0.44	357	41.01	5.567	781	80.00
800 - 819	1	599,999.00	0.53	357	44.47	5.890	804	80.00

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%
(1) The weighted average credit score of the Mortgage Loans that had credit scores was approximately 653.

Debt-to-Income Ratio of the IO Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 20.00	5	$1,214,500.00	1.08%	357	15.65%	6.140%	643	74.72%
20.01 - 25.00	12	3,034,569.86	2.71	357	22.84	6.461	644	80.17
25.01 - 30.00	29	7,519,067.74	6.70	357	28.00	6.720	644	82.92
30.01 - 35.00	51	12,212,753.75	10.89	357	32.78	6.564	666	80.41
35.01 - 40.00	67	18,718,864.43	16.69	357	37.74	6.765	660	81.64
40.01 - 45.00	104	29,761,239.20	26.54	357	42.67	6.758	658	83.20
45.01 - 50.00	86	24,295,355.13	21.66	357	47.30	6.717	647	81.30
50.01 and Greater	58	15,399,127.97	13.73	356	52.97	6.828	642	79.90

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

Remaining Term to Maturity of the IO Mortgage Loans(1)

Range of Months Remaining	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
300 - 359	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	The weighted average remaining term to maturity of the Mortgage Loans was approximately 357 months.

Property Types of the IO Mortgage Loans(1)

Property Type	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family	324	$85,070,149.28	75.85%	357	40.98%	6.708%	651	81.73%
PUD	38	12,571,990.53	11.21	357	42.31	6.734	647	81.72
Two-Four Family	21	7,564,437.56	6.74	357	43.71	6.721	675	81.45
Condominium	29	6,948,900.71	6.20	357	41.99	6.863	672	79.56

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	PUD refers to a home or “unit” in a Planned Unit Development.

Collateral Type of the IO Mortgage Loans

Collateral Type	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2/6 LIBOR IO	371	$101,415,138.96	20.12%	357	41.48%	6.719%	653	81.99%
3/6 LIBOR IO	29	7,150,803.34	1.42	356	39.38	6.540	649	78.00
FIXED IO	12	3,589,535.78	0.71	356	42.52	7.149	676	77.02

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

Occupancy Status of the IO Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	Occupancy as represented by the mortgagor at the time of origination.

Purpose of the IO Mortgage Loans

Purpose	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Cash Out Refinance	168	$54,028,725.54	48.17%	357	40.11%	6.565%	646	82.81%
Purchase	215	50,733,615.63	45.24	356	43.12	6.902	662	80.29
Rate/Term Refinance	29	7,393,136.91	6.59	357	38.65	6.623	644	81.40

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

Original Loan-to-Value Ratios of the IO Mortgage Loans(1)(2)(3)(4)(5)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
40.01 - 45.00	1	$326,000.00	0.29%	357	50.80%	5.550%	580	44.97%
45.01 - 50.00	2	551,000.00	0.49	356	42.63	8.455	596	49.42
50.01 - 55.00	2	275,750.00	0.25	356	35.04	6.071	738	53.03
55.01 - 60.00	6	1,186,600.00	1.06	356	37.46	6.512	635	58.52
60.01 - 65.00	3	1,164,500.00	1.04	357	32.27	6.098	624	63.64
65.01 - 70.00	7	2,381,799.02	2.12	357	38.04	6.420	656	68.67
70.01 - 75.00	8	2,194,374.07	1.96	357	44.45	6.671	609	74.28
75.01 - 80.00	263	64,993,814.58	57.95	356	41.95	6.739	661	79.92
80.01 - 85.00	50	16,187,676.32	14.43	357	43.15	6.747	641	84.18
85.01 - 90.00	52	17,839,940.09	15.91	357	38.83	6.725	640	88.68
90.01 - 95.00	16	4,312,219.98	3.84	357	39.67	6.750	671	94.97
95.01 - 100.00	2	741,804.02	0.66	357	42.49	6.253	678	99.99

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 81.58%.

(2)	For a description of the determination of loan-to-value ratio by the Originator, see “The Originator and the Servicer—Underwriting Standards” herein.

(3)	References to loan-to-value ratios are references to combined original loan-to-value ratios with respect to second lien Mortgage Loans.

(4)	There can be no assurance that the loan-to-value ratio (or a combined loan-to-value ratio with respect to second lien Mortgage Loans) of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio (or a combined loan-to-value ratio with respect to second lien Mortgage Loans).

(5)	The Originator’s determination of the value of a Mortgaged Property used in the calculation of the loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Mortgage Loans) of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property.

Geographic Distribution of the Mortgaged Properties

related to the IO Mortgage Loans(1)

State	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	126	$46,582,146.11	41.53%	357	41.59%	6.270%	665	81.29%
Virginia	28	8,217,747.18	7.33	356	42.63	6.852	653	81.06
Florida	38	8,062,707.62	7.19	356	37.63	7.087	633	80.27
New York	20	7,291,753.57	6.50	357	42.86	6.700	652	83.94
Massachusetts	21	6,191,345.69	5.52	357	41.76	7.004	671	79.64
New Jersey	16	4,049,090.38	3.61	357	42.40	6.924	632	83.66
Colorado	17	3,289,496.54	2.93	357	42.32	6.915	626	81.69
Arizona	15	2,961,446.31	2.64	357	38.47	6.923	624	83.60
Maryland	12	2,907,155.37	2.59	356	43.19	7.438	654	81.29
Nevada	9	2,352,198.79	2.10	356	40.92	6.941	659	85.85
Georgia	14	2,212,947.65	1.97	356	37.58	7.112	635	82.96
Michigan	14	2,149,584.72	1.92	356	43.53	7.012	660	80.01
Washington	10	2,064,037.51	1.84	356	44.85	7.189	631	78.09
Hawaii	4	1,734,200.00	1.55	356	39.88	6.856	723	81.88
Illinois	7	1,302,820.00	1.16	356	40.79	7.486	642	80.90
North Carolina	8	1,293,785.64	1.15	356	42.82	7.497	635	79.81
Pennsylvania	4	1,126,471.61	1.00	357	42.35	7.394	618	85.72
Utah	6	1,062,469.99	0.95	357	43.27	6.957	641	81.29
Minnesota	5	931,500.00	0.83	356	41.07	7.068	609	83.32
New Hampshire	4	878,208.00	0.78	357	44.33	7.196	623	81.36
Tennessee	4	639,220.00	0.57	356	42.73	7.707	631	83.34
Texas	4	626,010.07	0.56	356	37.62	7.405	593	79.89
Kentucky	4	600,280.00	0.54	356	29.30	6.611	644	87.31
Rhode Island	2	436,800.00	0.39	357	45.59	7.319	625	80.00
South Carolina	3	435,080.13	0.39	356	34.31	8.178	646	80.00
District of Columbia	1	383,200.00	0.34	356	37.62	8.400	607	80.00
Oregon	2	372,400.00	0.33	357	39.91	7.664	658	82.23
Connecticut	2	365,740.00	0.33	357	34.50	6.907	614	90.71
Wyoming	2	317,836.93	0.28	357	40.25	7.409	607	80.00
Wisconsin	2	288,720.00	0.26	356	47.82	7.652	593	80.00
Missouri	2	279,920.00	0.25	356	42.70	7.393	622	80.00
Kansas	2	185,960.00	0.17	356	46.66	8.357	617	80.00
Ohio	1	159,378.27	0.14	357	34.65	5.350	743	80.00
Maine	1	148,400.00	0.13	356	51.75	8.350	598	80.00
Idaho	1	139,500.00	0.12	356	37.48	7.600	608	86.81
Nebraska	1	115,920.00	0.10	356	26.52	8.700	648	80.00

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	The greatest Zip Code geographic concentration of Mortgage Loans was approximately 1.17% in the 92882 Zip Code.

Documentation Levels of the IO Mortgage Loans(1)

Income Documentation	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alt Documentation	257	$61,002,792.69	54.39%	356	42.57%	6.835%	638	81.37%
Stated Income	154	50,112,685.39	44.68	357	39.87	6.581	670	81.86
Limited Documentation	1	1,040,000.00	0.93	356	43.55	6.840	769	80.00

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	For a description of each Documentation Level, see “The Originator and the Servicer—Underwriting Standards” herein.

Current Mortgage Rates of the IO Mortgage Loans(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.500 - 4.999	1	$335,598.25	0.30%	357	24.53%	4.990%	671	80.00%
5.000 - 5.499	10	4,114,428.27	3.67	357	37.15	5.189	693	81.18
5.500 - 5.999	57	19,876,390.06	17.72	357	41.21	5.768	689	81.65
6.000 - 6.499	72	20,830,155.95	18.57	357	42.20	6.253	667	80.56
6.500 - 6.999	101	29,080,427.70	25.93	357	41.00	6.757	652	81.96
7.000 - 7.499	66	17,531,341.87	15.63	356	40.84	7.252	637	81.98
7.500 - 7.999	68	13,601,784.43	12.13	356	42.36	7.707	617	82.76
8.000 - 8.499	23	4,355,767.10	3.88	356	43.44	8.256	609	79.87
8.500 - 8.999	12	2,171,780.43	1.94	356	43.24	8.608	596	78.35
9.000 - 9.499	1	121,804.02	0.11	356	54.51	9.450	651	99.92
12.000 - 12.499	1	136,000.00	0.12	357	49.51	12.150	505	80.00

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

(1)	The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 6.721% per annum.

Gross Margins of the Adjustable-Rate IO Mortgage Loans(1)

Range of Mortgage Margins (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.500 - 2.999	1	$263,924.10	0.24	357	32.79%	5.750%	657	80.00%
3.000 - 3.499	5	1,850,978.74	1.70	357	40.32	5.527	670	82.07
3.500 - 3.999	35	11,859,699.00	10.92	357	40.32	5.726	695	78.35
4.000 - 4.499	68	21,153,551.26	19.48	357	42.78	6.119	675	80.32
4.500 - 4.999	93	25,665,370.71	23.64	357	40.45	6.526	668	81.60
5.000 - 5.499	98	24,429,047.46	22.50	356	42.02	6.999	628	82.99
5.500 - 5.999	70	16,664,325.21	15.35	356	40.01	7.600	615	83.36
6.000 - 6.499	23	4,756,800.28	4.38	356	42.67	7.982	628	83.63
6.500 - 6.999	5	1,186,245.54	1.09	356	46.57	8.302	624	84.39
7.000 - 7.499	1	600,000.00	0.55	356	41.70	7.500	626	86.96
8.500 - 8.999	1	136,000.00	0.13	357	49.51	12.150	505	80.00

Total/Weighted Average	400	$108,565,942.30	100.00	357	41.34%	6.707%	652	81.73%

(1)	The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 4.863% per annum.

Next Adjustment Date for the Adjustable-Rate IO Mortgage Loans(1)(2)

Next Rate Adjustment Date	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
July, 2007	191	$43,412,622.02	39.99%	356	41.97%	7.121%	644	81.18%
August, 2007	178	57,444,016.94	52.91	357	41.19	6.419	659	82.50
September, 2007	2	558,500.00	0.51	358	32.67	6.306	696	93.15
July, 2008	20	4,233,912.94	3.90	356	41.74	6.785	634	76.69
August, 2008	9	2,916,890.40	2.69	357	35.94	6.184	673	79.90

Total/Weighted Average	400	$108,565,942.30	100.00%	357	41.34%	6.707%	652	81.73%

(1)	The weighted average time until the next Adjustment for the Adjustable-Rate Mortgage Loans as of the Cut-off Date is approximately 21 months.

(2)	The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in August 1, 2008.

Maximum Mortgage Rates of the Adjustable-Rate IO Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
10.500 - 10.999	1	$335,598.25	0.31	357	24.53%	4.990%	671	80.00%
11.000 - 11.499	10	4,114,428.27	3.79	357	37.15	5.189	693	81.18
11.500 - 11.999	57	19,876,390.06	18.31	357	41.21	5.768	689	81.65
12.000 - 12.499	71	20,610,155.95	18.98	357	42.28	6.254	668	80.79
12.500 - 12.999	96	27,581,128.78	25.40	357	40.83	6.751	652	82.32
13.000 - 13.499	64	16,360,141.87	15.07	356	40.77	7.248	628	82.12
13.500 - 13.999	65	13,064,347.57	12.03	356	42.38	7.712	616	82.81
14.000 - 14.499	23	4,355,767.10	4.01	356	43.44	8.256	609	79.87
14.500 - 14.999	11	2,010,180.43	1.85	356	43.19	8.617	593	78.22
15.000 - 15.499	1	121,804.02	0.11	356	54.51	9.450	651	99.92
18.000 - 18.499	1	136,000.00	0.13	357	49.51	12.150	505	80.00

Total/Weighted Average	400	$108,565,942.30	100.00	357	41.34%	6.707%	652	81.73%

(1)	The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 12.707% per annum.

Minimum Mortgage Rates of the Adjustable-Rate IO Mortgage Loans(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.500 - 4.999	1	$335,598.25	0.31%	357	24.53%	4.990%	671	80.00%
5.000 - 5.499	10	4,114,428.27	3.79	357	37.15	5.189	693	81.18
5.500 - 5.999	57	19,876,390.06	18.31	357	41.21	5.768	689	81.65
6.000 - 6.499	71	20,610,155.95	18.98	357	42.28	6.254	668	80.79
6.500 - 6.999	96	27,581,128.78	25.40	357	40.83	6.751	652	82.32
7.000 - 7.499	64	16,360,141.87	15.07	356	40.77	7.248	628	82.12
7.500 - 7.999	65	13,064,347.57	12.03	356	42.38	7.712	616	82.81
8.000 - 8.499	23	4,355,767.10	4.01	356	43.44	8.256	609	79.87
8.500 - 8.999	11	2,010,180.43	1.85	356	43.19	8.617	593	78.22
9.000 - 9.499	1	121,804.02	0.11	356	54.51	9.450	651	99.92
12.000 - 12.499	1	136,000.00	0.13	357	49.51	12.150	505	80.00

Total/Weighted Average	400	$108,565,942.30	100.00%	357	41.34%	6.707%	652	81.73%

(1)	The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 6.707% per annum.

Initial Periodic Rate Cap of the Adjustable-Rate IO Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3.000	400	$108,565,942.30	100.00%	357	41.34%	6.707%	652	81.73%

Total/Weighted Average	400	$108,565,942.30	100.00%	357	41.34%	6.707%	652	81.73%

(1)	Relates solely to initial rate adjustments.

Subsequent Periodic Rate Cap of the Adjustable-Rate IO Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	400	$108,565,942.30	100.00%	357	41.34%	6.707%	652	81.73%

Total/Weighted Average	400	$108,565,942.30	100.00%	357	41.34%	6.707%	652	81.73%

(1)	Relates to all rate adjustments subsequent to initial rate adjustments.

Prepayment Charge Term at Origination of the IO Mortgage Loans

Subsequent Periodic Rate Cap(%)	Number of Mortgage Loans	Principal Balance as of the Cut-Off Date ($)	% of Principal Balance as of the Cut-Off Date	Weighted Average Remaining Term to Maturity (months)	Weighted Average Debt-To- Income (%)	Weighted Average Mortgage Rates (%)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	79	$19,340,967.21	17.24%	356	42.23%	7.196%	645	80.26%
12	23	9,039,305.23	8.06	357	41.21	6.771	649	83.96
24	274	73,909,903.93	65.90	357	41.32	6.599	655	82.05
36	36	9,865,301.71	8.80	356	40.28	6.665	658	78.46

Total/Weighted Average	412	$112,155,478.08	100.00%	357	41.37%	6.721%	653	81.58%

THE ORIGINATOR AND THE SERVICER

General

The information set forth in the following paragraphs has been provided by Option One Mortgage Corporation, the Originator and the Servicer (referred to in this section as “Option One”).

Option One, a California corporation headquartered in Irvine, California, will serve as the Servicer for the Mortgage Loans.

Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. (“H&R Block”).

The following tables set forth, at or for the years ended December 31, 2002, 2003 and 2004 and at or for the six months ended June 30, 2005, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One’s entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

Delinquencies and Foreclosures

(Dollars in Thousands)

	At December 31, 2002				At December 31, 2003
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	226,286	$28,070,873	N/A	N/A	301,778	$41,364,855	N/A	N/A
Period of Delinquency:
30-59 days	4,536	$494,896	2.00%	1.76%	5,207	$604,945	1.73%	1.46%
60-89 days	2,345	$249,011	1.04%	0.89%	2,564	$293,412	0.85%	0.71%
90 days or more	14,075	$1,371,377	6.22%	4.89%	15,387	$1,597,177	5.10%	3.86%

Total Delinquent Loans	20,956	$2,115,285	9.26%	7.54%	23,158	$2,495,534	7.68%	6.03%
Loans in Foreclosure(1)	10,491	$1,059,786	4.64%	3.78%	10,764	$1,161,361	3.57%	2.81%

	At December 31, 2004				At June 30, 2005
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	386,770	$59,156,057	N/A	N/A	449,183	$70,537,402	N/A	N/A
Period of Delinquency:
30-59 days	6,495	$819,245	1.68%	1.38%	6,745	$903,040	1.50%	1.28%
60-89 days	2,989	$359,917	0.77%	0.61%	3,025	$389,460	0.67%	0.55%
90 days or more	15,940	$1,722,996	4.12%	2.91%	15,275	$1,684,742	3.40%	2.39%

Total Delinquent Loans	25,424	$2,902,158	6.57%	4.91%	25,045	$2,977,242	5.58%	4.22%
Loans in Foreclosure(1)	9,361	$1,044,624	2.42%	1.77%	9,783	$1,106,993	2.18%	1.57%
(1) Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Real Estate Owned (Dollars in Thousands)

	At December 31, 2002		At December 31, 2003		At December 31, 2004		At June 30, 2005
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Total Portfolio	226,286	$28,070,873	301,778	$41,364,855	386,770	$59,156,057	449,183	$70,537,402
Foreclosed Loans(1)	3,461	$282,689	3,361	$293,629	2,536	$225,362	3,150	$279,859
Foreclosure Ratio(2)	1.53%	1.01%	1.11%	0.71%	0.66%	0.38%	0.70%	0.40%

(1)	For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)	The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Loan Loss Experience on Option One’s Servicing Portfolio of Mortgage Loans

(Dollars in Thousands)

	At or for Year Ended December 31,			At or for Six Months Ended June 30,
	2002	2003	2004	2005
Total Portfolio(1)	$28,070,873	$41,364,855	$59,156,057	$70,537,402
Net Losses(2)(3)	$167,506	$238,690	$239,439	$75,501
Net Losses as a Percentage of Total Portfolio(4)	0.60%	0.58%	0.40%	0.21%

(1)	“Total Portfolio” on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.

(2)	“Net Losses” means “Gross Losses” minus “Recoveries.” “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(3)	“Net Losses” are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects liquidations through June 2005 and claims, refunds or collections of MI proceeds related to such liquidations through July 2005.

(4)	For June 30, 2005, “Net Losses as a Percentage of Total Portfolio” was annualized by multiplying Net Losses by 2.0 before calculating the percentage of “Net Losses as a Percentage of Total Portfolio.”

It is unlikely that the delinquency experience of the Mortgage Loans included in the Mortgage Pool will correspond to the delinquency experience of Option One’s mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans included in the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool after the Closing Date, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Underwriting Standards

The Mortgage Loans will have been originated generally in accordance with Option One’s Guidelines (the “Option One Underwriting Guidelines”). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant’s ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

Each mortgage loan applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency.

The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories—Equifax, TransUnion and Experian.

Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance. The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $1,200,000. Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio (“LTV”) and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%. References to LTV’s in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property, (b) in the case of a refinance mortgage loan, the appraised value and (c) in the case of a purchase money mortgage loan used to acquire the related mortgaged property under a “lease option purchase,” the lesser of the appraised value or, if the “lease option purchase price” was set less than 12 months prior to origination, the sale price of the related mortgaged property. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

Option One Underwriting Guidelines require a reasonable determination of an applicant’s ability to repay the loan. Such determination is based on a review of the applicant’s source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant’s credit history and the type and intended use of the property being financed.

Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required to be deposited by the applicant into escrow. The income verification required under Option One’s various mortgage loan programs is as follows:

•	Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months. A wage-earner may document income by a current pay stub reflecting year to date income and applicant’s most recent W-2 or IRS Form 1040. A self-employed applicant may document income with either the most recent federal tax returns or personal bank statements.

•	Lite Documentation is for applicants who otherwise cannot meet the requirements of the full documentation program and requires applicants to submit 3 months’ bank statements or a paystub as verification of income.

•	Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

•	No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower’s credit score and credit trade lines.

For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

Latitude Advantage Program. The majority of Option One’s loan originations are underwritten using its “Latitude Advantage” program guidelines. Under the Latitude Advantage program, the maximum LTV is based on an applicant’s credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing. Collections and judgments which are 12 or more months old are disregarded. Under the Latitude Advantage program, Option One has established six risk grades, “AA+” to “CC”, based on the applicant’s previous mortgage payment history. Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months. Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history. Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months. Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months. Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months. CC risk mortgage delinquencies are considered on a case-by-case basis.

Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant’s credit score for qualifying purposes; provided, however, to the extent the co-applicant’s credit score exceeds the primary applicant’s credit score by more than 100 points, then the qualifying credit score will be the primary applicant’s credit score plus 100 points. Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%. Score Advantage requires the co-applicant’s contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

Legacy Program. In addition to its credit score based origination program, Latitude Advantage, Option One offers the “Legacy” program. Under the Legacy program, LTV limitations are determined based on the applicant’s risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties. The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades. If a credit score is available, the minimum credit score required is 500.

Option One has established five credit grades under the Legacy program, “AA” to “CC”, and considers an applicant’s prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan’s risk grade. The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements. In addition, under the Legacy program no Chapter 7 or Chapter 11 bankruptcies and no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade, 18 months for B grade, or one year for C grade applicants. If an applicant’s Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category. An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment or ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

The Mortgage Loans were purchased by the Seller from any or all of: (i) Option One Mortgage Corporation, a California corporation, (ii) Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B and/or Option One Owner Trust 2001-2, each a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of April 1, 2001 between Option One Loan Warehouse Corporation and Wilmington Trust Company as owner trustee or (iii) Option One Owner Trust 2002-3, a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of July 2, 2002 between Option One Loan Warehouse Corporation and Wilmington Trust Company as owner trustee or (iv) Option One Owner Trust 2003-4, a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of August 8, 2003 between Option One Loan Warehouse Corporation and Wilmington Trust Company as owner trustee or (v) Option One Owner Trust 2003-5, a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of November 1, 2003 between Option One Loan Warehouse Corporation and Wilmington Trust Company as owner trustee or (vi) Option One Owner Trust 2005-6, a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of June 1, 2005 between Option One Loan Warehouse Corporation and Wilmington Trust Company as owner trustee (each, an “Option One Seller”). Each of the trusts previously acquired mortgage loans from the Originator and is beneficially owned by, but not controlled by, the Originator.

THE MASTER SERVICER

Wells Fargo Bank, N.A. will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling Agreement. The Servicer will be responsible for the primary servicing of the Mortgage Loans under the Pooling Agreement, and the Master Servicer will be responsible for monitoring the performance by the Servicer of its servicing obligations under the Pooling Agreement. In the event of a default by the Servicer under the Pooling Agreement, the Master Servicer may enforce available remedies against the Servicer, which might include finding a successor servicer or assuming the primary servicing obligations for the Mortgage Loans itself. The Master Servicer will be indemnified by the Trust Fund for certain expenses as provided in the Pooling Agreement.

The Master Servicer has supplied the following information for inclusion in this prospectus supplement.

Wells Fargo Bank, N.A. (“Wells Fargo”), is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Among other things, Wells Fargo Bank, N. A. is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. It is one of the banking subsidiaries of Wells Fargo & Company.

THE SECURITIES ADMINISTRATOR

Wells Fargo, as the Securities Administrator under the Pooling Agreement, will perform certain paying agent, certificate registrar, bond calculation and tax administration services for the Trust for so long as it is the Securities Administrator. The Securities Administrator’s corporate trust office is located for certificate transfer and presentment purposes, at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Services – SGMS 2005-OPT1, and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: Corporate Trust Services – SGMS 2005-OPT1.

As compensation for the performance of its duties under the Pooling Agreement, the Securities Administrator will be entitled to investment income on amounts on deposit in the Distribution Account. The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator. The Securities Administrator will be indemnified by the Trust Fund for certain expenses as provided in the Pooling Agreement.

THE CUSTODIAN

The mortgage loan files with respect to the Mortgage Loans, will be held by Wells Fargo Bank, N.A. as custodian (the “Custodian”) pursuant to the Pooling Agreement as the designee of the Trustee. The Custodian will be entitled to receive compensation as separately agreed with the Master Servicer. For additional information about Wells Fargo Bank, N. A., see “The Master Servicer” in this prospectus supplement.

THE CREDIT RISK MANAGER

Pentalpha Surveillance LLC, as credit risk manager for the Trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a trust oversight agreement to be entered into by the Depositor, the Credit Risk Manager and the Servicer and/or the Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer and/or the Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager Fee” until (i) the termination of the Trust, (ii) the termination of the Servicer’s rights and obligations under the Pooling Agreement, (iii) its resignation and the appointment of a successor Credit Risk Manager acceptable to the Depositor or its assigns, or (iv) its removal by the Depositor or its assigns and the appointment of a successor Credit Risk Manager. Such fee will be paid by the Trust and will be equal to 0.0175% per annum (“Credit Risk Manager Fee Rate”) of the then current aggregate principal balance of the Mortgage Loans.

THE SELLER

SG Mortgage Finance Corp., a Delaware corporation, was incorporated in May, 2005. It is a wholly-owned subsidiary of SG Americas, Inc. Under the Master Mortgage Loan Purchase and Servicing Agreement, dated August 31, 2005, among the Seller and the Option One Sellers, the Seller acquired the Mortgage Loans from the Option One Sellers. The Mortgage Loans were acquired by the Seller through an interim trust established by the Seller for the purpose of holding legal title in the Mortgage Loans for the benefit of the Seller and, at the direction of the Seller, were transferred by the Option One Sellers to Wells Fargo Bank, N.A., as trustee in trust for the benefit of the Seller pursuant to the Trust Agreement, dated May 18, 2005, between Wells Fargo Bank, N.A. as trustee and the Seller, as purchaser. Under the Mortgage Loan Purchase Agreement, the Seller, as holder of the beneficial ownership interest, and Wells Fargo Bank, N.A., as trustee of the interim trust holding the legal title in the Mortgage Loans for the benefit of the Seller, agreed to transfer the Mortgage Loans to the Depositor.

THE POOLING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling Agreement. The Trust created under the Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vi) the right to any Net Swap Payment and any Swap Termination Payment paid by the Swap Provider and deposited into the Swap Account, (vii) the Net WAC Rate Carryover Reserve Account, (viii) the right to any payments received from the Yield Maintenance Agreement Provider and deposited into the Swap Account and (ix) the amounts in the Collection Account, the Distribution Account and the Swap Account.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of Mortgage in recordable form in blank or to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Securities Administrator, concurrently with such transfer to the Trustee, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee and the Master Servicer pursuant to the Pooling Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Custodian, as the Trustee’s agent for such purpose, the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator. The assignments of Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of Mortgage will be recorded by the Originator as set forth in the Pooling Agreement.

Within 45 days of the Closing Date, the Custodian will review the Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days (subject to the terms of the Pooling Agreement) following receipt of notification thereof to the Originator from the Trustee, the Originator will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax or prohibited contributions tax under the Code or (ii) repurchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the Servicer or the Master Servicer, plus any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive-lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Servicer Remittance Date (as defined herein) after such obligation arises. The obligation of the Originator to repurchase or substitute for a Deleted Mortgage

Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Originator will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance, not in excess of the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same index frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not greater than, and not more than three months less than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced, (viii) have a prepayment charge provision at least equal to the prepayment charge provision contained in the Deleted Mortgage Loan, (ix) be current and (x) satisfy certain other conditions specified in the Pooling Agreement.

The Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Principal Balance and the Mortgage Rate). In addition, the Originator will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer of each Mortgage Loan to the Seller, the related Option One Seller is the sole beneficial and equitable owner of the Mortgage Note and Mortgage of such Mortgage Loan and has full right to transfer and sell the Mortgage Loan to the Seller free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and (ii) each Mortgage Loan complied, in all material respects with the requirements of applicable state and federal laws applicable to the origination and servicing of loans of a type similar to the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Originator, subject to the terms of the Pooling Agreement, will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Originator will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or repurchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

Mortgage Loans required to be transferred to the Originator as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the Certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account for remittance to the Securities Administrator on or prior to the Servicer Remittance Date. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in Available Funds for such Distribution Date, or a combination of both, in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance” and together, the “Advances”).

Advances are required to be made only to the extent they are deemed by the Servicer or the Master Servicer, as the case may be, to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. Subject to the recoverability standard above, the obligation of the Servicer to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither the Servicer nor the Master Servicer will be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or any state laws providing for similar relief. Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon. Failure by the Servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling Agreement, would constitute an event of default under the Pooling Agreement. Such event of default will then obligate the Master Servicer, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling Agreement.

All Advances will be reimbursable to the Servicer and the Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer and the Master Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer and the Master Servicer from general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Securities Administrator for distribution on the Certificates. In addition, the Servicer may, to the extent provided in the Pooling Agreement, withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) environmental audit reports, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (v) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a “Servicing Advance.”

The Servicer’s and the Master Servicer’s rights to reimbursement for Servicing Advances are limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer and the Master Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer and the Master Servicer from general funds received on the Mortgage Loans prior to distribution on the Certificates.

Servicing and Other Compensation and Payment of Expenses

The Master Servicer will be entitled to compensation for its master servicing activities under the Pooling Agreement which shall be a fee (the “Master Servicing Fee”) at a rate of 0.0055% per annum (the “Master Servicing Fee Rate”). The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) for the Certificates will be at the “Servicing Fee Rate” of 0.30% per annum for the first 10 Due Periods following the Cut-off Date, 0.40% per annum for the 11th through 30th Due Periods and 0.65% per annum for all Due Periods thereafter, in each case, on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, non-sufficient fund fees, late payment charges and Prepayment Interest Excess (net of Prepayment Interest Shortfalls), and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and servicing accounts. The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall but only in an amount up to its servicing compensation for the related Distribution Date and the Master Servicer is obligated to deposit into the Distribution Account the amount of any Prepayment Interest Shortfall required to be paid by the Servicer if the Servicer fails to make such payment to the extent provided on the Pooling Agreement (payments made by the Servicer or the Master Servicer in satisfaction of such obligation, “Compensating Interest”).

With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the portion of the related Prepayment Period occurring in the month preceding the month of such Determination Date, the “Prepayment Interest Shortfall” is an amount equal to one month’s interest on the Mortgage Loan less any interest payments made by the Mortgagor (net of the Servicing Fee).

The Trustee

HSBC Bank USA, National Association, a national banking association, will be named Trustee pursuant to the Pooling Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling Agreement. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Pooling Agreement, (ii) resulting from a breach of the obligations of the Servicer under the Pooling Agreement and the Mortgage Loans for which the Trustee receives indemnification from the Servicer or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling Agreement.

The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, SG Mortgage Securities, LLC, SG Mortgage Securities Trust 2005-OPT1 or at such other address as the Trustee may designate from time to time.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A, Mezzanine Certificates and Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of Certificates will be allocated among all Certificateholders of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment

The Pooling Agreement may be amended, without the consent of any of the Certificateholders:

(i) to cure any ambiguity,

(ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, or

(iii) to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not materially inconsistent with the provisions thereof,

provided that such action will not adversely affect any REMIC status as evidenced by an opinion of counsel to such effect and will not adversely affect in any material respect the interests of any Certificateholder as evidenced by either an opinion of counsel to such effect or a confirmation by the Rating Agencies that such amendment will not result in the downgrading of the Certificates. No amendment will be deemed to adversely affect in any material respect the interests of any Certificateholder who has consented thereto, and no opinion of counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder.

The Pooling Agreement may also be amended with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate percentage interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the holders of Certificates, except that no such amendment may

(x) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate,

(y) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (x) above (as evidenced by either an opinion of counsel or a confirmation by the Rating Agencies that such amendment will not result in the downgrading of the securities) or

(z) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by the Pooling Agreement then outstanding.

Termination

The Servicer will have the right to purchase all of the Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.” In the event that the option is exercised, the repurchase will be made at a price (the “Termination Price”) generally equal to the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued unpaid Net WAC Rate Carryover Amounts, any Swap Termination Payment to the Swap Provider any unreimbursed expenses due to any party to the Pooling Agreement then remaining unpaid or which is due to the exercise of such option. In the event the Master Servicer exercises the optional termination, the portion of the purchase price allocable to the Class A and Mezzanine Certificates will be, to the extent of available funds (distributable in accordance with the priorities described under “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization Provisions” in this prospectus supplement) equal to:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates, plus

(ii)	interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

(iii)	any previously accrued but unpaid interest thereon to which the holders of the Class A and Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Class A and Mezzanine Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Trust will issue the (i) Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (collectively, the “Class A Certificates”), (ii) Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class M-12 Certificates and Class M-13 Certificates (collectively, the “Mezzanine Certificates”), (iii) Class CE Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”), (iv) Class P Certificates and (v) Class R Certificates and Class R-X Certificates (together, the “Residual Certificates”). The Class A Certificates, Mezzanine Certificates, Class CE Certificates, Class P Certificates and Residual Certificates are collectively referred to herein as the “Certificates.” Only the Class A Certificates and the Mezzanine Certificates (other than the Class M-12 and Class M-13 Certificates) are offered hereby (the “Offered Certificates”).

The Offered Certificates will have the Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus ten percent. The Class CE Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over the Original Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates. The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Class A and Mezzanine Certificates. The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

The Class A and Mezzanine Certificates will be issued in book-entry form as described below. The Class A and Mezzanine Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. The assumed final maturity date (the “Assumed Final Distribution Date”) for the Certificates is the Distribution Date in October 2035. See “Yield, Prepayment and Maturity Considerations-Weighted Average Lives” in this prospectus supplement.

Distributions on the Class A and Mezzanine Certificates will be made by the Securities Administrator on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in December 2005 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the Record Date. The “Record Date” for any Class A and Mezzanine Certificates issued in book-entry form is the business day immediately preceding such Distribution Date and the “Record Date” for any physical Certificate or any Class A and Mezzanine Certificates that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

The Class A and Mezzanine Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such Certificates through The Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $100,000. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Class A and Mezzanine Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see “Material Federal Income Tax Consequences—REMICS—Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, “IML,” the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is owned by Euroclear plc and operated through a license agreement by the Euroclear Bank SA/NV (the “Euroclear Operator”), a bank incorporated under the laws of the Kingdom of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMICS—Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear

Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator and the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Securities Administrator is unable to locate a qualified successor or (b) after the occurrence of a Servicer Event of Termination (as defined in the Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator, the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

Distributions to holders of the Class A and Mezzanine Certificates will be made on each Distribution Date from Available Funds. With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Master Servicer, the Trustee, the Custodian, the Securities Administrator, the Credit Risk Manager or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the Master Servicer by the Servicer Remittance Date, after deduction of the Master Servicer Fee for such Distribution Date, the Servicing Fee for such Distribution Date, the Credit Risk Manager Fee for such Distribution Date, any accrued and unpaid Servicing Fees, Credit Risk Manager Fee and Master Servicer Fees in respect of any prior Distribution Dates, for such Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges, and (iii) payments from the Master Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on or with respect to the Mortgage Loans and such amounts will not be available for distribution to the holders of the Class A and Mezzanine Certificates.

Interest Distributions

On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and disburse and transfer the Interest Remittance Amount available for such Distribution Date in the following order and priority:

1. concurrently to the holders of each class of the Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each such class of the Class A Certificates; and

2. sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 Certificates, Class M-12 Certificates and Class M-13 Certificates, in that order, in an amount equal to the Monthly Interest Distribution Amount for each such class.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer will be allocated, first, to the interest accrued on the Class CE Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class A and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

1. to the holders of the Class A Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero; and

2. sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 Certificates, Class M-12 Certificates and Class M-13 Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

1. to the holders of the Class A Certificates (allocated as described below), the Class A Principal Distribution Amount until the aggregate Certificate Principal Balance thereof has been reduced to zero.

2. to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

3. to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

4. to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

5. to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

6. to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

7. to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

8. to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

9. to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

10. to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

11. to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

12. to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

13. to the holders of the Class M-12 Certificates, the Class M-12 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

14. to the holders of the Class M-13 Certificates, the Class M-13 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Certificate Principal Balance of each such class of certificates has been reduced to zero; provided however on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed to the Class A Certificates pro rata based on the Certificate Principal Balance of each such class.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described below, excess interest, overcollateralization, the Interest Rate Swap Agreement and the Yield Maintenance Agreement, as described under “—Allocation of Losses; Subordination”, “—Overcollateralization Provisions”, “—Interest Rate Swap Agreement and the Swap Provider” and “—The Swap Account” and “—Yield Maintenance Agreement and the Yield Maintenance Agreement Provider” herein.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions.

In addition, the rights of the holders of Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A and Mezzanine Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of Class A and Mezzanine Certificates and the fees and expenses payable by the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The Pooling Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Class A and Mezzanine Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

(i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions” above;

(ii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount, for each such class;

(iii) to the Net WAC Rate Carryover Reserve Account (as defined below), the amount of any Net WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates for such Distribution Date;

(iv) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(v) to the holders of the Class CE Certificates as provided in the Pooling Agreement;

(vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(vii) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling Agreement.

On the Closing Date, the Securities Administrator will establish an account (the “Net WAC Rate Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates will be made pursuant to subclause (iii) above. The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described above, the Securities Administrator will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Class A and Mezzanine Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account:

(i) concurrently, to each class of Class A Certificates, on a pro rata basis based on the related Net WAC Rate Carryover Amount for each such class; and

(ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, the related Net WAC Rate Carryover Amount.

On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

In the event that the Overcollateralization Target Amount is permitted to step down on any Distribution Date, the Pooling Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A and Mezzanine Certificates on such Distribution Date will be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Distribution Date a Trigger Event is in effect, the Overcollateralization Target Amount will not be permitted to step down on such Distribution Date.

Allocation of Losses; Subordination

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to the interest accrued on the Class CE Certificates, second, to the Class CE Certificates, third to the Class M-13 Certificates, fourth, to the Class M-12 Certificates, fifth, to the Class M-11 Certificates, sixth, to the Class M-10 Certificates, seventh, to the Class M-9 Certificates, eighth, to the Class M-8 Certificates, ninth, to the Class M-7 Certificates, tenth, to the Class M-6 Certificates, eleventh, to the Class M-5 Certificates, twelfth, to the Class M-4 Certificates, thirteenth, to the Class M-3 Certificates, fourteenth, to the Class M-2 Certificates and fifteenth, to the Class M-1 Certificates until their Certificate Principal Balances are reduced to zero.

The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling Agreement). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above or from the Swap Account, according to the priorities set forth under “—The Swap Account” below.

Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

Definitions

The “Accrual Period” for the Class A and Mezzanine Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of

Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

The “Basic Principal Distribution Amount” means with respect to any Distribution Date the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

The “Certificate Principal Balance” of any Class A, Mezzanine or Class P Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of all amounts actually distributed in respect of principal of such class and Realized Losses allocated thereto on all prior Distribution Dates. The Certificate Principal Balance of any class of Mezzanine Certificates with respect to which there is an unpaid Allocated Realized Loss Amount may be increased by the amount of any Subsequent Recoveries but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of such class as set forth in the Pooling Agreement. The “Certificate Principal Balance” of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates.

The “Class A Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 59.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-1 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 66.10% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-2 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 72.60% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-3 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.40% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-4 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-5 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal

Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-6 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-7 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.70% and (ii) the aggregate Principal Balance of the

Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-8 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.10% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-9 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal

Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-10 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-11 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date),

(vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-12 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

The “Class M-13 Principal Distribution Amount” is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date), (xiii) the Certificate Principal Balance of the Class M-12 Certificates (after taking into account the distribution of the Class M-12 Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class M-13 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.60% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,519,817.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Extra Principal Distribution Amount” for any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans minus the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

The “Monthly Interest Distributable Amount” for any Distribution Date and any class of Class A and Mezzanine Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

“Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A and Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

“Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” for any Distribution Date (x) prior to the Stepdown Date will be approximately 0.70% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) on or after the Stepdown Date will be the lesser of the amounts set forth in clause (x) and approximately 1.40% of the aggregate Principal Balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; provided however, if a Trigger Event is in effect on such Distribution Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount for the previous Distribution Date.

The “Overcollateralized Amount” for any Distribution Date is the amount, equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

The “Prepayment Period” for any Distribution Date is the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from November 1, 2005) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

The “Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

The “Principal Remittance Amount” means, with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Mortgage Loans.

“Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Servicer and the Master Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be deemed reduced to the extent such recoveries are included in the Principal Remittance Amount on any Distribution Date.

The “Senior Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Certificateholders then entitled to distributions of principal on such Distribution Date.

“Servicer Remittance Date” means, with respect to any Distribution Date, the third Business Day following the Determination Date, but in no event later than the 20th day of each month (or if such day is not a Business Day, the preceding Business Day).

The “Stepdown Date” means the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in December 2008 and (y) the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Certificateholders then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 40.70%.

“Subsequent Recoveries” are, in the case of any Distribution Date, unexpected amounts received by the Servicer (net of any related reimbursable expenses) specifically related to a Mortgage Loan as to which a Realized Loss was incurred in connection with a final liquidation of such Mortgage Loan occurring prior to the Prepayment Period for such Distribution Date. It is not expected that there will be any material amount of Subsequent Recoveries.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if:

(a) the percentage obtained by dividing (x) the principal amount of Mortgage Loans Delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 37.50% of the Credit Enhancement Percentage; or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after reduction for all Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
December 2007 – November 2008	1.30% for December 2007, plus 1/12 of 1.60% thereafter
December 2008 – November 2009	2.90% for December 2008, plus 1/12 of 1.70% thereafter
December 2009 – November 2010	4.60% for December 2009, plus 1/12 of 1.35% thereafter
December 2010 – November 2011	5.95% for December 2010, plus 1/12 of 0.75% thereafter
December 2011 and thereafter	6.70%

The “Unpaid Interest Shortfall Amount” means (i) for each class of Class A and Mezzanine Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A and Mezzanine Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to the Class A and Mezzanine Certificates will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the Class A and Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Formula Rate” for the Class A and Mezzanine Certificates is the lesser of (a) the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the “Certificate Index”) as of the related LIBOR Determination Date (as defined herein) plus a related margin (the “Certificate Margin”) and (b) the Maximum Cap Rate.

The Certificate Margin with respect to each of the Class A and Mezzanine Certificates will be the related percentage set forth below.

Class	(1)	(2)
A-1	0.100%	0.200%
A-2	0.260%	0.520%
A-3	0.350%	0.700%
M-1	0.430%	0.645%
M-2	0.450%	0.675%
M-3	0.470%	0.705%
M-4	0.590%	0.885%
M-5	0.630%	0.945%
M-6	0.680%	1.020%
M-7	1.130%	1.695%
M-8	1.250%	1.875%
M-9	1.650%	2.475%
M-10	2.250%	3.375%
M-11	2.250%	3.375%
M-12	2.250%	3.375%
M-13	2.250%	3.375%

(1)	For the accrual period for each Distribution Date through and including the Optional Termination Date.

(2)	For each other accrual period.

The “Maximum Cap Rate” for any Distribution Date is a per annum rate equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, plus an amount, expressed as a per annum rate, equal to the product of (i) the Net Swap Payment made by the Swap Provider divided by the aggregate principal balance of the Mortgage Loans and (ii) 12 (subject to adjustment based on the actual number of days elapsed in the related Accrual Period).

The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs (or the Cut-off Date with respect to the first Distribution Date) minus the sum of (i) the Master Servicer Fee Rate, (ii) the Credit Risk Manager Fee Rate, and (iii) the Servicing Fee Rate.

The “Net WAC Rate” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) the Net Swap Payment owed to the Swap Provider, if any, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) the Swap Termination Payment owed to the Swap Provider (other than any Swap Termination

Payment resulting from a Swap Provider Trigger Event), if any, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12.

The “Adjusted Net Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Master Servicer Fee Rate, (ii) the Credit Risk Manager Fee Rate, and (iii) the Servicing Fee Rate.

The “Net WAC Rate Carryover Amount” for any class of Class A and Mezzanine Certificates and any Distribution Date is an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate. Any Net WAC Rate Carryover Amount on the Class A and Mezzanine Certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under “—Overcollateralization Provisions” and “—Interest Rate Swap Agreement and the Swap Provider” and “—The Swap Account”.

Interest Rate Swap Agreement and the Swap Provider

The Interest Rate Swap Agreement

The Securities Administrator on behalf of the Trust will enter into an Interest Rate Swap Agreement with Deutsche Bank AG, New York Branch (the “Swap Provider”). On each Distribution Date, the Trust will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Swap Account will be an asset of the Trust but not of any REMIC.

Under the Interest Rate Swap Agreement, on or prior to each Distribution Date, starting from the Distribution Date in June 2006 to (and including) the Distribution Date in November 2010, the Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a fixed swap payment equal to the product of (x) 4.7545%, (y) the Swap Agreement Notional Balance for that Distribution Date, and (z) a fraction, the numerator of which is 30, and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Agreement Notional Balance for that Distribution Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Trust, to the Swap Provider, to the extent that the fixed payment exceeds the corresponding floating payment, or (b) by the Swap Provider to the Trust to the extent that the floating payment exceeds the corresponding fixed payment.

The “Swap Agreement Notional Balance” means, with respect to any Distribution Date specified on Annex III and the Interest Rate Swap Agreement, the amount specified on Annex III for that Distribution Date. The Interest Rate Swap Agreement will terminate immediately after the November

2010 Distribution Date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

The respective obligations of the Swap Provider and the Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a Swap Early Termination, the Trust, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trust receives a Swap Termination Payment from the Swap Provider, the Trust will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a Swap Termination Payment to the Swap Provider, the Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The “Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Credit Support Default” (but only with respect to the Swap Provider),

•	“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•	“Merger without Assumption” (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

A “Swap Default” means an Event of Default under the Interest Rate Swap Agreement.

A “Swap Early Termination” means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

The “Swap Provider” means Deutsche Bank AG, New York Branch.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the Trust or the Swap Provider upon a Swap Early Termination.

A “Termination Event” under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•	“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•	“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the trust should terminate, if the Pooling Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling Agreement, the Servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

The Swap Provider

The Swap Provider has supplied the following information for inclusion in this prospectus supplement.

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook stable) by Standard & Poor’s, Aa3 (outlook stable) by Moody’s Investors Services and AA- (outlook stable) by Fitch Ratings.

Yield Maintenance Agreement and the Yield Maintenance Agreement Provider

The holders of the offered certificates may benefit from a series of interest rate cap payments from Deutsche Bank AG, New York Branch pursuant to a yield maintenance agreement to be entered into between Deutsche Bank AG, New York Branch, as yield maintenance agreement provider (the “Yield Maintenance Agreement Provider”) and the Trust (the “Yield Maintenance Agreement”). Through the Distribution Date in May 2006, amounts received by the trust under the Yield Maintenance Agreement are intended to be used to cover certain interest shortfalls, basis risk shortfalls, losses on the Mortgage Loans and to maintain the Overcollateralization Amount as described in this prospectus supplement.

On or prior to each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (a) the Yield Maintenance Agreement Notional Balance for that distribution date and (b) the positive excess of (i) One-Month LIBOR, over (ii) 3.94563% per annum, calculated on an actual/360-day basis. Amounts received by the Trust under the Yield Maintenance Agreement will be deposited into the Swap Account and distributed to the Certificateholders as described under “—The Swap Account” above.

“Yield Maintenance Agreement Notional Balance” means, with respect to any Distribution Date specified below and the Yield Maintenance Agreement, the amount specified below for that Distribution Date:

Calculation Period	Notional Balance ($)
December 2005	500,435,000
January 2006	495,223,695
February 2006	489,099,464
March 2006	481,603,280
April 2006	473,307,988
May 2006	464,190,435

The Swap Account

Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling Agreement. Upon receipt, the Securities Administrator will be required to deposit into the Swap Account the Net Swap Payment received from the Swap Provider or the amounts received from the Yield Maintenance Agreement Provider, as the case may be.

Net Swap Payments and Swap Termination Payments (other than the Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Trust will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

On each Distribution Date following the distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions” in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account as described in “—Pass-Through Rates” in this prospectus supplement, the Securities Administrator will withdraw from amounts in the Swap Account to distribute to the Class A and Mezzanine Certificates in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

third, concurrently, to each class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount, fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”

sixth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

ninth, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider specifically due to a Swap Provider Trigger Event pursuant to the Swap Agreement; and

tenth, to the Class CE Certificates, all remaining funds.

Calculation of One-Month LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Class A and Mezzanine Certificates (each such date, a “LIBOR Determination Date”), the Securities Administrator will determine the Certificate Index for such Accrual Period for the Class A and Mezzanine Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor Servicer, the Master Servicer or any successor Master Servicer or the Originator; and “Reserve Interest Rate” will be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A and Mezzanine Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will provide or make available to each holder of a Certificate and the Rating Agencies a statement (based on information received from the Master Servicer) setting forth, among other things, the information set forth in the prospectus under “Description of the Securities—Reports to Securityholders.” The Securities Administrator will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yields to maturity of the Class A and Mezzanine Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of a Class A or Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans in the Trust were originated in accordance with the Option One Underwriting Guidelines described herein without regard to whether such Mortgage Loans would be acceptable for purchase by Fannie Mae or Freddie Mac, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that are underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Class A and Mezzanine Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. Furthermore, since mortgage loans secured by second liens are not generally viewed by mortgagors as permanent financing and generally carry a high rate of interest, certain of the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Originator). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The Mortgage Loans are subject to the “due-on-sale” provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Class A and Mezzanine Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of the Class A and Mezzanine Certificates may vary from the anticipated yield will depend, in the case of the Class A and Mezzanine Certificates, upon the degree to which such class of Certificates is purchased at a discount or premium and in the case of the Class A and Mezzanine Certificates, upon the degree to which the amount or timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Class A or Mezzanine Certificates purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A or Mezzanine Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with Adjustable-Rate Mortgage Loans may be inclined to refinance their Adjustable-Rate Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their Adjustable-Rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Rate with respect to the Adjustable-Rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Fixed-Rate Mortgage Loans may differ from that on the Adjustable-Rate Mortgage Loans because the amount of the monthly payments on the Adjustable-Rate Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, the Adjustable-Rate Mortgage Loans generally will not have their initial Adjustment Date for two or three years after the origination thereof. The Adjustable-Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Adjustable-Rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

Approximately 71.69% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

To the extent the Net WAC Rate is the Pass-Through Rate for any class of Class A and Mezzanine Certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.

Such shortfall will only be distributable from (i) the Net Monthly Excess Cashflow, but only to the extent that the Overcollateralization Target Amount has been maintained or restored and certain other required distributions from the Net Monthly Excess cashflow have been made and (ii) payments received under the Interest Rate Swap Agreement and the yield maintenance agreement.

Additional Information

The Depositor has filed certain yield tables and other computational materials with respect to the Certificates with the Securities and Exchange Commission (the “Commission”) in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Mezzanine Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of a Class A or Mezzanine Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Mortgage Pool.”

The Assumed Final Distribution Date for the Class A and Mezzanine Certificates is as set forth herein under “Description of the Certificates—General” and was determined by taking the latest maturity date of the Mortgage Loans and adding one month. The weighted average lives of the Class A and Mezzanine Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the assumptions that were used to determine the Assumed Final Distribution Date, and the final Distribution Date with respect to any class of the Class A and Mezzanine Certificates could occur significantly earlier than the Assumed Final Distribution Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of such Certificates as described herein and (iii) the Master Servicer may cause a termination of the Trust as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the “Prepayment Assumption”) assumes a prepayment rate for the Fixed-Rate Mortgage Loans of 100% of the Fixed-Rate Prepayment Vector and a prepayment rate for the Adjustable-Rate Mortgage Loans of 100% of the Adjustable-Rate Prepayment Vector. The “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of 4% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.7272% (precisely 19%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23%. The “Adjustable-Rate Prepayment Vector” assumes (a) a CPR of 5% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% (precisely 22%/11) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 23rd month, a CPR of 27% per annum, (b) beginning in the 24th month and in each month thereafter until the 27th month, a CPR of 60% per annum and (c) beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 30% per annum. However, the prepayment rate will not exceed 90% CPR per annum in any period for any percentage of the Adjustable-Rate Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

Each of the Prepayment Scenarios in the table below assumes the respective percentages of the related Prepayment Vector described thereunder.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the mortgage loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in those tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Original Certificate Principal Balance Outstanding” were determined assuming that (the “Structuring Assumptions”): (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement, (ii) the closing date for the Class A and Mezzanine Certificates occurs on November 8, 2005 and the Class A and Mezzanine Certificates are sold to investors on such date, (iii) distributions on the Class A and Mezzanine Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 2005, (iv) prepayments include thirty days’ interest thereon, (v) the Originator is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Termination” in the tables below, (vi) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in December 2005, the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans, (vii) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (viii) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (ix) the Certificate Index is at all times equal to 3.86375%, (x) the Mortgage Rate for each Adjustable-Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross

Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xi) with respect to the Adjustable-Rate Mortgage Loans, Six-Month LIBOR is equal to 4.22%, (xii) the Servicing Fee Rate is equal 0.30% per annum for the first 10 Due Periods following the Cut-off Date, 0.40% per annum for the 11th through 30th Due Periods, 0.65% per annum for all Due Periods thereafter, the Master Servicer Fee Rate is equal to 0.0055% per annum and the Credit Risk Manager Fee Rate is equal to 0.0175% per annum, and (xiii) no Swap Termination Payment is made. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Prepayment Scenarios(1)

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Fixed-Rate Mortgage Loans	0%	50%	75%	100%	125%	150%
Adjustable Rate Mortgage Loans	0%	50%	75%	100%	125%	150%

(1)	Percentage of the Fixed Rate Prepayment Vector or the Adjustable Rate Prepayment Vector, as applicable.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-1 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	98	71	57	44	30	16
November 25, 2007	96	27	0	0	0	0
November 25, 2008	94	0	0	0	0	0
November 25, 2009	93	0	0	0	0	0
November 25, 2010	91	0	0	0	0	0
November 25, 2011	88	0	0	0	0	0
November 25, 2012	85	0	0	0	0	0
November 25, 2013	81	0	0	0	0	0
November 25, 2014	77	0	0	0	0	0
November 25, 2015	73	0	0	0	0	0
November 25, 2016	69	0	0	0	0	0
November 25, 2017	64	0	0	0	0	0
November 25, 2018	59	0	0	0	0	0
November 25, 2019	53	0	0	0	0	0
November 25, 2020	46	0	0	0	0	0
November 25, 2021	39	0	0	0	0	0
November 25, 2022	32	0	0	0	0	0
November 25, 2023	23	0	0	0	0	0
November 25, 2024	14	0	0	0	0	0
November 25, 2025	4	0	0	0	0	0
November 25, 2026	0	0	0	0	0	0
November 25, 2027	0	0	0	0	0	0
November 25, 2028	0	0	0	0	0	0
November 25, 2029	0	0	0	0	0	0
November 25, 2030	0	0	0	0	0	0
November 25, 2031	0	0	0	0	0	0
November 25, 2032	0	0	0	0	0	0
November 25, 2033	0	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	13.37	1.61	1.21	1.00	0.84	0.73
Weighted Average Life (years) to Optional Termination(2)(3)	13.37	1.61	1.21	1.00	0.84	0.73

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	95	63	33	*
November 25, 2008	100	98	58	24	0	0
November 25, 2009	100	73	45	24	0	0
November 25, 2010	100	58	32	13	0	0
November 25, 2011	100	46	21	5	0	0
November 25, 2012	100	37	13	0	0	0
November 25, 2013	100	29	7	0	0	0
November 25, 2014	100	22	2	0	0	0
November 25, 2015	100	16	0	0	0	0
November 25, 2016	100	11	0	0	0	0
November 25, 2017	100	7	0	0	0	0
November 25, 2018	100	3	0	0	0	0
November 25, 2019	100	*	0	0	0	0
November 25, 2020	100	0	0	0	0	0
November 25, 2021	100	0	0	0	0	0
November 25, 2022	100	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0
November 25, 2026	93	0	0	0	0	0
November 25, 2027	80	0	0	0	0	0
November 25, 2028	66	0	0	0	0	0
November 25, 2029	57	0	0	0	0	0
November 25, 2030	47	0	0	0	0	0
November 25, 2031	36	0	0	0	0	0
November 25, 2032	24	0	0	0	0	0
November 25, 2033	11	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	24.74	6.58	4.33	3.00	2.05	1.75
Weighted Average Life (years) to Optional Termination(2)(3)	24.74	6.58	4.32	3.00	2.05	1.75

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

*	Indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-3 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	70	0
November 25, 2009	100	100	100	100	70	0
November 25, 2010	100	100	100	100	70	0
November 25, 2011	100	100	100	100	69	0
November 25, 2012	100	100	100	95	45	0
November 25, 2013	100	100	100	67	29	0
November 25, 2014	100	100	100	48	19	0
November 25, 2015	100	100	87	34	11	0
November 25, 2016	100	100	67	24	4	0
November 25, 2017	100	100	52	17	0	0
November 25, 2018	100	100	40	11	0	0
November 25, 2019	100	100	31	5	0	0
November 25, 2020	100	85	24	1	0	0
November 25, 2021	100	70	18	0	0	0
November 25, 2022	100	58	14	0	0	0
November 25, 2023	100	48	8	0	0	0
November 25, 2024	100	39	4	0	0	0
November 25, 2025	100	31	1	0	0	0
November 25, 2026	100	25	0	0	0	0
November 25, 2027	100	20	0	0	0	0
November 25, 2028	100	16	0	0	0	0
November 25, 2029	100	11	0	0	0	0
November 25, 2030	100	6	0	0	0	0
November 25, 2031	100	1	0	0	0	0
November 25, 2032	100	0	0	0	0	0
November 25, 2033	100	0	0	0	0	0
November 25, 2034	77	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	29.35	18.68	13.04	9.61	6.55	2.30
Weighted Average Life (years) to Optional Termination(2)(3)	28.80	13.80	9.21	6.71	4.43	2.30

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-1 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	80
November 25, 2009	100	100	73	58	100	80
November 25, 2010	100	89	57	35	82	80
November 25, 2011	100	75	44	25	13	57
November 25, 2012	100	64	34	18	8	34
November 25, 2013	100	54	27	12	5	15
November 25, 2014	100	45	21	9	3	3
November 25, 2015	100	38	16	6	0	0
November 25, 2016	100	32	12	4	0	0
November 25, 2017	100	27	10	3	0	0
November 25, 2018	100	23	7	0	0	0
November 25, 2019	100	19	6	0	0	0
November 25, 2020	100	16	4	0	0	0
November 25, 2021	100	13	3	0	0	0
November 25, 2022	100	11	*	0	0	0
November 25, 2023	100	9	0	0	0	0
November 25, 2024	100	7	0	0	0	0
November 25, 2025	100	6	0	0	0	0
November 25, 2026	100	5	0	0	0	0
November 25, 2027	100	4	0	0	0	0
November 25, 2028	99	3	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.79	9.97	6.71	5.39	5.75	6.08
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.04	4.89	5.04	3.55

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

*	Indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-2 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100
November 25, 2009	100	100	73	49	100	100
November 25, 2010	100	89	57	35	20	29
November 25, 2011	100	75	44	25	13	6
November 25, 2012	100	64	34	18	8	3
November 25, 2013	100	54	27	12	5	0
November 25, 2014	100	45	21	9	3	0
November 25, 2015	100	38	16	6	0	0
November 25, 2016	100	32	12	4	0	0
November 25, 2017	100	27	10	1	0	0
November 25, 2018	100	23	7	0	0	0
November 25, 2019	100	19	6	0	0	0
November 25, 2020	100	16	4	0	0	0
November 25, 2021	100	13	2	0	0	0
November 25, 2022	100	11	0	0	0	0
November 25, 2023	100	9	0	0	0	0
November 25, 2024	100	7	0	0	0	0
November 25, 2025	100	6	0	0	0	0
November 25, 2026	100	5	0	0	0	0
November 25, 2027	100	4	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.79	9.94	6.69	5.25	5.05	4.90
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.04	4.77	4.66	3.80

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-3 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100
November 25, 2009	100	100	73	49	73	34
November 25, 2010	100	89	57	35	20	10
November 25, 2011	100	75	44	25	13	6
November 25, 2012	100	64	34	18	8	0
November 25, 2013	100	54	27	12	5	0
November 25, 2014	100	45	21	9	0	0
November 25, 2015	100	38	16	6	0	0
November 25, 2016	100	32	12	4	0	0
November 25, 2017	100	27	10	0	0	0
November 25, 2018	100	23	7	0	0	0
November 25, 2019	100	19	6	0	0	0
November 25, 2020	100	16	4	0	0	0
November 25, 2021	100	13	0	0	0	0
November 25, 2022	100	11	0	0	0	0
November 25, 2023	100	9	0	0	0	0
November 25, 2024	100	7	0	0	0	0
November 25, 2025	100	6	0	0	0	0
November 25, 2026	100	5	0	0	0	0
November 25, 2027	100	*	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.79	9.91	6.66	5.17	4.73	4.24
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.04	4.70	4.35	3.80

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

*	Indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-4 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100
November 25, 2009	100	100	73	49	31	17
November 25, 2010	100	89	57	35	20	10
November 25, 2011	100	75	44	25	13	6
November 25, 2012	100	64	34	18	8	0
November 25, 2013	100	54	27	12	5	0
November 25, 2014	100	45	21	9	0	0
November 25, 2015	100	38	16	6	0	0
November 25, 2016	100	32	12	1	0	0
November 25, 2017	100	27	10	0	0	0
November 25, 2018	100	23	7	0	0	0
November 25, 2019	100	19	6	0	0	0
November 25, 2020	100	16	1	0	0	0
November 25, 2021	100	13	0	0	0	0
November 25, 2022	100	11	0	0	0	0
November 25, 2023	100	9	0	0	0	0
November 25, 2024	100	7	0	0	0	0
November 25, 2025	100	6	0	0	0	0
November 25, 2026	100	3	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.79	9.89	6.63	5.11	4.55	3.95
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.03	4.66	4.20	3.66

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-5 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100
November 25, 2009	100	100	73	49	31	17
November 25, 2010	100	89	57	35	20	10
November 25, 2011	100	75	44	25	13	6
November 25, 2012	100	64	34	18	8	0
November 25, 2013	100	54	27	12	2	0
November 25, 2014	100	45	21	9	0	0
November 25, 2015	100	38	16	6	0	0
November 25, 2016	100	32	12	0	0	0
November 25, 2017	100	27	10	0	0	0
November 25, 2018	100	23	7	0	0	0
November 25, 2019	100	19	5	0	0	0
November 25, 2020	100	16	0	0	0	0
November 25, 2021	100	13	0	0	0	0
November 25, 2022	100	11	0	0	0	0
November 25, 2023	100	9	0	0	0	0
November 25, 2024	100	7	0	0	0	0
November 25, 2025	100	5	0	0	0	0
November 25, 2026	100	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.79	9.85	6.60	5.05	4.43	3.75
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.03	4.63	4.09	3.47

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-6 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100
November 25, 2009	100	100	73	49	31	17
November 25, 2010	100	89	57	35	20	10
November 25, 2011	100	75	44	25	13	*
November 25, 2012	100	64	34	18	8	0
November 25, 2013	100	54	27	12	0	0
November 25, 2014	100	45	21	9	0	0
November 25, 2015	100	38	16	2	0	0
November 25, 2016	100	32	12	0	0	0
November 25, 2017	100	27	10	0	0	0
November 25, 2018	100	23	7	0	0	0
November 25, 2019	100	19	0	0	0	0
November 25, 2020	100	16	0	0	0	0
November 25, 2021	100	13	0	0	0	0
November 25, 2022	100	11	0	0	0	0
November 25, 2023	100	9	0	0	0	0
November 25, 2024	100	7	0	0	0	0
November 25, 2025	100	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.78	9.80	6.56	5.00	4.32	3.59
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.03	4.61	4.00	3.34

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

*	Indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-7 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	43
November 25, 2009	100	100	73	49	31	17
November 25, 2010	100	89	57	35	20	10
November 25, 2011	100	75	44	25	13	0
November 25, 2012	100	64	34	18	6	0
November 25, 2013	100	54	27	12	0	0
November 25, 2014	100	45	21	9	0	0
November 25, 2015	100	38	16	0	0	0
November 25, 2016	100	32	12	0	0	0
November 25, 2017	100	27	10	0	0	0
November 25, 2018	100	23	1	0	0	0
November 25, 2019	100	19	0	0	0	0
November 25, 2020	100	16	0	0	0	0
November 25, 2021	100	13	0	0	0	0
November 25, 2022	100	11	0	0	0	0
November 25, 2023	100	9	0	0	0	0
November 25, 2024	100	*	0	0	0	0
November 25, 2025	100	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.78	9.73	6.51	4.95	4.22	3.46
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.03	4.60	3.93	3.24

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

*	Indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-8 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	30
November 25, 2009	100	100	73	49	31	17
November 25, 2010	100	89	57	35	20	6
November 25, 2011	100	75	44	25	13	0
November 25, 2012	100	64	34	18	0	0
November 25, 2013	100	54	27	12	0	0
November 25, 2014	100	45	21	0	0	0
November 25, 2015	100	38	16	0	0	0
November 25, 2016	100	32	12	0	0	0
November 25, 2017	100	27	3	0	0	0
November 25, 2018	100	23	0	0	0	0
November 25, 2019	100	19	0	0	0	0
November 25, 2020	100	16	0	0	0	0
November 25, 2021	100	13	0	0	0	0
November 25, 2022	100	9	0	0	0	0
November 25, 2023	100	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.77	9.63	6.43	4.86	4.12	3.35
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.03	4.57	3.88	3.16

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-9 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	30
November 25, 2009	100	100	73	49	31	17
November 25, 2010	100	89	57	35	20	0
November 25, 2011	100	75	44	25	9	0
November 25, 2012	100	64	34	18	0	0
November 25, 2013	100	54	27	7	0	0
November 25, 2014	100	45	21	0	0	0
November 25, 2015	100	38	16	0	0	0
November 25, 2016	100	32	7	0	0	0
November 25, 2017	100	27	0	0	0	0
November 25, 2018	100	23	0	0	0	0
November 25, 2019	100	19	0	0	0	0
November 25, 2020	100	16	0	0	0	0
November 25, 2021	100	10	0	0	0	0
November 25, 2022	100	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	14	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.75	9.50	6.33	4.79	4.01	3.25
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.03	4.57	3.83	3.11

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-10 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	30
November 25, 2009	100	100	73	49	31	17
November 25, 2010	100	89	57	35	20	0
November 25, 2011	100	75	44	25	0	0
November 25, 2012	100	64	34	18	0	0
November 25, 2013	100	54	27	0	0	0
November 25, 2014	100	45	21	0	0	0
November 25, 2015	100	38	16	0	0	0
November 25, 2016	100	32	0	0	0	0
November 25, 2017	100	27	0	0	0	0
November 25, 2018	100	23	0	0	0	0
November 25, 2019	100	19	0	0	0	0
November 25, 2020	100	14	0	0	0	0
November 25, 2021	100	0	0	0	0	0
November 25, 2022	100	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	4	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.74	9.38	6.24	4.72	3.96	3.17
Weighted Average Life (years) to Optional Termination(2)(3)	26.69	9.10	6.03	4.57	3.83	3.07

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-11 Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Initial Percentage	100%	100%	100%	100%	100%	100%
November 25, 2006	100	100	100	100	100	100
November 25, 2007	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	30
November 25, 2009	100	100	73	49	31	4
November 25, 2010	100	89	57	35	13	0
November 25, 2011	100	75	44	25	0	0
November 25, 2012	100	64	34	5	0	0
November 25, 2013	100	54	27	0	0	0
November 25, 2014	100	45	15	0	0	0
November 25, 2015	100	38	1	0	0	0
November 25, 2016	100	32	0	0	0	0
November 25, 2017	100	27	0	0	0	0
November 25, 2018	100	21	0	0	0	0
November 25, 2019	100	9	0	0	0	0
November 25, 2020	100	0	0	0	0	0
November 25, 2021	100	0	0	0	0	0
November 25, 2022	100	0	0	0	0	0
November 25, 2023	100	0	0	0	0	0
November 25, 2024	100	0	0	0	0	0
November 25, 2025	100	0	0	0	0	0
November 25, 2026	100	0	0	0	0	0
November 25, 2027	100	0	0	0	0	0
November 25, 2028	99	0	0	0	0	0
November 25, 2029	88	0	0	0	0	0
November 25, 2030	76	0	0	0	0	0
November 25, 2031	63	0	0	0	0	0
November 25, 2032	48	0	0	0	0	0
November 25, 2033	32	0	0	0	0	0
November 25, 2034	0	0	0	0	0	0
November 25, 2035	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.70	9.14	6.07	4.57	3.82	3.06
Weighted Average Life (years) to Optional Termination(2)(3)	26.68	9.07	6.01	4.53	3.78	3.03

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower payment priority have been reduced to zero, the yield to maturity on the remaining class of Mezzanine Certificates with the lowest payment priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow), will be allocated to those Certificates. The applicable initial undivided interests in the Trust evidenced by the Subordinated Certificates are set forth below:

Class	Interest
M-1	3.40%
M-2	3.25%
M-3	1.90%
M-4	1.75%
M-5	1.55%
M-6	1.50%
M-7	1.35%
M-8	1.20%
M-9	0.80%
M-10	0.50%
M-11	1.00%
M-12	0.90%
M-13	0.55%
CE	0.70%

Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to a class of Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling Agreement) and no amounts in respect thereof will be distributable to the Holders of those Certificates. However, Allocated Realized Loss Amounts may be paid to the holders of the applicable Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” or from Net Swap Payments received from the Swap Provider “Description of the Certificates—Interest Rate Swap Agreement and the Swap Provider” and “—The Swap Account” in this prospectus supplement.

The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect, unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans transferred to the Trust.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Mayer, Brown, Rowe & Maw LLP as counsel to the Depositor.

One or more elections will be made to treat designated portions of the Trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Yield Maintenance Agreement and the Interest Rate Swap Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon issuance of the certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust and (ii) the Class A and Mezzanine Certificates (exclusive of any right of the holders of such Certificates to receive distributions from the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account) will represent the “regular interests” in, and which generally will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

Each class of Class A and Mezzanine Certificates will also represent the rights to receive payments in respect of the Net WAC Rate Carryover Amount, Swap Account and Net WAC Rate Carryover Reserve Account which amounts will not be an entitlement from any REMIC.

Each holder of a Class A or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments of the Net WAC Rate Carryover Amounts, from the Swap Account and Net WAC Rate Carryover Reserve Account or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Amounts, Net WAC Rate Carryover Reserve Account, the Swap Agreement and the Swap Account are not assets of any REMIC. The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A or Mezzanine Certificate under such Certificateholder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A or Mezzanine Certificate must allocate its purchase price for such Certificate among its undivided interest in the regular interest of the related REMIC and the right to receive payments in respect of the Net WAC Rate Carryover Amounts, the Net WAC Rate Carryover Reserve Account, and the Swap Account in accordance with the relative fair market values of each property right.

Each holder of a Class A or Mezzanine Certificate will treat distributions made to it with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the allocation to be made by the Trust of a Class A or Class M Certificateholder’s purchase price for its certificate between the regular interest component and the right to receive the Net WAC Rate Carryover Amount is binding on such holder unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the Securities Administrator may treat the right to receive payments of Net WAC Rate Carryover Amounts as having more than a de minimis value. Following its receipt of all information necessary to calculate such amounts from an Underwriter, such amounts may be obtained from the Securities Administrator upon request. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments of the Net WAC Rate Carryover Amounts as discrete property rights.

Holders of the Class A or Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code, which is applicable to the Certificates. Therefore, holders of the Class A or Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. In the event that the right to receive Net WAC Rate Carryover Amounts is characterized as a “notional principal contract” for federal income tax purposes, holders of the Class A or Mezzanine Certificates will be entitled to amortize the separate price paid for the right to receive the Net WAC Rate Carryover Amount pursuant to the notional principal contract regulations.

Any payments made to a beneficial owner of a Class A or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account. Such excess paid should be treated as a periodic payment made on a notional principal contract by the Certificateholder during the applicable taxable year and taken into account in determining the Certificateholder’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required first to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A or Mezzanine Certificate may have income that exceeds cash distributions on the Class A or Mezzanine Certificate in any period and over the term of the Class A or Mezzanine Certificate. As a result, the Class A or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale or other disposition of a Class A or Mezzanine Certificate, the amount realized on such sale or other disposition allocated to the selling Certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Certificate, as the case may be. A holder of a Class A or Mezzanine Certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount, equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of the Class A or Mezzanine Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Class A or Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

For federal income tax reporting purposes, the Class M-10 Certificates and the Class M-11 Certificates will be, and the remaining classes of Offered Certificates may be, issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for the Adjustable-Rate Mortgage Loans for federal income tax purposes will be 100% of the Adjustable Rate Prepayment Vector and for the Fixed-Rate Mortgage Loans for federal income tax purposes will be 100% of the Fixed Rate Prepayment Vector. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A and Mezzanine Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Class A and Mezzanine Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class A and Mezzanine Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that such Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A and Mezzanine Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

It appears that a reasonable method of reporting original issue discount with respect to the Class A or Mezzanine Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code and as a “qualified mortgage” with the meaning of Section 860G(a)(3) generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. See “Material Federal Income Tax Consequences—REMICs— Characterization of Investments in REMIC Certificates” in the prospectus.

The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an offered certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the offered certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying income for real estate investment trusts.

For further information regarding federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences—REMIC—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

ERISA CONSIDERATIONS

Because the exemptive relief afforded by the Exemption as currently in effect or any similar exemption that may be available will not apply to the purchase, sale or holding of the offered certificates, no Class A Certificates or Mezzanine Certificate or any interest therein may be acquired or held by any employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any Plan) who is using “plan assets” of any Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101, to effect such acquisition (a “Plan Investor”). Consequently, each beneficial owner of a Class A Certificate or Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or any interest therein, that it is not a Plan or a Plan Investor. If any Class A Certificate or Mezzanine Certificate or any interest therein is acquired or held in violation of these restrictions, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class A Certificate or Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of these restrictions shall indemnify and hold harmless the depositor, the trustee, the underwriters, the master servicer, the securities administrator, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

LEGAL INVESTMENT CONSIDERATIONS

The Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

The Depositor makes no representations as to the proper characterization of any class of Class A or Mezzanine Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Class A or Mezzanine Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A and Mezzanine Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Class A or Mezzanine Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment Matters” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated November 3, 2005 (the “Underwriting Agreement”), among the Underwriters named below, the Seller and the Depositor, the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor, the principal amount of the Offered Certificates (the “Underwritten Certificates”) set forth opposite its respective name.

Underwriters	Original Certificate Principal Balance of the Class A-1 Certificates	Original Certificate Principal Balance of the Class A-2 Certificates	Original Certificate Principal Balance of the Class A-3 Certificates	Original Certificate Principal Balance of the Class M-1 Certificates	Original Certificate Principal Balance of the Class M-2 Certificates	Original Certificate Principal Balance of the Class M-3 Certificates	Original Certificate Principal Balance of the Class M-4 Certificates
Bear, Stearns & Co. Inc.	$124,166,000	$118,791,000	$17,959,000	$11,138,000	$10,647,000	$6,224,000	$5,733,000
SG Americas Securities, LLC	$66,858,000	$63,964,000	$9,669,000	$5,997,000	$5,732,000	$3,351,000	$3,086,000

Underwriters	Original Certificate Principal Balance of the Class M-5 Certificates	Original Certificate Principal Balance of the Class M-6 Certificates	Original Certificate Principal Balance of the Class M-7 Certificates	Original Certificate Principal Balance of the Class M-8 Certificates	Original Certificate Principal Balance of the Class M-9 Certificates	Original Certificate Principal Balance of the Class M-10 Certificates	Original Certificate Principal Balance of the Class M-11 Certificates
Bear, Stearns & Co. Inc.	$5,078,000	$4,914,000	$4,422,000	$3,931,000	$2,621,000	$1,638,000	$3,276,000
SG Americas Securities, LLC	$2,733,000	$2,645,000	$2,381,000	$2,116,000	$1,411,000	$882,000	$1,764,000

The Depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Certificates of each class purchased by it to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates. The Underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates, to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

Class of Certificates	Selling Concession	Reallowance Discount
Class A-1	0.15%	0.10%
Class A-2	0.15%	0.10%
Class A-3	0.15%	0.10%
Class M-1	0.15%	0.10%
Class M-2	0.15%	0.10%
Class M-3	0.15%	0.10%
Class M-4	0.15%	0.10%
Class M-5	0.15%	0.10%
Class M-6	0.15%	0.10%
Class M-7	0.15%	0.10%
Class M-8	0.15%	0.10%
Class M-9	0.15%	0.10%
Class M-10	0.15%	0.10%
Class M-11	0.15%	0.10%

Until the distribution of the Underwritten Certificates is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the

Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has been advised by each Underwriter that such Underwriter intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for any of the Underwritten Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Act.

LEGAL MATTERS

Certain legal matters with respect to the Class A and Mezzanine Certificates will be passed upon for the Seller and the Depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the Certificates that the Offered Certificates receive the following ratings from Moody’s Investor Service, Inc (“Moody’s”), Fitch Ratings (“Fitch”) and Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”; and together with Fitch and Moody’s, the “Rating Agencies”):

Offered Certificates	Moody’s	Fitch	S&P
A-1	Aaa	AAA	AAA
A-2	Aaa	AAA	AAA
A-3	Aaa	AAA	AAA
M-1	Aa1	AA+	AA+
M-2	Aa2	AA	AA
M-3	Aa3	AA-	AA-
M-4	A1	AA-	AA-
M-5	A2	A+	A+
M-6	A3	A	A
M-7	Baa1	A-	A-
M-8	Baa2	BBB+	BBB+
M-9	Baa3	BBB	BBB
M-10	Ba1	BBB	BBB
M-11	Ba2	BBB-	BBB-

A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount to the Offered Certificates or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

INDEX OF DEFINED TERMS

Accrual Period	S-74
Adjustable-Rate Mortgage Loans	S-29
Adjustable-Rate Prepayment Vector	S-95
Adjusted Net Maximum Mortgage Rate	S-85
Adjusted Net Mortgage Rate	S-86
Adjustment Date	S-29
Advance	S-60
Advances	S-60
Allocated Realized Loss Amount	S-74
Assumed Final Distribution Date	S-65
Available Funds	S-69
Basic Principal Distribution Amount	S-75
beneficial owner	S-65
Book-Entry Certificates	S-65
Branch	S-89
Certificate Index	S-85
Certificate Margin	S-85
Certificate Owners	S-65
Certificate Principal Balance	S-75
Certificateholder	S-65
Certificates	S-64
Class A Certificates	S-64
Class A Principal Distribution Amount	S-75
Class M-1 Principal Distribution Amount	S-75
Class M-10 Principal Distribution Amount	S-79
Class M-11 Principal Distribution Amount	S-79
Class M-12 Principal Distribution Amount	S-80
Class M-13 Principal Distribution Amount	S-81
Class M-2 Principal Distribution Amount	S-75
Class M-3 Principal Distribution Amount	S-76
Class M-4 Principal Distribution Amount	S-76
Class M-5 Principal Distribution Amount	S-76
Class M-6 Principal Distribution Amount	S-77
Class M-7 Principal Distribution Amount	S-77
Class M-8 Principal Distribution Amount	S-78
Class M-9 Principal Distribution Amount	S-78
Clearstream	S-65
Clearstream Participants	S-67
Collection Account	S-60
Commission	S-94
Compensating Interest	S-61
CPR	S-94
Credit Risk Manager	S-57
Credit Risk Manager Fee	S-57
Credit Risk Manager Fee Rate	S-57
Custodian	S-57
Cut-off Date Principal Balance	S-28
Definitive Certificate	S-65
Delayed First Adjustment Mortgage Loan	S-29

Deleted Mortgage Loans	S-59
Delinquent	S-81
Determination Date	S-81
Distribution Account	S-60
Distribution Date	S-7, S-65
Downgrade Provisions	S-87
DTC	S-65
DTC Participants	S-65
Due Date	S-31
Due Period	S-81
Euroclear	S-65
Euroclear Operator	S-67
Euroclear Participants	S-67
European Depositaries	S-65
Events of Default	S-87
Extra Principal Distribution Amount	S-82
FEMA	S-14
Financial Intermediary	S-66
Fitch	S-10, S-118
Fixed-Rate Mortgage Loans	S-29
Fixed-Rate Prepayment Vector	S-94
Formula Rate	S-85
Global Securities	1
Gross Losses	S-52
Gross Margin	S-29
H&R Block	S-50
High Cost Loans	S-24
Homeownership Act	S-24
IML	S-67
Index	S-30
Initial Periodic Rate Cap	S-29
Insurance Proceeds	S-82
Interest Only Mortgage Loans	S-30
Interest Only Period	S-30
Interest Rate Swap Agreement	S-9
Interest Remittance Amount	S-82
IRS	S-114
LIBOR Business Day	S-91
LIBOR Determination Date	S-91
Liquidated Mortgage Loan	S-83
LTV	S-53
Master Servicing Fee	S-61
Master Servicing Fee Rate	S-61
Maximum Cap Rate	S-85
Maximum Mortgage Rate	S-29
Mezzanine Certificates	S-64
Minimum Mortgage Rate	S-29
Monthly Interest Distributable Amount	S-82
Moody’s	S-10, S-118
Mortgage	S-28
Mortgage Loan Purchase Agreement	S-28

Mortgage Loan Schedule	S-58
Mortgage Loans	S-6, S-28
Mortgage Pool	S-28
Mortgage Rate	S-29
Mortgaged Property	S-28
Net Liquidation Proceeds	S-83
Net Losses	S-52
Net Monthly Excess Cashflow	S-82
Net Swap Payment	S-86
Net WAC Rate	S-85
Net WAC Rate Carryover Amount	S-86
Net WAC Rate Carryover Reserve Account	S-73
Notional Principal Contract Regulations	S-113
Offered Certificates	S-64
OID Regulations	S-114
Option One	S-50
Option One Seller	S-56
Option One Underwriting Guidelines	S-52
Optional Termination Date	S-63
Original Certificate Principal Balance	S-75
Overcollateralization Deficiency Amount	S-82
Overcollateralization Release Amount	S-82
Overcollateralization Target Amount	S-82
Overcollateralized Amount	S-83
Parity Act	S-30
Pass-Through Rate	S-84
Percent of Original Certificate Principal Balance Outstanding	S-95
Plan	S-116
Plan Investor	S-116
Pool Balance	S-28
Pooling Agreement	S-28
Prepayment Assumption	S-94
Prepayment Interest Shortfall	S-62
Prepayment Period	S-83
Principal Balance	S-28
Principal Distribution Amount	S-83
Principal Remittance Amount	S-83
Purchase Price	S-58
Qualified Substitute Mortgage Loan	S-59
Rate Reduction Mortgage Loans	S-30
Rating Agencies	S-118
Realized Loss	S-83
Record Date	S-65
Recoveries	S-52
Reference Banks	S-91
Related Documents	S-58
Relevant Depositary	S-65
Relief Act	S-14
REMIC	S-112
Reserve Interest Rate	S-91
Residual Certificates	S-64

Rules	S-66
S&P	S-10, S-118
Senior Credit Enhancement Percentage	S-83
Servicer Remittance Date	S-83
Servicing Advance	S-61
Servicing Fee	S-61
Servicing Fee Rate	S-61
Six-Month LIBOR	S-30
SMMEA	S-11, S-116
Stepdown Date	S-83
Structuring Assumptions	S-95
Subordinate Certificates	S-64
Subsequent Periodic Rate Cap	S-29
Subsequent Recoveries	S-84
Substitution Adjustment	S-59
Swap Account	S-10
Swap Agreement Notional Balance	S-86
Swap Default	S-87, S-88
Swap Early Termination	S-88
Swap Provider	S-9, S-86, S-88
Swap Provider Trigger Event	S-88
Swap Termination Payment	S-88
Telerate Page 3750	S-91
Termination Event	S-88
termination payment	S-114
Termination Price	S-63
Terms and Conditions	S-68
Total Portfolio	S-52
Trigger Event	S-84
Trust	S-28
U.S. Person	4
Underwriting Agreement	S-117
Underwritten Certificates	S-117
Unpaid Interest Shortfall Amount	S-84
Wells Fargo	S-56
Yield Maintenance Agreement	S-89
Yield Maintenance Agreement Notional Balance	S-89
Yield Maintenance Agreement Provider	S-89

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, or upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the

information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

Assumed Mortgage Loan Characteristics

Aggregate Principal Balance ($)	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months Until First Rate Adjustment	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original IO Term
24,695,516.29	7.48739052310%	360	357	360	5.702	13.487	7.487	21	3.000	1.000	N/A
209,607.69	8.40000000000%	360	357	360	6.680	14.400	8.400	21	3.000	1.000	N/A
182,724,831.80	7.55297443810%	360	357	360	5.658	13.563	7.553	21	2.999	1.001	N/A
889,041.19	7.74011777910%	360	357	360	6.165	13.740	7.740	21	3.000	1.000	N/A
95,860,521.95	7.75827098250%	360	357	360	5.922	13.758	7.758	21	2.999	1.000	N/A
8,767,305.33	6.76460198190%	360	357	360	5.051	12.765	6.765	21	3.000	1.000	60
73,909,903.93	6.59871140980%	360	357	360	4.730	12.599	6.599	21	3.000	1.000	60
537,000.00	7.02569832400%	360	356	360	5.467	13.026	7.026	20	3.000	1.000	60
18,200,929.70	7.17652441480%	360	356	360	5.323	13.177	7.177	20	3.000	1.000	60
1,258,564.37	6.50675045870%	360	357	360	4.963	12.507	6.507	33	3.000	1.000	N/A
3,959,576.94	7.10056074740%	357	354	357	5.105	13.101	7.101	33	3.000	1.000	N/A
4,621,980.62	7.52331782660%	360	357	360	5.989	13.523	7.523	33	3.000	1.000	N/A
6,172,365.83	6.41405627460%	360	356	360	4.722	12.414	6.414	32	3.000	1.000	60
978,437.51	7.33528436990%	360	357	360	5.283	13.335	7.335	33	3.000	1.000	60
631,407.25	7.73994922660%	360	357	360	5.319	13.740	7.740	3	1.000	1.000	N/A
51,913.93	7.70000000000%	120	117	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A
391,224.84	7.42919558740%	180	177	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A
169,283.00	9.70000000000%	180	176	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A
894,258.03	8.48763176910%	180	177	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A
988,328.73	9.25472293200%	180	177	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A
131,005.06	7.20000000000%	240	237	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A
77,791.58	7.85000000000%	240	237	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A
275,645.15	8.52597459450%	240	237	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A
592,951.24	7.42659644360%	240	237	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8,685,921.41	7.39736229260%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
169,426.59	6.90000000000%	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
893,622.23	8.12959108270%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40,584,089.92	7.31258614570%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18,366,096.78	7.60478642760%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
271,999.90	6.99000000000%	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	60
3,155,935.88	7.09332843480%	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	60
161,600.00	8.50000000000%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	60
67,927.81	11.00000000000%	240	237	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52,748.42	10.90000000000%	240	236	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A
183,751.00	9.95669799760%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,108,248.32	10.65003983020%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,114,705.35	10.78023368840%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,157,853.01	10.31435465560%	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A

II-1

ANNEX III

INTEREST RATE SWAP SCHEDULE

Distribution Date	Swap Agreement Notional Balance (USD)
June 2006	$453,835,974
July 2006	$442,683,835
August 2006	$429,564,841
September 2006	$415,693,520
October 2006	$401,746,898
November 2006	$388,084,845
December 2006	$374,618,963
January 2007	$361,579,107
February 2007	$349,231,097
March 2007	$336,141,874
April 2007	$322,410,143
May 2007	$303,627,637
June 2007	$285,994,211
July 2007	$269,433,033
August 2007	$253,863,863
September 2007	$239,191,533
October 2007	$225,389,964
November 2007	$212,422,730
December 2007	$165,289,643
January 2008	$156,010,404
February 2008	$147,232,659
March 2008	$139,030,568
April 2008	$134,114,284
May 2008	$129,377,808
June 2008	$124,814,208
July 2008	$120,416,839
August 2008	$116,179,333
September 2008	$112,095,582
October 2008	$108,160,684
November 2008	$104,367,951
December 2008	$100,712,006
January 2009	$97,221,808
February 2009	$93,911,865
March 2009	$90,714,968
April 2009	$87,627,473
May 2009	$84,645,391
June 2009	$81,765,109
July 2009	$78,983,139
August 2009	$76,296,113
September 2009	$73,700,779
October 2009	$71,194,252
November 2009	$68,773,226
December 2009	$66,434,775
January 2010	$64,176,071
February 2010	$61,994,385
March 2010	$59,887,081
April 2010	$57,851,779
May 2010	$55,885,845
June 2010	$53,986,906
July 2010	$52,152,670
August 2010	$50,380,926
September 2010	$48,667,215
October 2010	$47,006,436
November 2010	$45,402,431

III-1

Prospectus

Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes

SG Mortgage Securities, LLC

Depositor

The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.

Offered Securities	The securities in a series will consist of certificates or notes representing interests in a trust and will be paid only from the assets of that trust. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Mortgage Collateral

Each trust will consist primarily of:

•      mortgage loans, which may include home equity loans, or manufactured housing conditional sales contracts or installment loan agreements secured by first or junior liens on one- to four-family residential properties;

•      mortgage loans secured by first or junior liens on mixed-use properties; or

•      mortgage securities and whole or partial participations in mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

November 3, 2005

-i-

(continued)

-ii-

(continued)

Page
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	162

GLOSSARY	163

-iii-

Important notice about information presented in this

prospectus and the related prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of securities; and

•	the related prospectus supplement, which describes the specific terms of your series of securities.

If the description of your securities in the related prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. See “Additional Information,” “Reports to Securityholders” and “Incorporation of Certain Information by Reference.” You can request information incorporated by reference from SG Mortgage Securities, LLC by calling us at (212) 278-6000 or writing to us at 1221 Avenue of the Americas, New York, NY 10020. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

INTRODUCTION

The securities offered may be sold from time to time in series. Each series of securities will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the related prospectus supplement, or a trust agreement between the depositor and trustee as specified in the related prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the related prospectus supplement. Unless the context indicates otherwise, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the related prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

THE TRUSTS

General

The mortgage loans, contracts and other assets described in this prospectus under “The Trusts—The Mortgage Loans” and “—The Contracts” and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of securities as described in this section and in the related prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

•	mortgages;

•	deeds of trust;

•	manufactured housing conditional sales contracts and installment loan agreements;

•	other similar security instruments creating a first or junior lien on one- to four-family residential properties and Mixed-Use Properties; or

•	whole or partial participations in the mortgage loans, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

Unless the context indicates otherwise, as used in this prospectus, contracts includes:

•	manufactured housing conditional sales contracts; and

•	installment loan agreements.

Unless the context indicates otherwise, mortgage collateral includes:

•	mortgage loans; and

•	contracts.

As specified in the related prospectus supplement, the mortgaged properties will primarily include any combination of the following:

•	attached or detached one-family dwelling units;

•	two- to four-family dwelling units;

•	condominiums;

•	townhouses and row houses;

•	individual units in planned-unit developments;

•	modular pre-cut/panelized housing;

•	Cooperatives;

•	manufactured homes;

•	Mixed-Use Properties; and

•	the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states or the District of Columbia and may include vacation, second and non-owner-occupied homes.

The related prospectus supplement with respect to a series will describe the specific manner in which securities of that series issued under a particular pooling and servicing agreement, trust agreement or indenture will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

•	mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement, trust agreement or indenture, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•	assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

•	property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure;

•	hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

•	any combination, as and to the extent specified in the related prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, surety bond or other type of credit enhancement as described under “Description of Credit Enhancement.”

The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

•	either directly or through its affiliates, any of which affiliates we sometimes refer to as an “Affiliated Seller”;

•	sellers who are affiliates of the depositor; or

•	savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the related prospectus supplement.

If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than an Affiliated Seller, the related prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the related prospectus supplement. No more than five percent (5%) of the mortgage loans or contracts by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the related prospectus supplement. Other mortgage loans or contracts available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

The mortgage loans or contracts may also be delivered directly to the depositor by a seller other than an Affiliated Seller in a Designated Seller Transaction. Those securities may be sold in whole or in part to any seller identified in the related prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. None of the depositor, SG Americas, Inc., Société Générale or any of their affiliates will make any representation or warranty with respect to the mortgage loans sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the seller.

If specified in the related prospectus supplement, the trust underlying a series of securities may include mortgage securities, including Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the related prospectus supplement, the mortgage securities will primarily be similar to securities offered hereunder. The Agency Securities may have been guaranteed and/or issued by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae. As to any series of securities, the related prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of securities, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

Any mortgage securities underlying any security:

•	either:

•	will have been previously registered under the Securities Act of 1933, as amended, or

•	will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended; and

•	will be acquired in secondary market transactions from persons other than the issuer or its affiliates.

Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

For any series of securities backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if stated in the related prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each security will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. If mortgage loans or contracts are added to or deleted from the trust after the date of the related prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loans

The mortgage loans may include mortgage loans insured by the Federal Housing Administration, known as FHA, a division of HUD, mortgage loans partially guaranteed by the Veterans Administration, known as VA, and mortgage loans that are not insured or guaranteed by the FHA or VA. As described in the related prospectus supplement, the mortgage loans may be of one or more of the following types, and may include one or more of the following characteristics:

•	GPM Loans;

•	Buy-Down Mortgage Loans;

•	adjustable-rate mortgage loans, or ARM loans;

•	fixed-rate mortgage loans;

•	simple interest mortgage loans;

•	actuarial loans;

•	Homeownership Act Loans;

•	Interest Only Loans;

•	Cooperative Loans;

•	Convertible Mortgage Loans;

•	delinquent loans;

•	seasoned mortgage loans;

•	mortgage loans that have been modified;

•	mortgage loans that provide for payment every other week during the term of the mortgage loan;

•	mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

•	mortgage loans that experience negative amortization; and

•	Balloon Loans.

The related prospectus supplement will specify whether the mortgage loans include closed-end or revolving home equity loans or balances of these home equity loans, which may be secured by mortgages that are junior to other liens on the related mortgaged property.

The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. If a mortgage loan is a modified mortgage loan, references to origination typically shall refer to the date of modification. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series The assignment of the mortgage loans to the trustee will be without recourse. See “Description of the Securities—Assignment of Mortgage Loans.”

Cooperative Loans

Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, unless the context indicates otherwise, mortgage loans include Cooperative Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes include Cooperative Notes; and mortgages include security agreements with respect to Cooperative Notes.

Interest Only Loans

As specified in the related prospectus supplement, a pool may include Interest Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an “interest-only period”). After the interest-only period, the borrower’s monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest only period, the related offered securities will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

Modified Mortgage Loans

The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

Balloon Loans

As specified in the related prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor’s ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, the level of available mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Prepayment Charges on the Mortgage Loans

In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The related prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the related prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the related prospectus supplement discloses that those charges will be available for payment. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments.”

“Equity Refinance” and “Rate and Term Refinance” Mortgage Loans

Some of the mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

ARM Loans

As described in the related prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the related prospectus supplement and may include one of the following indexes:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

•	the weekly auction average investment yield of U.S. Treasury bills of various maturities;

•	the daily bank prime loan rate as quoted by financial industry news sources;

•	the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

•	the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related prospectus supplement; or

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors’ capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

Negatively Amortizing ARM Loans

Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.

Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. Investors should be aware that a junior mortgage loan may be subordinate to a negatively amortizing senior mortgage loan. An increase in the principal balance of such senior mortgage loan may cause the sum of the outstanding principal balance of the senior mortgage loan and the outstanding principal balance of the junior mortgage loan to exceed the sum of such principal balances at the time of origination of the junior mortgage loan. The related prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage of any junior mortgage loans that are subordinate to any related senior mortgage loan that allows for negative amortization.

Convertible Mortgage Loans

On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or the master servicer, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the related prospectus supplement, the depositor, the master servicer or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

Buy-Down Mortgage Loans

In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

•	Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

•	if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

•	additional buy-down funds to be contributed over time by the mortgagor’s employer or another source.

Actuarial Loans

Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

Simple Interest Mortgage Loans

If specified in the related prospectus supplement, a portion of the mortgage loans underlying a series of securities may be simple interest mortgage loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled. However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the securities, as described in the related prospectus supplement.

Delinquent Loans

Some mortgage pools may include mortgage loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The related prospectus supplement will set forth the percentage of mortgage loans that are so delinquent. Delinquent mortgage loans are more likely to result in losses than mortgage loans that have a current payment status.

Performance Mortgage Loans

Some mortgage pools may include mortgage loans that provide that the mortgagor may qualify for one or more permanent reductions in the note margin on the mortgagor’s mortgage note. If applicable, the related prospectus supplement will set forth the requirements the mortgagor must satisfy to qualify to obtain a performance mortgage loan.

Revolving Credit Line Loans and Home Equity Loans

As more fully described in the related prospectus supplement, the mortgage loans may consist, in whole or in part, of Revolving Credit Line Loans. Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust described in the related prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

The full amount of a closed-end home equity loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related accompany prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances and if specified in the related prospectus supplement, under a closed-end loans, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The Mortgaged Properties

The mortgaged properties may consist of detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings, Mixed-Use Properties and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the related prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See “Certain Legal Aspects of Mortgage Loans and Contracts.”

Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. The mixed-use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Under an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the mortgagor defaults, the right of the mortgagor terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

Mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use real estate lending typically involves larger loans to single mortgagors or groups of related mortgagors than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent on the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the related prospectus supplement.

The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

•	the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

•	a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

•	the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information.

Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

In the case of mortgage loans made to finance the purchase of the mortgaged property, the Loan-to-Value Ratio, or LTV ratio, is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

In the case of some mortgage loans made to refinance non-purchase mortgage loans or modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal balance of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, to the lesser of (1) the appraised value or other valuation of the related mortgaged property determined at origination of the loan to be refinanced, modified or converted and (2) the sale price of the related mortgaged property. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

•	a statistical analysis

•	a broker’s price opinion, or

•	an automated valuation, drive-by appraisal or other certification of value.

Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

With respect to any junior mortgage loan, the combined LTV ratio, or CLTV ratio, usually will be the ratio, expressed as a percentage, of the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any related mortgage loans that constitute liens senior or subordinate to the lien of the junior mortgage loan on the related mortgaged property, at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal subsequent to origination, to the lesser of (1) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the junior mortgage loan, or the value determined in an appraisal obtained subsequent to origination, and (2) in some cases, the sales price of the mortgaged property. With respect to each junior mortgage loan, the junior mortgage ratio in most cases will be the ratio, expressed as a percentage, of the cut-off date principal balance of the junior mortgage loan to the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any mortgage loans senior or subordinate to the junior mortgage loan at the time of the origination of the junior mortgage loan.

Underwriting Policies

The mortgage loans will be acquired by the depositor, either directly or through affiliates, from affiliated or unaffiliated sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each mortgage collateral seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the mortgage collateral seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

General Standards

In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the mortgagor from other sources.

As described in the related prospectus supplement, some mortgage loans may have been originated under “limited documentation,” “stated documentation” or “no documentation” programs that require less documentation and verification than do traditional “full documentation” programs. Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor’s credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under “—Loan-to-Value Ratio.” Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or CLTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See “Certain Legal Aspects of Mortgage Loans and Contracts.” Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of junior mortgage loans, payments required to be made on any senior mortgage. The originator’s guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor’s gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The level of review by the Affiliated Seller, if any, will vary depending on several factors. The depositor will typically arrange for a review of a sample of the mortgage loans for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of securities. Such review, with respect to seasoned mortgage loans or mortgage loans that have been outstanding for more than 12 months, may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the mortgage loan. In addition, procedures may be conducted to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions. The depositor may also consider a specific area’s housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, the depositor may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

The depositor anticipates that mortgage loans included in mortgage pools for certain series of securities will have been originated based on underwriting standards that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related mortgage loan. In addition, some mortgage loans with LTV ratios over 80% will not be required to have the benefit of primary mortgage insurance. Likewise, mortgage loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned mortgage loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated mortgage loans.

The underwriting standards that may be applicable to any mortgage loans typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans, and will be described in the related prospectus supplement.

Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness. In addition, Credit Scores may be obtained by the Affiliated Seller or the designated seller after the origination of a mortgage loan if the seller does not provide to the Affiliated Seller or the designated seller a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of the related prospectus supplement.

The Contracts

General

The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the related prospectus supplement. The contracts may be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the related prospectus supplement, Balloon Loans.

The manufactured homes securing the contracts will consist of “manufactured homes” within the meaning of 42 U.S.C. § 5402(6), which are treated as “single family residences” for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

Some contract pools may include contracts that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The related prospectus supplement will describe the percentage of contracts that are delinquent and whether such contracts have been so delinquent more than once during the preceding twelve months. Contract pools that contain delinquent contracts are more likely to sustain losses than are contract pools that contain contracts that have a current payment status.

Underwriting Policies

Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the related prospectus supplement. With respect to FHA contracts and VA contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, that were in effect at the time of origination of the related contract will in most cases have been applied.

With respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home. However, unless otherwise specified in the related prospectus supplement, an appraisal of the manufactured home will not be required.

The Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See “Additional Information” for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage- backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards described in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage- backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of securities will be described in the related prospectus supplement.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.). It is the nation’s largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See “Additional Information” for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Securities

In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be described in the related prospectus supplement.

Mortgage Collateral Sellers

The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through an Affiliated Seller, from mortgage collateral sellers that may be banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may be affiliates of the depositor. Such purchases may occur by one or more of the following methods:

•	one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the securities or which may occur over an extended period of time; or

•	one or more purchases from affiliated sellers.

The depositor may issue one or more classes of securities to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of securities, if so described in the related prospectus supplement.

Qualifications of Sellers

Unless otherwise specified in the related prospectus supplement with respect to an unaffiliated seller of mortgage loans secured by residential properties, each unaffiliated seller must be an institution experienced in originating conventional mortgage loans and/or FHA loans or VA loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

Representations With Respect to Mortgage Collateral

Mortgage collateral sellers will typically make certain limited representations and warranties with respect to the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. The Affiliated Seller and the depositor will not assign to the trustee for the benefit of the securityholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral sold by it or any remedies provided for any breach of those representations and warranties, except to the extent that the substance of the breach also constitutes fraud in the origination of the mortgage loan or the breach relates to the absence of toxic waste or other environmental hazards. Accordingly, unless the related prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the securityholders, the only representations and warranties that will be made for the benefit of the securityholders will be the limited representations and warranties of the Affiliated Seller described below and any representations made by a mortgage collateral seller to the limited extent described in this paragraph.

Except in the case of a Designated Seller Transaction or unless otherwise specified in the related prospectus supplement, with respect to any mortgage loan or contract constituting a part of the trust, in most cases the Affiliated Seller will generally represent and warrant that:

•	as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

•	except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the applicable underwriting standards or an equivalent protection was effective or an attorney’s certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

•	to the best of the Affiliated Seller’s knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

•	the Affiliated Seller had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

•	each mortgaged property is free of material damage and is in good repair;

•	each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination; and

•	there is no delinquent tax, or assessment lien against the related mortgaged property.

In the event of a breach of a representation or warranty made by the Affiliated Seller that materially adversely affects the interests of the securityholders in the mortgage loan or contract, the Affiliated Seller will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below. In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the related prospectus supplement, the Affiliated Seller will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

•	liens of real property taxes and assessments not yet due and payable;

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

•	liens of any senior mortgages, in the case of junior mortgage loans; and

•	other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the related prospectus supplement, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, the Affiliated Seller will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under “—Repurchases of Mortgage Collateral” and “—Limited Right of Substitution.”

In a Designated Seller Transaction, unless otherwise specified in the related prospectus supplement, the designated seller will have made representations and warranties regarding the loans to the depositor in most cases similar to those made by the Affiliated Seller and described above.

Repurchases of Mortgage Collateral

If a designated seller, the Affiliated Seller or the mortgage collateral seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the securityholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Administrator or the trustee, and the breach materially and adversely affects the interests of the securityholders in the item of mortgage collateral, the designated seller, the Affiliated Seller or the mortgage collateral seller, as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under “Description of the Securities—Review of Mortgage Loan or Contract Documents,” if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan or contract, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral. Unless otherwise specified in the related prospectus supplement, the purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See “—Limited Right of Substitution” below.

The Affiliated Seller will not be required to repurchase or substitute for any mortgage loan or contract if the circumstances giving rise to the requirement also constitute fraud in the origination of the related mortgage loan or contract. Furthermore, because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither the Affiliated Seller nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

The master servicer, the servicer or the Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller, the Affiliated Seller or the mortgage collateral seller of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer’s current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related securityholders.

The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation for a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the securityholders, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related securities.

Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, the Affiliated Seller or a mortgage collateral seller arising from any misrepresentation by the designated seller, the Affiliated Seller or mortgage collateral seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor’s or the Affiliated Seller’s representations has occurred, the seller’s purchase obligation will not become an obligation of the depositor or the Affiliated Seller. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a seller, if applicable, or by the Affiliated Seller in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related securities.

Notwithstanding the foregoing, if any seller requests that the master servicer consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, the master servicer may release that seller from liability under its representations and warranties described above if the successor servicer assumes the seller’s liability for the representations and warranties as of the date they were made. In that event, the master servicer’s rights under the instrument by which the successor servicer assumes the seller’s liability will be assigned to the trustee, and the successor servicer shall be deemed to be the “seller” for purposes of the foregoing provisions.

Limited Right of Substitution

In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or the Affiliated Seller, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the securities with respect to a trust. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the related prospectus supplement, the substitution must be effected within two years of the date of the issuance of the securities, and may not be made unless (i) an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

•	have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

•	have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

•	have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract; and

•	comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related securityholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related prospectus supplement, a mortgage collateral seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the related prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the related prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under “The Agreements” below, describe all material terms and provisions relating to the securities common to each agreement. All references to an “agreement” and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreement for each trust and the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following:

•	a single class of securities;

•

one or more classes of senior securities, of which one or more classes of securities may be senior in right of payment to any other class or classes of securities subordinated thereto, and as to which some classes of senior securities may be senior to other classes of senior securities, as described in the respective prospectus supplement;

•	one or more classes of mezzanine securities which are subordinate securities but which are senior to other classes of subordinate securities relating to such distributions or losses;

•	one or more classes of strip securities which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

•	two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including “planned amortization classes” and “targeted amortization classes,” or on the basis of collections from designated portions of the mortgage pool or contract pool, which series may include one or more classes of accrual securities for which some accrued interest will not be distributed but rather will be added to their security principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs, or on such other dates as may be specified in the related prospectus supplement; or

•	other types of classes of securities, as described in the related prospectus supplement.

Credit support for each series of securities may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, financial guaranty insurance policy, surety bond or other credit enhancement as described under “Description of Credit Enhancement,” or by the subordination of one or more classes of securities as described under “Subordination” or by any combination of the foregoing.

Form of Securities

As specified in the related prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the security registrar appointed under the related pooling and servicing agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the security, except as otherwise indicated in the related prospectus supplement.

If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, société anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the related prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC’s nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear System’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

Unless otherwise specified in the related prospectus supplement, no beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Administrator as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act for the securities, may be limited because of the lack of physical securities evidencing the securities and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Administrator, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Mortgage Loans

At the time of issuance of a series of securities, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the related prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the last day of the month of the cut-off date, other than principal and interest due on or before such date and any Spread. The trustee will, concurrently with that assignment, deliver a series of securities to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or CLTV ratio and junior mortgage ratio, as applicable, at origination or modification, without regard to any secondary financing.

If stated in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. For mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, except as described in the related prospectus supplement, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

•	the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

•	the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

•	an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS® System, or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits; and

•	if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the related prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS® System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the related prospectus supplement.

Notwithstanding the preceding four paragraphs, the documents for home equity loans will be delivered to the trustee, or to the custodian, only to the extent specified in the related prospectus supplement. Generally these documents will be retained by the servicer or the master servicer.

Assignment of the Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread. Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See “Certain Legal Aspects of Mortgage Loans and Contracts—The Contracts.”

Review of Mortgage Loan or Contract Documents

The trustee or the custodian will hold documents in trust for the benefit of the securityholders and, within 90 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller, a designated seller, or subservicer. If the mortgage collateral seller, the designated seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the related prospectus supplement, after notice of the defect is given to the mortgage collateral seller, the designated seller or the subservicer, as applicable, the mortgage collateral seller, the designated seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the related prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under “The Trust — Repurchases of Mortgage Collateral.” Unless otherwise specified in the related prospectus supplement, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the securityholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the related prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

Spread

The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral. The payment of any Spread will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon and will not be part of the related trust. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the securityholders entitled to payments of interest.

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, except as otherwise provided, will include the following:

•	all payments on account of principal of the mortgage loans or contracts comprising a trust;

•	all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing or other compensation;

•	Liquidation Proceeds;

•	to the extent specified in the related prospectus supplement, Subsequent Recoveries;

•	all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer’s or servicer’s normal servicing procedures;

•	any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;

•	all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, the Affiliated Seller, any subservicer or mortgage collateral seller or any other person under the terms of the related agreement as described under “The Trusts—Representations With Respect to Mortgage Collateral” and “—Repurchases of Mortgage Collateral;”

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

•	any amounts required to be transferred from the Payment Account to the Custodial Account.

In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

•	maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

•	an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

•	in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

•	in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

•	any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one series of securities as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

Unless otherwise described in the related prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

•	the amount of any Advances made by the master servicer or the servicer as described in this prospectus under “—Advances;”

•	any payments under any letter of credit or any financial guaranty insurance policy, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under “Description of Credit Enhancement” below;

•	any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under “Insurance Policies on Mortgage Loans or Contracts” below;

•	any distributions received on any mortgage securities included in the trust; and

•	any other amounts as described in the related agreement.

The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the related prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Unless otherwise specified in the related prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the related prospectus supplement will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

Collection of Payments on Mortgage Securities

The trustee or the Administrator, as specified in the related prospectus supplement, will deposit in the Payment Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

Withdrawals From the Custodial Account

The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement or servicing agreement, which in most cases will include the following:

•	to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement and described above under “—Payments on Mortgage Collateral;”

•	to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

•

to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts, and, if so provided in the related agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

•	to pay to itself, a subservicer, the Affiliated Seller, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

•	to pay the depositor or its assignee, or any other party named in the related prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

•	to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the related agreement;

•	to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the securityholder, or against which it or the depositor is indemnified under the related agreement;

•	to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

•	to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the related agreement, as described in “The Agreements—Termination; Retirement of Securities.”

Distributions

Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the related prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or the Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the related prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer, the Administrator or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. Except as otherwise provided in the related agreement, the final distribution in retirement of the securities of any class, other than a subordinate class, will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder’s percentage interest in a particular class.

As a result of the provisions described below under “—Realization Upon Defaulted Mortgage Loans or Contracts,” under which the security principal balance of a class of subordinate securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain outstanding until the termination of the related trust, even if the security principal balance thereof has been reduced to zero.

Principal and Interest on the Securities

The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the related prospectus supplement, interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the related prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date for a series of securities, the trustee or the master servicer or the Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of securities, or on such other day as is specified in the related prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the related prospectus supplement. Distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class or as otherwise described in the related prospectus supplement.

Except as otherwise provided in the related pooling and servicing agreement, on or prior to the 20th day, or, if the 20th day is not a business day, the next business day, of the month of distribution, the master servicer or the Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or the Administrator, as applicable, will furnish a statement to the trustee with information to be made available to securityholders by the master servicer or the Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

The following chart provides an example of the flow of funds as it would relate to a hypothetical series of securities backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in August 2005:

Date	Note	Description
August 1	(A)	Cut-off date.

August 2-31	(B)	Servicers or subservicers, as applicable, receive any Principal Prepayments and applicable interest thereon.

August 31	(C)	Record date.

August 2-September 1	(D)	The due dates for payments on a mortgage loan or contract.

September 20	(E)	Servicers or subservicers remit to the master servicer or servicer, as applicable, scheduled payments of principal and interest due during the related Due Period and received or advanced by them.

September 20	(F)	Determination date.

September 25	(G)	Distribution date.

Succeeding months follow the pattern of (B) through (G), except that for succeeding months, (B) will also include the first day of that month. A series of securities may have different prepayment periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described in this example.

(A)

The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on August 1 after deducting principal payments due on or before that date or as described in the related prospectus supplement. Those principal payments due on or before August 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on August 1 are not part of the mortgage pool or contract pool and will not be passed through to securityholders.

(B)	Any Principal Prepayments may be received at any time during this period and will be remitted to the master servicer or servicer as described in (E) below for distribution to securityholders as described in (F) below. When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to securityholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)	Distributions on September 25 will be made to securityholders of record at the close of business on August 31.

(D)	Scheduled principal and interest payments are due from mortgagors.

(E)	Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on September 20, 2005 together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full and Principal Prepayments in part received by subservicers during the month of August will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(F)	On September 20, the master servicer or servicer will determine the amounts of principal and interest which will be passed through on September 25 to the holders of each class of securities. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period which have been received from subservicers or servicers prior to and including September 18, as well as all Principal Prepayments received on mortgage loans in August, with interest adjusted to the pass-through rates applicable to the respective classes of securities and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior securities, if any, on September 25 may include amounts otherwise distributable to the holders of the related subordinate securities, amounts withdrawn from any reserve fund, amounts drawn against any financial guaranty insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in “Subordination” and “—Advances.”

(G)	On September 25, the amounts determined on September 20 will be distributed to securityholders.

If provided in the related prospectus supplement, the distribution date for any series of securities as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

As to each series of securities, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under “—Servicing and Administration of Mortgage Collateral,” and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the related prospectus supplement for any series of securities as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, the Affiliated Seller, a subservicer, the designated seller or a mortgage collateral seller.

Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to securityholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under “—Servicing and Administration of Mortgage Collateral.” For any senior/subordinate series, so long as the related subordinate securities remain outstanding with a security principal balance greater than zero and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

The master servicer’s or servicer’s obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the securities may also be downgraded.

Prepayment Interest Shortfalls

When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

If stated in the related prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid during the related prepayment period equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the related prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of securities of a series. See “Yield Considerations.”

Funding Account

If stated in the related prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related securities. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. Unless otherwise specified in the related prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. Unless otherwise specified in the related prospectus supplement, the related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the related prospectus supplement.

Revolving Period

The related prospectus supplement may provide that all or a portion of the principal collections may be applied to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Reports to Securityholders

On each distribution date, the master servicer or the Administrator, as applicable, will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the related prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

•	the amount, if any, of the distribution allocable to principal;

•	the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

•	the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date;

•	the outstanding principal balance or notional amount of each class of securities after giving effect to the distribution of principal on that distribution date;

•	based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

•	the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

•	the balance of the reserve fund, if any, at the close of business on that distribution date;

•	the percentage of the outstanding principal balances of the senior securities, if applicable, after giving effect to the distributions on that distribution date;

•	in the case of securities benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any alternative credit enhancement;

•	if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

•	the servicing fee payable to the master servicer and the subservicer; and

•	for any series of securities as to which the trust includes mortgage securities, any additional information as required under the related agreement.

In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

The master servicer, the Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of securities for which the trust includes mortgage securities, the master servicer’s or Administrator’s servicing and administration obligations will be described in the related prospectus supplement.

Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer’s or the master servicer’s servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. Unless otherwise specified in the related prospectus supplement, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For any series of securities as to which the trust includes mortgage securities, the master servicer’s servicing and administration obligations will be under the terms of those mortgage securities.

In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications. Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of junior mortgage loans, the mortgagor is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

Other duties and responsibilities of each servicer, the master servicer and the Administrator are described above under “—Payments on Mortgage Collateral.”

Special Servicing

The related agreement for a series of securities may name a Special Servicer, which may be an affiliate of the depositor. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the related prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

•	instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

•	instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the securityholders; or

•	become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer’s or servicer’s servicing guidelines.

In addition, the related prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of “Due-on-Sale” Clauses

Unless otherwise specified in the related prospectus supplement, when any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee’s rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See “Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Enforceability of Certain Provisions” and “—The Contracts—‘Due-on-Sale’ Clauses.”

If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

Realization Upon Defaulted Mortgage Loans or Contracts

For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt. In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. For any junior mortgage loan, following any default, if the senior mortgage holder commences a foreclosure action it is likely that such mortgage loan will be written off as bad debt with no foreclosure proceeding unless foreclosure proceeds for such mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs.

Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

For purposes of calculations of amounts distributable to securityholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under “Certain Legal Aspects of Mortgage Loans and Contracts” concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In some cases, the master servicer or servicer will treat a second lien loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the mortgage loan or contract. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the related prospectus supplement provides otherwise.

If specified in the related prospectus supplement, if a final liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities. In addition, if so specified in the related prospectus supplement, the security principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of securities. However, the security principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce the security principal balance of that class of securities. The amount of any remaining subsequent recoveries will be applied to increase the security principal balance of the class of securities with the next lower payment priority; however, the security principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the security principal balance of that class of securities, and so on. Holders of securities whose security principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the security principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

In the case of a series of securities other than a senior/subordinate series, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the Administrator’s, the master servicer’s or the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see “Description of Credit Enhancement” and “Insurance Policies on Mortgage Loans or Contracts.”

The market value of any Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial and dwelling units. Since a default on a mortgage loan secured by Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see “Certain Legal Aspects of Mortgage Loans and Contracts.”

The master servicer or the Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the related prospectus supplement.

DESCRIPTION OF CREDIT ENHANCEMENT

General

As described in the related prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

•	a letter of credit;

•	subordination provided by any class of subordinated securities for the related series;

•	overcollateralization;

•	a mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the related prospectus supplement;

•	a reserve fund;

•	a financial guaranty insurance policy or surety bond;

•	derivatives products, as described in the related prospectus supplement; or

•	another form as may be described in the related prospectus supplement.

Credit support for each series of securities may be comprised of one or more of the above components. Each component may have a dollar limit and may provide coverage with respect to Realized Losses that are:

•	Defaulted Mortgage Losses;

•	Special Hazard Losses;

•	Bankruptcy Losses; and

•	Fraud Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

As described in this prospectus and in the related prospectus supplement,

•	coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

•	coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

•	coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

•	coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

In addition, if stated in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of securities as described under “Subordination,” or in the form of a financial guaranty insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing. Coverage may also be provided by representations made by the Affiliated Seller or the depositor. If stated in the related prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the related agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the related prospectus supplement.

Each prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for a series of securities may cover one or more other series of securities.

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.

Letters of Credit

If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account, with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the related prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the related prospectus supplement.

For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the related prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate securities.

If so provided in the related agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then-outstanding securities with a security principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of securities of the related series. See “Description of the Securities—Servicing and Administration of Mortgage Collateral—Special Servicing” above.

In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of the Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement.

Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the related prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the related prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities in accordance with their respective security principal balances or as otherwise specified in the related prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of securities of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

If so provided in the related prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under “Description of Credit Enhancement—Reserve Funds” and in the related prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the related prospectus supplement. The rights of the holders of subordinate securities to receive the Subordinate Amount will be limited to the extent described in the related prospectus supplement. As specified in the related prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the related prospectus supplement may specify.

For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the related prospectus supplement.

Overcollateralization and Excess Cash Flow

If stated in the related prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some Realized Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

Protection against losses on all or a portion of the mortgage loans in a mortgage loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on mortgage loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer’s payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the related prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the mortgage loans that are subject to the policy. The insurer’s payment obligations will be limited to the amount stated in the related prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the related prospectus supplement, if any, will cover Defaulted Mortgage Losses on mortgage loans in an amount specified in the related prospectus supplement. As described under “—Maintenance of Credit Enhancement,” the master servicer, servicer or Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price described in the related prospectus supplement, or (b) to pay the portion of the loss specified in the related prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a mortgage collateral seller may also have occurred. That breach, if it materially and adversely affects the interests of securityholders, has been assigned to the trustee for the benefit to the securityholders and cannot be cured, may give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under “The Trusts—Representations With Respect to Mortgage Collateral.” However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or the Affiliated Seller.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See “Certain Legal Aspects of Mortgage Loans and Contracts.” Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See “Description of the Securities—Advances.” If specified in the related prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under “Insurance Policies on Mortgage Loans or Contracts—Standard Hazard Insurance on Mortgaged Properties,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See “—Special Hazard Insurance Policies” below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the related prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related agreement and will be subject to reduction as described in the related agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

To the extent described in the related prospectus supplement, coverage relating to Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or the Affiliated Seller.

Bankruptcy Bonds

In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See “Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.” Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy policy will be described in the related prospectus supplement.

Reserve Funds

If stated in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the related prospectus supplement. Instead of or in addition to that deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

For any series of securities as to which credit enhancement includes a letter of credit, if stated in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the related prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if described in the related prospectus supplement.

The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Administrator or any other person named in the related prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the related prospectus supplement.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of securities, the master servicer, the servicer or the Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” The master servicer, the servicer or the Administrator, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

The master servicer, the servicer or the Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. If specified in the related prospectus supplement, as to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided with respect to any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected and with consent of the related credit enhancer, if applicable.

Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, unless otherwise specified in the related prospectus supplement, neither the master servicer, the servicer, the Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer, the servicer or the Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some types of mortgage collateral and classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Unless otherwise specified in the related prospectus supplement, each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. In addition, FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

If specified in the related prospectus supplement, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the related prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the Affiliated Seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Junior mortgage loans usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

Under a federal statute, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan’s amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan’s LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

•	the insured percentage of the loss on the related mortgaged property;

•	the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•	at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•	rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

•	hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•	amounts expended but not approved by the primary insurer;

•	claim payments previously made on the mortgage loan; and

•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•	advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•	in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any securities offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the related prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of junior mortgage loans, the principal balance of any senior mortgage loans, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan. The related agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers. If junior mortgage loans are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Junior Mortgages, Rights of Senior Mortgagees.”

The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor’s coverage falls below this specified percentage, this clause usually provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Subordination” above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the related prospectus supplement, afforded by subordination, and “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

For mixed-use mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any related mortgaged properties secured by REO Mortgage Loans.

Standard Hazard Insurance on Manufactured Homes

The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home’s location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to contracts underlying a series of securities will be described in the related prospectus supplement.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran’s home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the related prospectus supplement. Any VA guaranty relating to contracts underlying a series of securities will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor is an indirect wholly owned subsidiary of SG Americas, Inc., which is a wholly owned subsidiary of Société Générale. The depositor was formed in the State of Delaware on May 17, 2005. The depositor was formed for the purpose of acquiring mortgage loans and contracts and issuing securities backed by such mortgage loans and contracts. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through SG Mortgage Finance Corp., which is a wholly owned subsidiary of SG Americas, Inc., or through other affiliates. The depositor does not have any significant assets.

The securities do not represent an interest in or an obligation of the depositor. The depositor’s only obligations for a series of securities will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the related prospectus supplement.

The depositor maintains its principal office at 1221 Avenue of the Americas, New York, NY 10020. Its telephone number is (212) 278-6000.

MASTER SERVICER

For each series of securities, the related prospectus supplement will identify the entity that will act as master servicer and summarize its delinquency, foreclosure and loan loss experience, to the extent available, on the portfolio of loans for which it acts as master servicer. There can be no assurance that such experience will be representative of the results that may be experienced for any particular series of securities.

THE AGREEMENTS

As described in this prospectus under “Introduction” and “Description of the Securities—General,” each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

Servicing Compensation and Payment of Expenses

Each servicer, the master servicer or the Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the securities of a series in an amount to be specified in the related prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of securities as to which the trust includes mortgage securities, the compensation payable to the master servicer or Administrator for servicing and administering such mortgage securities on behalf of the holders of such securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the related prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

Each related servicing agreement will provide that the master servicer or Administrator, as appropriate, will, for each series of securities, deliver to the trustee, on or before the date in each year specified in the related agreement, an officer’s certificate stating that:

•	a review of the activities of the master servicer, or the Administrator, during the preceding calendar year relating to its servicing of mortgage loans and its performance under the related agreements, including the related pooling and servicing agreement, has been made under the supervision of that officer;

•	to the best of the officer’s knowledge, based on the review, the master servicer or the Administrator has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under the related agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of such noncompliance or specify each default known to the officer and the nature and status thereof; and

•	to the best of the officer’s knowledge, each subservicer has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout such year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

In addition, each agreement will provide that the master servicer or the Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering such statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

Certain Other Matters Regarding Servicing

Each servicer, the master servicer or the Administrator, as applicable, may not resign from its obligations and duties under the related agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the securities except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer’s, the master servicer’s or the Administrator’s obligations and duties under the related agreement.

Each agreement will also provide that neither the servicer, the master servicer or the Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the related agreement. The servicer, the master servicer or the Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the related agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Administrator will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the related agreement.

A servicer, the master servicer or the Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

Pooling and Servicing Agreement; Servicing Agreement

Unless otherwise provided in the related prospectus supplement, events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

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any failure by the servicer, or master servicer to make a required deposit to the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

•	any failure by the master servicer or Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement with respect to that series of securities which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Administrator, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

•	some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Administrator and certain actions by the master servicer or the Administrator indicating its insolvency or inability to pay its obligations.

A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related agreement.

Rights Upon Event of Default under Pooling and Servicing Agreement or Servicing Agreement

So long as an event of default remains unremedied, except as otherwise provided for in the related agreement with respect to any third party credit enhancer, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or the Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Administrator as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the mortgage collateral during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer, the servicer or the Administrator under the related agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer, the Administrator or the servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer, the servicer or the Administrator under the related agreement, unless otherwise described in the related agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer, the servicer or the Administrator under the related agreement.

No securityholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Indenture

Unless otherwise provided in the related prospectus supplement, an event of default under the indenture for each series of notes will include:

•	default for five days or more in the distribution of any principal of or interest on any note of the series;

•	failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the related prospectus supplement;

•	any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the related prospectus supplement;

•	certain bankruptcy, insolvency, or similar events relating to the depositor or the trust; and

•	any other event of default provided for securities of that series.

Rights Upon Event of Default under Indenture

If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

•	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

If stated in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

•	the holder previously has given to the trustee written notice of default and the continuance of that default,

•	the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

•	no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class, except as otherwise provided for in the related agreement regarding the credit enhancer.

However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under the related agreement or in relation to the related agreement at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

Amendment

Unless otherwise provided in the related prospectus supplement, each agreement may be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, without the consent of the related securityholders:

•	to cure any ambiguity;

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

•	to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

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if an election to treat the related trust as a “real estate mortgage investment conduit,” or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the securities, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

•	to make any other provisions with respect to matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

•	to amend any provision that is not material to holders of any class of related securities.

Unless otherwise provided in the related prospectus supplement, each agreement may also be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment, or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Securities

The primary obligations created by the related agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate upon the payment to the related securityholders of all amounts held in the Payment Account or by the entity specified in the related prospectus supplement and required to be paid to the securityholders following the earlier of

•	the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

•	the purchase by entity specified in the related prospectus supplement from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the related prospectus supplement. In addition to the foregoing, entity specified in the related prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner described in the related prospectus supplement. Following the purchase of such securities, the master servicer or the servicer will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of securities shall be made at the option of entity specified in the related prospectus supplement at the price specified in the related prospectus supplement. Such entity, if not the Affiliated Seller or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity; provided that no assets of such plan are invested or deemed to be invested in the securities) and (B) not a “benefit plan investor” as defined in the U.S. Department of Labor regulations at 29 C.F.R. 2510.3-101(f). The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the related prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property in the related trust, if stated in the related prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the related prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holders of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

The trustee under each pooling and servicing agreement or trust agreement under which a series of securities is issued will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

The owner trustee under each trust agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including SG Americas, Inc. and Société Générale.

The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

The indenture trustee under the indenture will be named in the related prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including SG Americas, Inc. and Société Générale.

The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

YIELD CONSIDERATIONS

The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the related prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the security or its notional amount, if applicable.

In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with high LTV ratios or CLTV ratios, as applicable, may be higher than for other types of mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that have been originated pursuant to lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities. In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios or CLTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this prospectus under “Description of the Securities—Servicing and Administration of Mortgage Collateral,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See “The Trusts—The Mortgage Loans—Interest Only Loans.”

To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee. See “Description of the Securities — Assignment of Mortgage Loans” and “—Assignment of Contracts.”

The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest on accrual securities, on the basis of that class’s specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the related prospectus supplement under “Description of the Securities – Distributions.” Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip securities, as applicable.

The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the related prospectus supplement.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See “The Trusts – Representations With Respect to Mortgage Collateral.”

In general, if a security is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See “Description of the Securities—Prepayment Interest Shortfalls.” A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See “Description of the Securities—Prepayment Interest Shortfalls.” Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See “Maturity and Prepayment Considerations.”

For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

For any junior mortgage loans, the inability of the mortgagor to pay off the balance thereof may affect the ability of the mortgagor to obtain refinancing of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor’s circumstances. Furthermore, if stated in the related prospectus supplement, under the applicable agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor’s circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

The holder of a junior mortgage loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a junior mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received on any junior mortgage loans will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For mortgage loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the mortgage loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the mortgage loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a junior mortgage loan may only foreclose on the property securing the related mortgage loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

As may be described in the related prospectus supplement, the related agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the related prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related securities.

If stated in the related prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of securities in the manner described in the related prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The related prospectus supplement may describe other factors concerning the mortgage collateral securing a series of securities or the structure of such series that will affect the yield on the securities.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Trusts,” the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The related prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of securities.

If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under “Description of the Securities—Funding Account,” and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The related prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the related prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in mortgagors’ housing needs;

•	job transfers;

•	unemployment;

•	mortgagors’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the mortgagor.

All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of securities, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts. The depositor is not aware of any historical prepayment experience with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See “The Trusts—The Mortgage Loans—Interest Only Loans.”

Typically, junior mortgage loans, such as home equity loans, in general, are not viewed by mortgagors as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans. On the other hand, because the Revolving Credit Line Loans such as home equity loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust funds may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may

•	make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of Revolving Credit Line Loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month, or

•	make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the Revolving Credit Line Loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

To the extent that losses on the contracts are not covered by any credit enhancement, holders of the securities of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See “The Trusts—The Contracts.”

Unless otherwise specified in the related prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. Unless the related prospectus supplement indicates otherwise, the master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Description of the Securities — Servicing and Administration of Mortgage Collateral — Enforcement of ‘Due-on-Sale’ Clauses” and “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Enforceability of Certain Provisions” and “—The Contracts” for a description of provisions of each agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying mortgage loans.

Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools “limited documentation,” “stated documentation” and “no documentation” mortgage loans and contracts, mortgage loans and contracts that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to mortgagors with imperfect credit histories and prior bankruptcies. Likewise, a trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

While most manufactured housing contracts will contain “due-on-sale” provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA loans, FHA contracts, VA loans and VA contracts are not permitted to contain “due-on-sale” clauses, and are freely assumable.

Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

•	not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

•	not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

•	be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of securities.

No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See “Certain Legal Aspects of Mortgage Loans and Contracts.” In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under “Description of Credit Enhancement” or in the related prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See “Yield Considerations.”

Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See “The Agreements—Termination; Retirement of Securities.” Any purchase will shorten the weighted average lives of the related securities.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee’s authority under a deed of trust and the mortgagee’s or grantee’s authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the related prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative’s building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender’s interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the securityholders of the related series. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement.”

Foreclosure on Junior Mortgage Loans

If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a “due-on-sale” clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender’s title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See “Description of the Securities — Realization Upon Defaulted Mortgage Loans or Contracts.”

In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower, or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are generally provided for in recognition agreements.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or “crammed down,” in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be

“crammed down” in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligators’ rescinding the mortgage loans against either the originators or assignees.

Homeownership Act and Similar State Laws

Some mortgage loans and contracts, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Except in the case of a Designated Seller Transaction or unless otherwise specified in the related prospectus supplement, the Affiliated Seller will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the Affiliated Seller will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the securityholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

Unless the related prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits may apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates on ARM loans, which will be described in the related prospectus supplement.

Unless otherwise described in the related prospectus supplement, the Affiliated Seller, the seller of the mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

•	state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

•	state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

•	all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the advance. In most states, the trust deed or mortgage lien securing mortgage retroactively to the date of the original recording of the trust deed or credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Contracts

General

A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the related prospectus supplement, substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the Affiliated Seller or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the securityholders. See “Description of the Securities — Assignment of the Contracts.” Unless otherwise specified in the related prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the related prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee’s security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See “—The Mortgage Loans” above.

Enforcement of Security Interests in Manufactured Homes

The servicer or the master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days’ notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor’s contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see “—The Mortgage Loans — Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Consumer Protection Laws

If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the “Holder-in-Due-Course” rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce the related contract. In particular, the originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding contracts against either the originators or assignees. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act Loans as discussed under “—The Mortgage Loans—Homeownership Act and Similar State Laws.”

“Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing “due-on-sale” clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see “—The Mortgage Loans — Applicability of Usury Laws” above. Unless otherwise specified in the related agreement, the Affiliated Seller, the mortgage collateral seller, or another specified party, will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower’s mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are servicemembers called to active duty and includes members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act. For mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act and the laws of some states impose limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar state legislation or regulations applies to any mortgage loan or contract which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the related prospectus supplement. The master servicer or another entity identified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

A court case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Parity Act, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered hereunder.

The following discussion addresses securities of three general types:

•	REMIC certificates,

•	grantor trust securities, and

•	debt securities.

REMICs

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The related prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

If a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the related prospectus supplement for that series.

The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests,” or REMIC regular certificates, or “residual interests” or REMIC residual certificates, in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage collateral may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage collateral that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed-rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or the Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the related agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “— Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•	in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•	in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s certificate becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders’ after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “— Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered hereby, described therein will not apply.

If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders’ initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee must represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)	the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

(2)	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related agreement, including provisions:

(1)	requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

(2)	providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

(3)	granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under

“—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates— Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Administrator or the trustee in either case out of its own funds, provided that the master servicer, the Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s, the Administrator’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer or the Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the master servicer or the Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer, or the Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Administrator, as applicable, at the address provided in the related prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, “United States person” means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the

United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Grantor Trust Securities

With respect to each series of securities for which no REMIC election is made and which are not subject to debt treatment (without reference to the REMIC provisions of the Internal Revenue Code), Mayer, Brown, Rowe & Maw LLP, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related trust will be administered and the securities will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each related trust will be classified as a “grantor trust” governed by the provisions of subpart E, Part I, of subchapter J of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a payment rate will be referred to as a “grantor trust fractional interest security.” A grantor trust security representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a “grantor trust strip security.”

Special Tax Attributes

Mayer, Brown, Rowe & Maw LLP, special tax counsel to the depositor, will deliver its opinion that (a) the grantor trust fractional interest certificates represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; and (2) obligations, including any participation or security of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and (b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or security of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Beneficial Owners of Grantor Trust Certificates

Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of distributable interest. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner’s miscellaneous itemized deductions exceeds 2% of the beneficial owner’s adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner’s income as it accrues, regardless of the beneficial owner’s method of accounting. The coupon stripping rules generally will not apply, however, if (1) the payment rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See “—Discount and Premium.”

Discount and Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount or market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount and market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,—Market Discount,—Premium.”

Sales of Grantor Trust Certificates

Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any payments of principal.

Grantor Trust Reporting

The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each payment a statement detailing the amount of the payment allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the master servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS to the extent required by law.

Foreign Investors in Grantor Trust Securities

Payments made on a grantor trust security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. This exemption is applicable if: (1) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security; (2) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and (3) the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

For purposes of these rules, a U.S. person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Debt Securities

General

For each series of debt securities, tax counsel to the depositor will deliver its opinion to the depositor, subject to certain specified qualifications, to the effect that for federal income tax purposes the debt securities will be treated as debt of the depositor secured by the mortgage loans, and the depositor will not be classified as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool. As discussed herein, the term “debt securities” includes “notes” with respect to which tax counsel to the depositor delivers such an opinion. Further, for purposes of this tax discussion, references to a “securityholder” or a “holder” are to the beneficial owner of a debt security. By its purchase of a debt security, each securityholder will agree to treat the debt security as indebtedness for federal, state and local income and franchise tax purposes, and to report income received on debt securities in accordance with its normal method of accounting.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the “OID Regulations”). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as debt securities.

Status as Real Property Loans: Special Tax Attributes

As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal

Revenue Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding an investment in debt securities.

Debt securities held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code. Debt securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and interest on debt securities will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code. In addition, the debt securities will not be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code.

Interest and Original Issue Discount

Stated interest on the debt securities will be recognized in income by a securityholder as ordinary interest income when received or accrued in accordance with the securityholder’s method of accounting. Based on the initial offering price of a debt security issued by the trust, the debt securities may also be viewed as having original income discount for federal income tax purposes. Generally, a holder of a debt security possessing original issue discount is required to accrue as interest income the amount of the debt security’s original issue discount at a constant yield throughout the term of the debt security, regardless of the holder’s method of accounting. As a result, the amount of interest income realized by a holder of a debt security possessing original issue discount may exceed the amount of cash payments received with respect to such debt instrument within a given period. If any issuance of debt securities by the trust bears original issue discount, detailed consequences relating to such original issue discount will be provided in the related prospectus supplement.

Section 1272(a)(6) of the Code requires that a prepayment assumption (the “Prepayment Assumption”) be used with respect to the collateral underlying debt instruments in computing the accrual of discount if payments under the debt instruments may be accelerated by reason of prepayments of other obligations securing the debt instruments, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations. However, as noted above, those regulations have not been issued. The Conference Committee Report (the “Committee Report”) of the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a debt security must be the same as that used in pricing the initial offering of the debt security. The Prepayment Assumption that will be used in determining the rate of amortization of market discount and premium, if any, on each class of the debt securities, will be detailed in the related prospectus supplement for each class of debt securities. No representation is made that the mortgage loans will prepay at those rates or at any other rate.

The original issue discount on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than “qualified stated interest.” “Qualified stated interest” includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that typically does not operate in a manner that accelerates or defers interest payments on the note.

For notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

Some classes of the notes provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period”, as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

In addition, for those classes of the notes where the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so- called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Material Federal Income Tax Considerations—Market Discount” in this prospectus supplement for a description of the election under the OID Regulations.

The holder of notes issued with more than a de minimis amount of original issue discount must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, unless otherwise stated in the accompanying prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

•	the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

•	the daily portions of original issue discount for all days during the accrual period prior to that day, less

•	any principal payments made during the accrual period relating to the note.

Market Discount

A securityholder that purchases a debt security at a market discount, that is, in the case of a debt security issued without original issue discount, at a purchase price less than its remaining stated principal amount or, in the case of a debt security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each payment representing a portion of the Debt security’s stated redemption price. In particular, under Section 1276 of the Code, such a securityholder generally will be required to allocate the portion of each such payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. The holder of a debt security may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing rule. If made, the election will apply to all market discount debt securities acquired by the securityholder on and after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a debt security with market discount, the securityholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a securityholder that made this election for a debt security that is acquired at a premium would be deemed to have made an election to amortize debt security premium with respect to all debt instruments having amortizable premium that the securityholder owns or acquires. See “Debt Securities—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a debt security on a constant yield method or as interest would be irrevocable.

However, market discount with respect to a debt security will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the debt security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.

See “REMICS—Taxation of Owners of REMIC Regular Interests—Original Issue Discount” above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on debt securities should accrue, at the securityholder’s option: (i) on the basis of a constant yield method, (ii) in the case of a debt security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the debt securities as of the beginning of the accrual period or (iii) in the case of a debt security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the debt security at the beginning of the accrual period. Moreover, the Prepayment Assumption that would be used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a debt security purchased at a discount in the secondary market.

If the debt securities provide for monthly payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, a holder of a debt security generally will be required to treat a portion of any gain on the sale or exchange of a debt security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code, a holder of a debt security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a debt security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A debt security purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a debt security may elect under Section 171 of the Code to amortize the premium under the constant yield method over the remaining term of the debt security. If made, such an election will apply to all debt instruments having amortizable debt security premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt security, rather than as a separate interest deduction. The OID Regulations also permit holders of debt securities to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See “—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a Prepayment Assumption in accruing market discount with respect to debt securities without regard to whether the debt securities have original issue discount) would also apply in amortizing debt security premium under Section 171 of the Code.

Realized Losses

Under Section 166 of the Code, both corporate and noncorporate holders of debt securities that acquire the debt securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their debt securities become wholly or partially worthless as the result of one or more realized losses on the mortgage loans, provided that the holder charges-off from its books an amount equal to the loss. However, a noncorporate holder that does not acquire a debt security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s debt security becomes wholly worthless and the loss will be characterized as a short-term capital loss.

Each holder of a debt security will be required to accrue interest and original issue discount with respect to the debt security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a debt security could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a debt security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Sales of Debt Securities

If a debt security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the debt security. The adjusted basis of a debt security generally will equal the cost of the debt security to the securityholder, increased by income reported by the securityholder with respect to the debt security (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any payments on the debt security received by the securityholder. Except as provided in the following paragraphs, any such gain or loss will be capital gain or loss, provided the debt security is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain recognized on the sale of a debt security by a seller who purchased the debt security at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the debt security was held by the holder, reduced by any market discount included in income under the rules described above under “—Market Discount.”

A portion of any gain from the sale of a debt security that might otherwise be capital gain may be treated as ordinary income to the extent that the debt security is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Backup Withholding and Information Reporting

The trustee will furnish to each beneficial owner of a debt security with each payment a statement setting forth the amount of the payment allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS to the extent required by law.

Payments of interest and principal, as well as payments of proceeds from the sale of debt securities, may be subject to the “backup withholding tax” under Section 3406 of the Code at the currently applicable rate if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax.

Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Indenture Trustee, on behalf of the issuer, will report to securityholders and to the IRS for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the debt securities.

Foreign Investors in Debt Securities

A securityholder that is not a “United States Person” (as defined below) and is not holding the debt security in connection with a United States trade or business generally will not be subject to United States federal income or withholding tax in respect of interest, including any accrued original issue discount, paid on the debt security; provided, that the securityholder complies to the extent necessary with certain identification requirements, including delivery of a statement (such as a properly executed IRS Form W-8BEN), signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder. If the securityholder does not qualify for the foregoing withholding exemption, payments of interest to such securityholder, including payments in respect of any accrued original issue discount, may be subject to withholding tax at the currently applicable rate, potentially subject to reduction under an applicable tax treaty.

The foregoing exemption does not apply to payments of interest, including payments of any accrued original issue discount, received by (1) a securityholder that owns directly or indirectly a 10% or greater interest in the issuer, (2) a “controlled foreign corporation” that is related to the issuer or (3) a bank making a loan in the ordinary course of its business. The foregoing exemption also does not apply in respect of persons residing within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion. Additionally, the foregoing exemption will not apply to exempt from taxation a United States shareholder of a “controlled foreign corporation” that owns a debt security on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

A securityholder that is not a United States Person but does hold the debt security in connection with a United States trade or business generally will not be subject to withholding tax in respect of interest, including any accrued original issue discount, paid on the debt security. Rather, in respect of the interest income that is effectively connected with the United States trade or business, including any accrued original issue discount, the securityholder will generally be subject to United States federal income tax at the graduated rates applicable to United States persons; provided, the securityholder delivers a written statement (such as a properly executed IRS Form W-8ECI) that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States and that such income is includable in such holder’s gross income for the taxable year. This statement must also include the name and address of the securityholder, the securityholder’s taxpayer identification number and the trade or business with respect to which the income is, or is expected to be, effectively connected.

Any gain realized on the sale, redemption, retirement or other taxable disposition of a debt security by a securityholder that is not a United States Person generally will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of an individual securityholder that is not a United States Person, the securityholder is not present in the United States for 183 days or more in the taxable year.

For purposes of the foregoing rules, “United States Person” means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust that was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States Person on August 20, 1996, may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

Securityholders who are not United States Persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a debt security.

New Withholding Regulations

The Treasury Department has issued new regulations (the “New Withholding Regulations”) that make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of

ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

Plan Asset Regulation

Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased certificates if assets of such trust were deemed to be “plan assets” of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor (the “Plan Asset Regulation”), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Plan Asset Regulation. For additional information regarding the equity or debt treatment of the notes or certificates, see “Certain ERISA Considerations” in the related prospectus supplement. Purchasers and transferees of the notes or certificates will be required to make certain representations, warranties and covenants as described under “Certain ERISA Considerations” in the related prospectus supplement.

Without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding and disposition of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the depositor, the master servicer, the owner trustee, the indenture trustee, the financial guaranty insurer, SG Americas, Inc., Société Générale or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 84-14, regarding transactions effected by “qualified professional asset managers”; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; and 96-23, regarding transactions effected by “in-house asset managers.” By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Benefit Plan; or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

A plan fiduciary considering the purchase of the notes or certificates on behalf of or with the plan assets of a Benefit Plan should consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The U.S. Department of Labor has issued individual prohibited transaction exemptions, any one of which is generally referred to herein as the “Exemption,” to certain underwriters. The Exemption provides relief from the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of a “Security,” which is defined as (1) a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an “Issuer” (as defined in the Exemption) which is a “Trust” (as defined in the Exemption) and which entitles the holder to payments of principal, interest and/or other payments with respect to the assets of such Issuer; or (2) a security which is denominated as a debt instrument that is issued by, and is an obligation of, an Issuer; with respect to which the “Underwriter” (as defined in the Exemption) is either (a) the sole underwriter or the co-manager of the underwriting syndicate, or (b) a selling or placement agent. Such Securities consist of certain secured consumer receivables, secured credit instruments and other obligations that meet the conditions and requirements of the Exemption.

Information about whether an Exemption may be available will be provided in the related prospectus supplement.

The Exemption will apply only if the general conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those plans which are participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

Among the conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale of Securities by Benefit Plans are the following:

(1)	The acquisition of Securities by a Benefit Plan is on terms (including the Security price) that are at least as favorable to a Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(2)	The rights and interests evidenced by the Securities acquired by a Benefit Plan are not subordinated to the rights and interests evidenced by other Securities of the same Issuer, unless the Securities (with an exception discussed below in Clause 4) are issued in a “Designated Transaction,” which means a securitization transaction in which the assets of the Issuer consist of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount and are home equity and/or manufactured housing consumer receivables; and/or single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein;

(3)	The Securities acquired by a Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or, with an exception discussed below in Clause 4, in the case of Designated Transactions, four) highest generic rating categories from any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., or any successors thereto, each a “Rating Agency”;

(4)	The receivables are fully secured, except for residential and home equity loan receivables issued in Designated Transactions if:

(i)	The loan-to-value ratio (where the loan amount equals the sum of (I) the outstanding principal balance due under the obligation which is held by the Issuer and (II) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the Issuer) which are secured by the same collateral) does not exceed 125%;

(ii)	Such Securities acquired by a Benefit Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(iii)	The rights and interests evidenced by the Securities in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Issuer;

(5)	The “Trustee” (as defined in the Exemption) is not an “Affiliate” (as defined in the Exemption) of any other member of the “Restricted Group” (as defined in the Exemption) other than an Underwriter;

(6)	The sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of Securities represents not more than “Reasonable Compensation” (as defined in the Exemption) for underwriting or placing the Securities; the sum of all payments made to and retained by the “Sponsor” (as defined in the Exemption) pursuant to the assignment of obligations (or interests therein) to the Issuer represents not more than the fair market value of such obligations (or interests); and the sum of all payments made to and retained by the “Servicer” (as defined in the Exemption) represents not more than Reasonable Compensation for the Servicer’s services under the “Pooling and Servicing Agreement” (as defined in the Exemption) and reimbursement of the Servicer’s reasonable expenses in connection therewith;

(7)	A Benefit Plan investing in such Securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

(8)	The legal documents establishing the Issuer contain restrictions (as described in the Exemption) necessary to ensure that the Issuer’s assets may not be reached by the Sponsor’s creditors in the event of the Sponsor’s bankruptcy or insolvency; the Pooling and Servicing Agreement and/or other agreements establishing the contractual relationships between the parties to the securitization transaction prohibit all parties from filing an involuntary bankruptcy petition against the Issuer or initiating any other form of insolvency proceeding until after the Securities have been paid; and, prior to issuance by the Issuer of any Securities, a legal opinion is received which states that either (a) a “true sale” of the assets being transferred to the Issuer by the Sponsor has occurred and that such transfer is not being made pursuant to a financing of assets by the Sponsor, or (b) in the event of the Sponsor’s insolvency or receivership, the assets transferred to the Issuer will not be part of the Sponsor’s estate;

(9)	The Issuer satisfies the following requirements:

(a)	The corpus of the Issuer consists solely of assets of the type which have been included in other investment pools;

(b)	Securities evidencing interests in such other investment pools have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency for at least one year prior to a Benefit Plan’s acquisition of the Securities pursuant to the Exemption; and

(c)	Securities evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of Securities pursuant to the Exemption.

(10)	Prior to the issuance of any debt securities, a legal opinion is received which states that the debt holders have a perfected security interest in the Issuer’s assets.

(11)	If a particular class of Securities held by any Benefit Plan involves a “Ratings Dependent Swap” (as defined herein) or a “Non-Ratings Dependent Swap” (as defined herein) entered into by the Issuer, then each particular swap transaction relating to such Securities must satisfy the following conditions:

(a)	The swap transaction is an “Eligible Swap,” which means a Ratings Dependent Swap or Non-Ratings Dependent Swap:

(i)	Which is dominated in U.S. dollars;

(ii)

Pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g.,

LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(iii)	Which has a notional amount that does not exceed either:

(I)	The principal balance of the class of Securities to which the swap relates; or

(II)	The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).

(iv)	Which is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates designated above in Clause (11)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);

(v)	Which has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of Securities are fully repaid; and

(vi)	Which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (11)(a)(i)–(iv) without the consent of the Trustee.

(b)	The swap transaction is with an “Eligible Swap Counterparty,” which means a bank or other financial institution which has a rating, at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the Exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency, and provided further that if the class of Securities with which the swap is associated has a final maturity date of more than one year from the date of issuance of the Securities, and such swap is a Ratings Dependent swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty;

(c)	Any class of Securities, to which one or more swap agreements entered into by the Issuer applies, may be acquired only by a “Qualified Plan Investor,” which means a Benefit Plan investor or group of Benefit Plan investors on whose behalf the decision to purchase Securities is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the Issuer and the effect such swap would have upon the credit ratings of the Securities. For purposes of the Exemption, such a fiduciary is either:

(i)	A “qualified professional asset manager” (“QPAM”), as defined under Prohibited Transaction Exemption (“PTE”) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);

(ii)	An “in-house asset manager” as defined under PTE 96-23; or

(iii)	A Benefit Plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the of the acquisition of such Securities.

(d)	In the case of a “Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by any Benefit Plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer (as agent for the Trustee) must, within the period specified under the Pooling and Servicing Agreement:

(i)	Obtain a replacement swap agreement with an Eligible Swap Counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(ii)	Cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced.

(e)	In the case of a “Non-Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by a Benefit Plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (11)(b), the Servicer (as agent for the Trustee) must, within a specified period after such rating withdrawal or reduction:

(i)	Obtain a replacement swap agreement with an Eligible Swap Counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(ii)	Cause the swap counterparty to post collateral with the Trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(iii)	Terminate the swap agreement in accordance with its terms.

With respect to a Non-Ratings Dependent Swap, each Rating Agency rating the Securities must confirm, as of the date of issuance of the Securities by the Issuer, that entering into an Eligible Swap with such counterparty will not affect the rating of the Securities.

(f)	The swap transaction does not require the Issuer to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from “Excess Spread” (as defined in the Exemption) or other amounts that would otherwise be payable to the Servicer or the Sponsor.

(12)	If a particular class of securities held by any Benefit Plan involves a yield supplement agreement entered into by the Issuer, then each particular yield supplement transaction relating to such Securities must satisfy the following conditions:

(a)	The yield supplement transaction is an “Eligible Yield Supplement Agreement,” which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the Issuer, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:

(i)	It is denominated in U.S. dollars;

(ii)	The Issuer receives on, or immediately prior to the respective payment date for the Securities covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the Issuer receiving payments on at least a quarterly basis;

(iii)	It is not “leveraged,” as described above in Clause (11)(a)(iv);

(iv)	It does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clauses (12)(a)(i)–(iii) without the consent of the Trustee;

(v)	It is entered into by the Issuer with an Eligible Swap Counterparty; and

(vi)	It has a notional amount that does not exceed either:

(I)	The principal balance of the class of Securities to which such agreement or arrangement relates; or

(II)	The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).

Furthermore, if the related prospectus supplement provides that the property of the Issuer will include a “Pre-Funding Account” (as defined in the Exemption), certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Securities by a Benefit Plan.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with (1) the direct or indirect sale, exchange or transfer, (2) the direct or indirect acquisition or disposition and (3) the continued holding of Securities acquired by a Benefit Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” (as defined in the Exemption) by any person who has discretionary authority or renders investment advice with respect to that Excluded Plan.

If general conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the following:

(1)	The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the Securities is:

(a)	An “Obligor” (as defined in the Exemption) with respect to 5% or less of the fair market value of the obligations or receivables contained in the Issuer; or

(b)	An Affiliate of an Obligor; if:

(i)	The Benefit Plan is not an Excluded Plan;

(ii)	Solely in the case of an acquisition of Securities in connection with the initial issuance of the Securities, at least 50% percent of each class of Securities in which Benefit Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% percent of the aggregate interest in the Issuer is acquired by persons independent of the Restricted Group;

(iii)	A Benefit Plan’s investment in each class of Securities does not exceed 25% percent of all of the Securities of that class outstanding at the time of the acquisition; and

(iv)	Immediately after the acquisition of the Securities, no more than 25% percent of the assets of a Benefit Plan with respect to which the person has discretionary authority or renders investment advice are invested in Securities representing an interest in an Issuer containing assets sold or serviced by the same entity.

(2)	The direct or indirect acquisition or disposition of Securities by a Benefit Plan in the secondary market for such Securities; and

(3)	The continued holding of Securities by a Benefit Plan.

Additionally, if general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of an Issuer, including the use of any Eligible Swap transaction, provided that:

(1)	Such transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement; and

(2)	The Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus or applicable prospectus supplement provided to, investing Benefit Plans before they purchase Securities offered by the Issuer.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or disqualified person (including a fiduciary) with respect to a Benefit Plan by virtue of providing services to the Benefit Plan or by virtue of having a specified relationship to such service provider, solely because of a Benefit Plan’s ownership of Securities.

Before purchasing a note or certificate on behalf of or with plan assets of a Benefit Plan, a plan fiduciary should itself confirm that such note or certificate constitutes a “Security” for purposes of the Exemption and that the general conditions and the other requirements described above and in the Exemption would be satisfied with respect to such note or certificate. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any notes or certificates on behalf of or with plan assets of a Benefit Plan.

Each purchaser that is a Benefit Plan or that is investing on behalf of or with plan assets of a Benefit Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. In addition, each prospective purchaser of the notes or certificates in reliance on the Exemption should consider the possibility that the rating of such notes or certificates may change during the period such notes or certificates are held. If the rating were to decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the notes or certificates could no longer be transferred to a Benefit Plan in reliance on the Exemption. If the ratings decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the notes or certificates on behalf of or with plan assets of a Benefit Plan, or (2) it is an insurance company purchasing the notes or certificates with the assets from its general account (within the meaning of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

For more information, including whether an Exemption may be available to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the related prospectus supplement.

Consultation With Counsel

Any plan fiduciary considering the purchase of the notes or certificates on behalf of or with plan assets of a Benefit Plan should consult with its counsel with respect to whether a trust will be deemed to hold plan assets, the applicability of the Exemption or another exemption from the prohibited transaction rules and determine on its own whether all the conditions have been satisfied, and whether the notes or certificates are an appropriate investment for a Benefit Plan under ERISA or the Code.

LEGAL INVESTMENT MATTERS

Each class of securities offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the related prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities,” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute “mortgage related securities” for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The related prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the securities.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of securities will be listed on the cover of the related prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The related prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

This prospectus and the applicable prospectus supplement may also be used by SG Americas Securities, LLC or SG Cowen & Co., each an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which any of SG Americas Securities, LLC or SG Cowen & Co. may act as principal. Sales will be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York, as specified in the related prospectus supplement.

FINANCIAL INFORMATION

The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor’s only obligations with respect to a series of securities will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov).

Copies of Ginnie Mae’s information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac’s most recent offering circular for Freddie Mac Certificates, Freddie Mac’s information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae’s most recent prospectus for Fannie Mae Certificates and Fannie Mae’s annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae’s information statements or annual reports, Freddie Mac’s offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae’s prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information described therein.

REPORTS TO SECURITYHOLDERS

Monthly reports which contain information concerning the trust fund for a series of securities will be sent by or on behalf of the master servicer, the Administrator or the trustee to each holder of record of the securities of the related series. See “Description of the Securities—Reports to Securityholders.” Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of securities as are required under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of securities include an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to SG Mortgage Securities, LLC, 1221 Avenue of the Americas, New York, NY 10020, or by telephone at (212) 278-6000.

GLOSSARY

1998 Policy Statement—The revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

Administrator—In addition to or in lieu of the master servicer for a series of certificates or notes, the related prospectus supplement may identify an Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Administrator may be an affiliate of the depositor or the master servicer.

Advance—As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Affiliated Seller—With respect to any series of securities, an affiliate of the depositor which sells directly to the depositor mortgage loans and contracts obtained from unaffiliated sellers.

Agency Securities—Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities. Unless otherwise set forth in the related prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the related prospectus supplement.

Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans—Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the related prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

Bankruptcy Amount—The amount of Bankruptcy Losses that may be borne solely by the subordinate securities of the related series.

Bankruptcy Losses—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Buy-Down Account—As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

Buy-Down Funds—As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

Buy-Down Mortgage Loan—A mortgage loan subject to a temporary buy-down plan.

Buy-Down Period—The early years of the term of a Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

Call Class—A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Call Security—Any security evidencing an interest in a Call Class.

Compensating Interest—For any mortgage loan or contract that prepaid in full and, if stated in the related prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee and Spread, if any, for that mortgage loan or contract from the date of the prepayment to the next date on which a monthly payment on the related mortgage loan would have been due.

Convertible Mortgage Loan—ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note for a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodial Account—The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

Debt Service Reduction—Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Loss—A Realized Loss attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

Deficient Valuation—In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the first and junior lien mortgage loans or contracts and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

Designated Seller Transaction—A transaction in which the mortgage loans are provided directly to the depositor by an unaffiliated mortgage collateral seller described in the related prospectus supplement.

Disqualified Organization—For these purposes means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code,

•	an “electing large partnership” (as described in Section 775 of the Code), or

•	any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

Distribution Amount—As to a class of securities for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

•	any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

•	any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

•	Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the related prospectus supplement.

Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the related prospectus supplement.

Eligible Account—An account acceptable to the applicable rating agency.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

Extraordinary Loss—A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

Fraud Loss Amount—The amount of Fraud Losses that may be borne solely by the subordinate securities of the related series.

Fraud Losses—A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

Funding Account—An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

GAAP—Generally accepted accounting principles.

GPM Loan—A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

Gross Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

Homeownership Act Loans—Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

Insurance Proceeds—Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

Interest Only Loans—Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

IRS—Internal Revenue Service.

Issue Premium—As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

Liquidated Contract—A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidated Mortgage Loan—A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds—Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

Mixed-Use Property—Mortgaged property on which a mixed-use – residential and commercial – structure is located.

Net Mortgage Rate—As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

Nonrecoverable Advance—Any Advance or Servicing Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Note Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

Pass-Through Entity—Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Payment Account—An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the mortgage loans evidenced by each series of securities.

Permitted Investments—United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

Prepayment Interest Shortfall—For a mortgage loan that is subject to a mortgagor prepayment, the amount that equals the difference between a full month’s interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

Principal Prepayments—Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Realized Loss— As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a Monthly Payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

REMIC—A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REO Contract—A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

REO Mortgage Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

Revolving Credit Line Loan—A revolving home equity loan or balance of such home equity loan.

Servicing Advances—Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the subordinate securities of the related series.

Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

Special Servicer—A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

Spread—A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

Stated Principal Balance— As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any securities before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

Subordinate Amount—A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate securities as set forth in the related prospectus supplement.

Subsequent Recoveries— Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Subservicing Account—An account established and maintained by a subservicer which meets the applicable underwriting standards and is otherwise acceptable to the master servicer.

Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

$493,127,000 (Approximate)

SG Mortgage Securities Trust 2005-OPT1

SG Mortgage Securities, LLC

Depositor

Option One Mortgage Corporation

Servicer

Asset-Backed Certificates,

Series 2005-OPT1

PROSPECTUS SUPPLEMENT

Bear, Stearns & Co. Inc.	SG Corporate & Investment Banking

(Joint Lead Managers)

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the Asset-Backed Certificates, Series 2005-OPT1 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2005-OPT1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, Series 2005-OPT1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

November 3, 2005